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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 28, 2002

                                 $225,460,487.91

                 Mortgage Asset-Backed Pass-Through Certificates

                                  Series 2002-1





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                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...................................................
Section 1.02  Acts of Holders...............................................
Section 1.03  Effect of Headings and Table of Contents......................
Section 1.04  Benefits of Agreement.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by Custodian.......................................
Section 2.03  Representations and Warranties of the Master Servicer
                and the Seller..............................................
Section 2.04  Execution and Delivery of Certificates........................
Section 2.05  Designation of Certificates; Designation of Startup Day
                and Latest Possible Maturity Date...........................
Section 2.06  Optional Substitution of Mortgage Loans.......................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account...........................................
Section 3.02  Permitted Withdrawals from the Certificate Account............
Section 3.03  Advances by Master Servicer and Trustee.......................
Section 3.04  Custodian to Cooperate;
               Release of Owner Mortgage Loan Files.........................
Section 3.05  Reports to the Trustee; Annual Compliance Statements..........
Section 3.06  Title, Management and Disposition of Any REO Mortgage Loan....
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions..........................
Section 3.08  Oversight of Servicing........................................
Section 3.09  Termination and Substitution of Servicing Agreements..........
Section 3.10  Application of Net Liquidation Proceeds.......................
Section 3.11  Act Reports...................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions.................................................
Section 4.02  Allocation of Realized Losses.................................
Section 4.03  Paying Agent..................................................
Section 4.04  Statements to Certificateholders;
               Report to the Trustee and the Seller.........................
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
                and Actions of Master Servicer..............................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..............................................
Section 5.02  Registration of Certificates..................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.04  Persons Deemed Owners.........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.....
Section 5.06  Maintenance of Office or Agency...............................
Section 5.07  Definitive Certificates.......................................
Section 5.08  Notices to Clearing Agency....................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer...............
Section 6.02  Merger or Consolidation of the Seller or the Master Servicer..
Section 6.03  Limitation on Liability of the Seller, the Master Servicer
                and Others..................................................
Section 6.04  Resignation of the Master Servicer............................
Section 6.05  Compensation to the Master Servicer...........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer.........
Section 6.07  Indemnification of Trustee and Seller by Master Servicer......


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default.............................................
Section 7.02  Other Remedies of Trustee.....................................
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default....................
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default....................
Section 7.05  Trustee to Act; Appointment of Successor......................
Section 7.06  Notification to Certificateholders............................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.............................................
Section 8.02  Certain Matters Affecting the Trustee.........................
Section 8.03  Trustee Not Required to Make Investigation....................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 8.05  Trustee May Own Certificates..................................
Section 8.06  The Master Servicer to Pay Fees and Expenses..................
Section 8.07  Eligibility Requirements......................................
Section 8.08  Resignation and Removal.......................................
Section 8.09  Successor.....................................................
Section 8.10  Merger or Consolidation.......................................
Section 8.11  Authenticating Agent..........................................
Section 8.12  Separate Trustees and Co-Trustees.............................
Section 8.13  Tax Matters; Compliance with REMIC Provisions.................
Section 8.14  Monthly Advances..............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.......................................
Section 9.02  Additional Termination Requirements...........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment....................................................
Section 10.02  Recordation of Agreement.....................................
Section 10.03  Limitation on Rights of Certificateholders...................
Section 10.04  Governing Law; Jurisdiction..................................
Section 10.05  Notices......................................................
Section 10.06  Severability of Provisions...................................
Section 10.07  Special Notices to Rating Agencies...........................
Section 10.08  Covenant of Seller...........................................
Section 10.09  Recharacterization...........................................


                                    ARTICLE XI

                              TERMS FOR CERTIFICATES

Section 11.01  Cut-Off Date.................................................
Section 11.02  Cut-Off Date Aggregate Principal Balance.....................
Section 11.03  Original Group I-A Percentage................................
Section 11.04  Original Group II-A Percentage...............................
Section 11.05  Original Principal Balances of the Classes
                 of Class A Certificates....................................
Section 11.06  Original Aggregate Non-PO Principal Balance..................
Section 11.07  Original Aggregate Percentages...............................
Section 11.07  (a)  Original Aggregate Subordinate Percentage...............
Section 11.07  (b)  Original Aggregate Class A Percentage...................
Section 11.08  Original Class B Principal Balance...........................
Section 11.09  Original Principal Balances of the Classes of
                 Class B Certificates.......................................
Section 11.10  Original Class B-1 Fractional Interest.......................
Section 11.11  Original Class B-2 Fractional Interest.......................
Section 11.12  Original Class B-3 Fractional Interest.......................
Section 11.13  Original Class B-4 Fractional Interest.......................
Section 11.14  Original Class B-5 Fractional Interest.......................
Section 11.15  Closing Date.................................................
Section 11.16  Right to Purchase............................................
Section 11.17  Wire Transfer Eligibility....................................
Section 11.18  Single Certificate...........................................
Section 11.19  Servicing Fee Rate...........................................
Section 11.20  Master Servicing Fee Rate....................................

                                    EXHIBITS
                                    --------


EXHIBIT A-I-A-1     -     Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-R     -     Form of Face of Class I-A-R Certificate
EXHIBIT A-II-A-1    -     Form of Face of Class II-A-1 Certificate
EXHIBIT A-A-PO      -     Form of Face of Class A-PO Certificate
EXHIBIT B-1         -     Form of Face of Class B-1 Certificate
EXHIBIT B-2         -     Form of Face of Class B-2 Certificate
EXHIBIT B-3         -     Form of Face of Class B-3 Certificate
EXHIBIT B-4         -     Form of Face of Class B-4 Certificate
EXHIBIT B-5         -     Form of Face of Class B-5 Certificate
EXHIBIT B-6         -     Form of Face of Class B-6 Certificate
EXHIBIT C           -     Form of Reverse of Series 2002-1 Certificates
EXHIBIT D           -     Reserved
EXHIBIT E           -     Custodial Agreement
EXHIBIT F-1A        -     Schedule of Type 1 Mortgage Loans in Loan Group I
EXHIBIT F-1B        -     Schedule of Type 1 Mortgage Loans in Loan Group II
EXHIBIT F-2A        -     Schedule of Type 2 Mortgage Loans in Loan Group I
EXHIBIT F-2B        -     Schedule of Type 2 Mortgage Loans in Loan Group II
EXHIBIT F-3A        -     Schedule of Other Servicer Mortgage Loans in Group I
EXHIBIT F-3B        -     Schedule of Other Servicer Mortgage Loans in Group II
EXHIBIT G           -     Request for Release
EXHIBIT H           -     Affidavit Pursuant to Section 860E(e)(4) of the
                          Internal Revenue Code of 1986, as amended, and for
                          Non-ERISA Investors
EXHIBIT I           -     Letter from Transferor of Residual Certificates
EXHIBIT J           -     Transferee's Letter (Class [B-4] [B-5] [B-6]
                          Certificates)
EXHIBIT K           -     Reserved
EXHIBIT L           -     Servicing Agreements
EXHIBIT M           -     Form of Special Servicing Agreement
EXHIBIT N           -     Form of Initial Certification of the Custodian
EXHIBIT O           -     Form of Final Certification of the Custodian
SCHEDULE I          -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of August 28, 2002 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee.


                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01      DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Additional Collateral: The Additional Collateral, as defined in the Cendant Servicing Agreement.

            Additional Collateral Mortgage Loans: The Additional Collateral Mortgage Loans, as defined in the Cendant Servicing Agreement.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date and (ii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount and Group II Adjusted Pool Amount.

            Aggregate Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance and Group II-A Principal Balance.

            Aggregate Class A Percentage: As to any Distribution Date, the percentage obtained by dividing (i) the sum of the Group I-A Non-PO Principal Balance and the Group II-A Non-PO Principal Balance by (ii) the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Aggregate Non-PO Principal Balance: As of any Determination Date, the sum of the Group I-A Non-PO Principal Balance, the Group II-A Non-PO Principal Balance and the Class B Principal Balance as of such date.

            Aggregate Subordinate Percentage: As to any Determination Date, the Class B Principal Balance divided by the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Apportioned Class B Principal Distribution Amount: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount less the amount, if any, that would have been distributable to such Class pursuant to Section 4.01(a)(ii) that is used to pay the Class A-PO Deferred Amounts as provided in Paragraph fourth of Section 4.01(a)(i) and (ii) the Apportionment Fraction for such Class.

            Apportionment Fraction: As to any Class of Class B Certificates and any Distribution Date occurring prior to the Subordination Depletion Date and
(i) on or after the Distribution Date on which the Principal Balances of the Group I-A Certificates have been reduced to zero, a fraction, the numerator of which is the applicable Class B Loan Group I Optimal Principal Amount and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto or (ii) on or after the Distribution Date on which the Principal Balances of the Group II-A Certificates have been reduced to zero, a fraction, the numerator of which is the applicable Class B Loan Group II Optimal Principal Amount and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bank United Mortgage Loan Sale Agreement: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller and Wells Fargo Funding, Inc., as purchaser.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class II-A-1 Certificates, Class A-PO Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Cendant Servicing Agreement: The Servicing Agreement, dated April 1, 1998, between Cendant Mortgage Corporation (as successor to Merrill Lynch Credit Corporation), as servicer, and WFHM, as owner.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, Wachovia Bank, National Association; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any of the Group I-A Certificates or Group II-A Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Component: Each of the Class I-A-PO Component or Class II-A-PO Component.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date and any Class A-PO Component, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amount for the related Group for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates with respect to such Class A-PO Component on such prior Distribution Dates pursuant to Paragraph third clause (A) or clause (B), as applicable, of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan in the related Loan Group which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan and (B) the sum of (x) the sum of such Class A-PO Component's PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates with respect to such Class A-PO Component on prior Distribution Dates pursuant to Paragraph fourth clause (A) or clause (B), as applicable, of
Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class A-PO Deferred Amount for each Class A-PO Component will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

            Class I-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Class I-A-PO Recovery for such Distribution Date.

            Class I-A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for the Class I-A-PO Component for such Distribution Date (calculated without regard to the Class I-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group I Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the amount of the Recovery with respect to such Group I Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class I-A-R Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

            Class I-A-R Certificateholder: The registered holder of a Class I-A-R Certificate.

            Class II-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

            Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

            Class II-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group II Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Class II-A-PO Recovery for such Distribution Date.

            Class II-A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for the Class II-A-PO Component for such Distribution Date (calculated without regard to the Class II-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group II Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the amount of the Recovery with respect to such Group II Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount and (b) the Group II-A Interest Accrual Amount (determined, in each case, without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class A Pass-Through Rate: As to the Class I-A-1, Class I-A-R and Class II-A-1 Certificates, 6.250% per annum. The Class A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loan Group I Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

            Class B Loan Group II Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

            Class B Loan Group Optimal Principal Amount: Any of the Class B Loan Group I Optimal Principal Amount or Class B Loan Group II Optimal Principal Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: As to any Distribution Date, 6.250% per annum.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Principal Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs first, second and third of Section 4.01(a)(ii).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(ii).

            Class B-1 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-1 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-1 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-1 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-1 Prepayment Percentage or Group II Class B-1 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates
(A) pursuant to Paragraph third of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

            Class B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraph third of Section 4.01(a)(ii).

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(ii).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs fourth, fifth and sixth of Section 4.01(a)(ii).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph fourth of Section 4.01(a)(ii).

            Class B-2 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-2 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-2 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-2 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-2 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates
(A) pursuant to Paragraph sixth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraph sixth of Section 4.01(a)(ii).

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph fifth of Section 4.01(a)(ii).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs seventh, eighth and ninth of Section 4.01(a)(ii).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph seventh of Section 4.01(a)(ii).

            Class B-3 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-3 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-3 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-3 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-3 Prepayment Percentage or Group II Class B-3 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates
(A) pursuant to Paragraph ninth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraph ninth of Section 4.01(a)(ii).

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph eighth of Section 4.01(a)(ii).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs tenth, eleventh, and twelfth of Section 4.01(a)(ii).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(ii).

            Class B-4 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-4 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-4 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-4 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-4 Prepayment Percentage or Group II Class B-4 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates
(A) pursuant to Paragraph twelfth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraph twelfth of Section 4.01(a)(ii).

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eleventh of Section 4.01(a)(ii).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs thirteenth, fourteenth, and fifteenth of Section 4.01(a)(ii).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph thirteenth of Section 4.01(a)(ii).

            Class B-5 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-5 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-5 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-5 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending prior to the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (iv) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending prior to the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-5 Prepayment Percentage or Group II Class B-5 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates
(A) pursuant to Paragraph fifteenth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraph fifteenth of Section 4.01(a)(ii).

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph fourteenth of Section 4.01(a)(ii).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a)(ii).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph sixteenth of Section 4.01(a)(ii).

            Class B-6 Loan Group I Optimal Principal Amount: As to any Distribution Date, the Class B-6 Optimal Principal Amount calculated only with respect to Group I Mortgage Loans and without regard to the proviso thereto.

            Class B-6 Loan Group II Optimal Principal Amount: As to any Distribution Date, the Class B-6 Optimal Principal Amount calculated only with respect to Group II Mortgage Loans and without regard to the proviso thereto.

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I Class B-6 Prepayment Percentage or Group II Class B-6 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date.

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(ii); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraph eighteenth of Section 4.01(a)(ii).

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph seventeenth of Section 4.01(a)(ii).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.15.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

            Component: The Class I-A-PO Component or Class II-A-PO Component.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph first clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph first clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a)(ii) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Curtailment Interest Shortfall: On any Distribution Date with respect to a Group I or Group II Mortgage Loan which was the subject of a
Curtailment:

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Curtailment is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Curtailment is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Curtailment is received.

            Custodial Agreement: The Custodial Agreement, dated as of August 28, 2002, among the Custodian, the Seller, the Master Servicer and the Trustee, which is attached hereto as Exhibit E, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Wells Fargo Bank Minnesota, National Association, or its successor in interest under the Custodial Agreement.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Group I Discount Mortgage Loan or Group II Discount Mortgage Loan.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (ix) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Class A Certificates and Class B Certificates is September 25, 2032, which corresponds to the "latest possible maturity date" for purposes of
Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch: Fitch Ratings, or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.250%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of the rates described in clauses (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.250%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Group:  The Group I or Group II.

            Group I:  The Group I-A Certificates and Class I-A-PO Component.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group I Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Class B Percentage: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

            Group I Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Percentage for such Distribution Date will be zero.

            Group I Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Percentage for such Distribution Date will be zero.

            Group I Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Percentage for such Distribution Date will be zero.

            Group I Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Percentage for such Distribution Date will be zero.

            Group I Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Percentage for such Distribution Date will be zero.

            Group I Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group I Discount Mortgage Loan: A Group I Mortgage Loan with a Net Mortgage Interest Rate of less than 6.250%.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1A, F-2 and F-3A attached hereto.

            Group I Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates, Class I-A-PO Component and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits in respect of Group I Mortgage Loans;

            (k) Month End Interest in respect of Group I Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans.

            Group I Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balance of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group II: The Group II-A Certificates and Class II-A-PO Component.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group II Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Class B Percentage: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

            Group II Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Percentage for such Distribution Date will be zero.

            Group II Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Percentage for such Distribution Date will be zero.

            Group II Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Percentage for such Distribution Date will be zero.

            Group II Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Percentage for such Distribution Date will be zero.

            Group II Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Percentage for such Distribution Date will be zero.

            Group II Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group II Discount Mortgage Loan: A Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 6.250%.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibits F-1B and F-3B attached hereto.

            Group II Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates, Class II-A-PO Component and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

                  (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                  (j) Liquidation Profits in respect of Group II Mortgage Loans;

                  (k) Month End Interest in respect of Group II Mortgage Loans; and

                  (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans.

            Group II Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balance of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group I-A Certificate: Any Class I-A-1 or Class I-A-R Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates, the amount distributable to such Class of Group I-A Certificates pursuant to Paragraphs first clause (A), second clause (A) and third clause (A)(1) of Section 4.01(a)(i). As to any Distribution Date and the Class I-A-PO Component, the amount distributable to the Class A-PO Certificates with respect to the Class I-A-PO Component pursuant to Paragraphs third clause
(A)(2) and fourth clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (A) of Section 4.01(a)(i).

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to the Group I-A Non-PO Principal Balance.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount,
(ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Non-PO Optimal Principal Amount.

            Group I-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I-A Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Group I-A Non-PO Principal Balance: As of any date, an amount equal to the Group I-A Principal Balance less the Principal Balance of the Class I-A-PO Component.

            Group I-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph third clause (A)(1) of Section 4.01(a)(i).

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in August 2007, 100%. As to any Distribution Date subsequent to August 2007 to and including the Distribution Date in August 2008, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2008 to and including the Distribution Date in August 2009, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2009 to and including the Distribution Date in August 2010, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2010 to and including the Distribution Date in August 2011, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2011, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Aggregate Class A Percentage as of any Distribution Date is greater than the Original Aggregate Class A Percentage, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the August preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group II-A Prepayment Percentage" shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2007 and August 2008 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2008 and August 2009,
(3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2009 and August 2010, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2010 and August 2011, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after September 2011. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group I-A Certificates and the Class I-A-PO Component.

            Group II-A Certificate: Any Class II-A-1 Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates, the amount distributable to such Class of Group II-A Certificates pursuant to Paragraphs first clause (B), second clause
(B) and third clause (B)(1) of Section 4.01(a)(i). As to any Distribution Date and the Class II-A-PO Component, the amount distributable to the Class A-PO Certificates with respect to the Class II-A-PO Component pursuant to Paragraphs third clause (B)(2) and fourth clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (B) of Section 4.01(a)(i).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount,
(ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

            Group II-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group II-A Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Group II-A Non-PO Principal Balance: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Component.

            Group II-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph third clause (B)(1) of Section 4.01(a)(i).

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in August 2007, 100%. As to any Distribution Date subsequent to August 2007 to and including the Distribution Date in August 2008, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2008 to and including the Distribution Date in August 2009, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2009 to and including the Distribution Date in August 2010, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2010 to and including the Distribution Date in August 2011, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2011, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Aggregate Class A Percentage as of any Distribution Date is greater than the Original Aggregate Class A Percentage, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the August preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group I-A Prepayment Percentage" shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2007 and August 2008
(2) 35% of the Class B Principal Balance if such Distribution Date occurs between and including September 2008 and August 2009, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2009 and August 2010, (4) 45% of the Class B Principal Balance if such Distribution Date occurs between and including September 2010 and August 2011, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after September 2011. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A-1 Certificates and the Class II-A-PO Component.

            Group A Non-PO Principal Balance: Any of the Group I-A Non-PO Principal Balance and Group II-A Non-PO Principal Balance.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates, (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus
(ii) the sum of (A) the Group I-A Interest Percentage or Group II-A Interest Percentage of such Class of the interest portion of any Realized Losses allocated to the Group I-A Certificates or to the Group II-A Certificates, as applicable, on or after the Subordination Depletion Date pursuant to Section 4.02(c) and (B) the Class A Interest Percentage of such Class of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Class A Certificates with respect to such Distribution Date. The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Class B Certificates with respect to such Distribution Date with respect to such Distribution Date.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group: Any of Loan Group I or Loan Group II.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.20.

            MERS:  As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement, dated as of April 1, 1998, between Merrill Lynch Credit Corporation, as seller, and Wells Fargo Funding, Inc., as purchaser.

            Month End Interest: As defined in each Servicing Agreement or with respect to the Cendant Servicing Agreement, the amount defined as "Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage 100sm Pledge Agreement: As defined in the Cendant Servicing Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of August 28, 2002 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A, F-1B, F-2A, F-2B, F-3A and F-3B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

             (i)  the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

           (iii)  the type of property;

            (iv)  the Mortgage Interest Rate;

             (v)  the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

           (vii)  the original number of months to maturity;

          (viii)  the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

             (x)  the Loan-to-Value Ratio at origination;

            (xi)  whether such Mortgage Loan is a Subsidy Loan;

           (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii)  the applicable Servicing Fee Rate;

           (xiv)  the Master Servicing Fee Rate;

            (xv)  Fixed Retained Yield Rate, if applicable; and

            (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.19 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.20 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Group I or Group II Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.250%.

            Non-PO Recovery: As to any Distribution Date and each Loan Group, the amount of all Recoveries for Group I Mortgage Loans or Group II Mortgage Loans, as applicable, received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date and (ii) Curtailment Interest Shortfalls with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the sum of the Group I-A Non-PO Principal Balance and Group II-A Non-PO Principal Balance by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(f).

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Aggregate Class A Percentage: The Aggregate Class A Percentage as of the Cut-Off Date as set forth in Section 11.07(b).

            Original Aggregate Non-PO Principal Balance: The Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Section 11.06.

            Original Aggregate Subordinate Percentage: The Aggregate Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.07(a).

            Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

            Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.08.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.10.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.11.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.12.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.13.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.14.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.09.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-3A hereto and any of the Group II Mortgage Loans identified in Exhibit F-3B hereto, as such Exhibits may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements (or in the case of each Mortgage Loan serviced by Bank United, the documents specified in the Bank United Mortgage Loan Sale Agreement and in the case of each Mortgage Loan serviced by Cendant Mortgage Corporation, the documents specified in the MLCC Mortgage Loan Purchase Agreement) under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Parent Power(R)Guaranty Agreement for Real Estate: As defined in the Cendant Servicing Agreement.

            Parent Power(R)Guaranty and Security Agreement for Securities
Account: As defined in the Cendant Servicing Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            PO Recoveries: Either of the Class I-A-PO Recoveries or the Class II-A-PO Recoveries.

            Pool Balance (Non-PO Portion): Any of the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion).

            Pool Scheduled Principal Balance: The sum of the Group I Pool Scheduled Principal Balance and Group II Pool Scheduled Principal Balance.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates of a Group, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third Clauses (A)(1) and (B)(1) of
Section 4.01(a)(i), as applicable, (ii) pursuant to clause (iii) of Section 4.01(b), and (iii) as a result of a Principal Adjustment. After the Subordination Depletion Date, each such Principal Balance will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the difference, if any, between (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable, for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the Subordination Depletion Date and as to the Class I-A-PO and Class II-A-PO Components, the Original Principal Balance of such Component less the sum of all amounts previously distributed in respect of the Class A-PO Certificates with respect to such Class A-PO Component on prior Distribution Dates pursuant to Paragraphs third Clauses (A)(2) and (B)(2), as applicable, and fourth clause (A) and (B), as applicable, of Section 4.01(a)(i). After the Subordination Depletion Date, the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            The Principal Balance of the Class A-PO Certificates will equal the sum of the Principal Balances of the Class A-PO Components.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third Clauses (A)(1) or (B)(1) of Section 4.01(a)(i), Paragraph third Clauses (A)(2) or (B)(2) of Section 4.01(a)(i), or Paragraphs third, sixth, ninth, twelfth, fifteenth or eighteenth of Section 4.01(a)(ii).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated August 26, 2002 as supplemented by the prospectus supplement dated August 26, 2002, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are S&P and Fitch. The Rating Agency for the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1 in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and S&P, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relief Act Shortfall: Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended , or comparable state legislation. Any Relief Act Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the sum of the Group I-A Non-PO Principal Balance and Group II-A Non-PO Principal Balance by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P: Standard & Poor's, a division of The McGraw Hill Companies, Inc., or its successor in interest.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, National City Mortgage Corporation, First Horizon Home Loan Corporation, Cendant Mortgage Corporation, First Nationwide Mortgage Corporation, Washington Mutual Bank, FA, Bank United, HSBC Mortgage Corporation (USA) and Old Kent Mortgage Corporation, as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.19.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.18.

            Startup Day: As defined in Section 2.05.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Account: If the Trust Estate contains any Subsidy Loans, the deposit account or accounts created and maintained by the Servicer for deposit of Subsidy Funds and amounts payable under interest subsidy agreements relating to Mortgage Loans other than the Mortgage Loans.

            Subsidy Funds: If the Trust Estate contains any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Surety Bond: The Surety Bond, as defined in the Cendant Servicing Agreement.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure and all other property and rights described in the first paragraph of Section 2.01.

            Trustee: Wachovia Bank, National Association, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-1A hereto and any of the Group II Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibits may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Type 2 Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-2A and any of the Group II Mortgage Loans identified in Exhibit F-2B hereto, as such Exhibits may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Undercollateralized Amount: As defined in Section 4.01(b)(iii).

            Undercollateralized Group: As defined in Section 4.01(b)(iii).

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person: As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, each Class of Certificates will be entitled to a pro rata portion of the Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans and Type 2 Mortgage Loans initially by WFHM.

            SECTION 1.02      ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03      EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04      BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01      CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) the right to receive amounts, if any, payable on behalf of any Mortgagor from the Subsidy Account relating to any Subsidy Loan, (e) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each Additional Collateral Mortgage Loan, and (f) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Custodian promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Custodian any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Custodian within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Custodian on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Custodian the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of initial issuance of the Certificates. In the event that the Custodian receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Custodian shall promptly notify the Trustee and the Custodian shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Custodian and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02      ACCEPTANCE BY CUSTODIAN.

            Subject to the provisions of the following paragraph, pursuant to the Custodial Agreement, the Custodian, on behalf of the Trustee, will declare that it holds and will hold the documents delivered to it pursuant to Section
2.01 above and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. Upon execution of this Agreement, the Custodian will deliver to the Seller and the Trustee an initial certification in the form of Exhibit N hereto, to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Notes relating to each Mortgage Loan on the Mortgage Loan Schedule.

            The Custodian will review each Owner Mortgage Loan File within 45 days after execution of this Agreement. The Custodian will deliver no later than 30 days after completion of such review to the Seller and the Trustee a final certification in the form of Exhibit O hereto to the effect that, except as may be specified in a list of exceptions attached thereto, all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule based on a comparison of the Mortgage Loan identifying number, Mortgagor name and street address, and in so doing the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

            If within such 45 day period the Custodian finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Custodian shall promptly (and in no event more than 30 days after the review) notify the Trustee and the Seller. The Seller shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to
(a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Custodian and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Custodian of a Request for Release signed by an officer of the Seller, the Custodian shall release to the Seller the related Owner Mortgage Loan File. The Trustee shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Custodian to give the final certification or the Trustee to give any notice within the required time periods shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Custodian and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04      EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is September 25, 2032 for purposes of Code Section 860G(a)(1).

            SECTION 2.06      OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I or Group II Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01      CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02      PERMITTED WITHDRAWALS FROM THE CERTIFICATE
                              ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.13(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

            (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03      ADVANCES BY MASTER SERVICER AND TRUSTEE.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.14, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04      CUSTODIAN TO COOPERATE;
                              RELEASE OF OWNER MORTGAGE LOAN FILES.

            In connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer or applicable Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and the Master Servicer or applicable Servicer shall deliver two copies of such Request for Release to the Custodian. The Custodian shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer or such Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer or Custodian two copies of a Request for Release in hard copy or in electronic format acceptable to the Custodian. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request in hard copy or in electronic format acceptable to the Custodian. The Custodian shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return the Owner Mortgage Loan File to the Custodian by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. Upon receipt of two copies of a Request for Release stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Custodian shall amend its records.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05      REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE
                              STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee. Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a report identifying (i) all requests made by Servicers for the release of documents by the Custodian during the immediately preceding calendar month and (ii) all documents released by the Custodian during the immediately preceding calendar month.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Custodian shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Custodian shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07      AMENDMENTS TO SERVICING AGREEMENTS,
                              MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08      OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided however that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Custodian shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Custodian shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Custodian, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trustee shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage asset-backed pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09      TERMINATION AND SUBSTITUTION OF SERVICING
                              AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10      APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11      ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01      DISTRIBUTIONS.

            (a) On each Distribution Date, the Group I Pool Distribution Amount and the Group II Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount and the Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

            (i) with respect to the Group I-A Certificates and Group II-A Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, respectively, as follows:

            first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date; or (B) to the Class of Group II-A Certificates, based upon its Interest Accrual Amount, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date;

            second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall; or (B) to the Class of Group II-A Certificates, based upon its Class A Unpaid Interest Shortfall, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall;

            third, (A) concurrently, to the Group I-A Certificates (other than the Class A-PO Certificates with respect to the Class I-A-PO Component) and the Class I-A-PO Component, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount, (1) to the Classes of Group I-A Certificates (other than the Class A-PO Certificates with respect to the Class I-A-PO Component), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class A-PO Certificates with respect to the Class I-A-PO Component in an amount up to the Class I-A-PO Optimal Principal Amount; or (B) concurrently, to the Group II-A Certificates (other than the Class A-PO Certificates with respect to the Class II-A-PO Component) and the Class II-A-PO Component, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class A-PO Certificates with respect to the Class II-A-PO Component), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Component in an amount up to the Class II-A-PO Optimal Principal Amount;

            fourth, (A) to the Class A-PO Certificates with respect to the Class I-A-PO Component in an amount up to the Class A-PO Deferred Amount for such Component from amounts otherwise distributable (without regard to this clause
(i) Paragraph fourth) first to the Class B-6 Certificates pursuant to clause
(ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to clause (ii) Paragraph third below; or (B) to the Class A-PO Certificates with respect to the Class II-A-PO Component in an amount up to the Class A-PO Deferred Amount for such Component from amounts otherwise distributable (without regard to this clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to clause (ii) Paragraph third below; provided, however, to the extent necessary to reduce the Class A-PO Deferred Amounts to zero, any amounts otherwise distributable to a Class of Class B Certificates will be allocated pro rata between the Class A-PO Deferred Amounts for such Components; and

            (ii) to the Class B Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, subject to Section 4.01(b)(iii), as follows:

            first, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this clause (ii) Paragraph third will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in clause (i) Paragraph fourth above;

            fourth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this clause (ii) Paragraph sixth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amounts as provided in clause (i) Paragraph fourth above;

            seventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this clause (ii) Paragraph ninth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amounts as provided in clause (i) Paragraph fourth above;

            tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this clause (ii) Paragraph twelfth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amounts as provided in clause (i) Paragraph fourth above;

            thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this clause (ii) Paragraph fifteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amounts as provided in clause (i) Paragraph fourth above;

            sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this clause (ii) Paragraph eighteenth will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amounts as provided in clause (i) Paragraph fourth above; and

            nineteenth, to the Holder of the Class I-A-R Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class I-A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (b)(i)  Group I-A Certificates

      On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group I-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates, sequentially, to the Class I-A-R and Class I-A-1 Certificates.

            (ii) Group II-A Certificates

      On each Distribution Date prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group II-A Certificates will be distributed to the Class II-A-1 Certificates.

            (iii) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Subordination Depletion Date but on or after the date on which the Principal Balances of the Group I-A Certificates or the Principal Balances of the Group II-A Certificates have been reduced to zero and on which
(a) the Aggregate Subordinate Percentage for such Distribution Date is less than 7.00% or (b) the average outstanding principal balance of the Mortgage Loans delinquent 60 days or more over the preceding six months as a percentage of the Class B Principal Balance is greater than or equal to 50%, the remaining Group of Class A Certificates (other than the Class A-PO Certificates) will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of each such Group of Class A Certificates has been reduced to zero, amounts otherwise distributable (without regard to this clause (iii)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above but in each case only up to the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance (after giving effect to all distributions on such Distribution Date) is greater than the Group I-A Pool Balance (Non-PO Portion) or Group II-A Pool Balance (Non-PO Portion), respectively (the Group I-A Certificates or Group II-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount or Group II Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in Section 4.01(a)(i) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of the Class A Certificates (other than the Class A-PO Certificates) of the Undercollateralized Group equals the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion), as applicable (such amount, the "Undercollateralized Amount"), all amounts otherwise distributable (without regard to this clause (iii)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above (less any amounts used to pay any Class A-PO Deferred Amounts).

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates, and (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i) and
(ii).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage and Group II Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage and Group II Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentages and Group I Subordinated Percentage and Group II Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group I Class B Percentage and Group II Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages and Group II Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage and Group II Subordinated Percentage for such Distribution Date minus the sum of the Group I Class B Percentages and Group II Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage, Group II Class B Percentage, Group I Class B Prepayment Percentage or Group II Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.17, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02      ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions) occurring with respect to Group I Mortgage Loans and Group II Mortgage Loans will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, concurrently, to the Group I-A Certificates and Class I-A-PO Component, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively; and (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, concurrently, to the Group II-A Certificates and Class II-A-PO Component, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Component's Principal Balance.

            (b) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (c) After the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan will be allocated among the outstanding Classes of Group I-A and Group II-A Certificates, respectively, based upon their Group I-A and Group II-A Interest Percentages.

            (d) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            SECTION 4.03      PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04      STATEMENTS TO CERTIFICATEHOLDERS;
                              REPORT TO THE TRUSTEE AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, (c) any Group I Interest Shortfall Amounts or Group II Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the amount of any Relief Act Shortfall allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the amount of any Relief Act Shortfalls allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Group I-A Principal Balance, the Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Principal Balance of each Class A-PO Component, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group I Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Group II Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Group I-A Percentage and Group II-A Percentage for such Distribution Date;

            (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for such Distribution Date;

            (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; for such Distribution Date;

            (xiii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages; and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages; for such Distribution Date;

            (xiv) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate with respect to Group I Mortgage Loans or Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

            (xviii) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xix) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

            (xx) the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxi) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxii) the Class A-PO Deferred Amounts, if any; and

            (xxiii) the amount of PMI Advances made by a Servicer, if any with respect to each Loan Group;

            (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

      and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class I-A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer of the Trustee pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Paying Agent shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A, which information shall be provided on a timely basis to the Paying Agent by the Master Servicer.

            SECTION 4.05      REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
                              SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01      THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-R, A-II-A-1, A-A-PO, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02      REGISTRATION OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class I-A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due, (iv) the transferee will not cause income from the Class I-A-R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other Person, and (v) the transferee will not transfer the Class I-A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class I-A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code
Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03      MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04      PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06      MAINTENANCE OF OFFICE OR AGENCY.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07      DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08      NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01      LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of its duties and obligations and any legal action relating to this Agreement or the Certificates, including, without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including, without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04      RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05      COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06      ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER
                              SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07      INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
                              SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01      EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02      OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04      ACTION UPON CERTAIN FAILURES OF THE
                              MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05      TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06      NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01      DUTIES OF TRUSTEE.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02      CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

            (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

            (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03      TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

            SECTION 8.04      TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE
                              LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05      TRUSTEE MAY OWN CERTIFICATES.

            The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06      THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, from its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and, except as otherwise agreed by the Master Servicer and the Trustee, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith. The Trustee shall have no right of reimbursement from the Trust Estate for any such expenses, disbursements and advances not paid or reimbursed to it by the Master Servicer.

            SECTION 8.07      ELIGIBILITY REQUIREMENTS.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08      RESIGNATION AND REMOVAL.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09      SUCCESSOR.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all documents and statements held by it hereunder, and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10      MERGER OR CONSOLIDATION.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the Trust Estate to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11      AUTHENTICATING AGENT.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12      SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13      TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans), other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the property of the REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Class I-A-1, Class I-A-R, Class II-A-1, Class A-PO, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;
(x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class I-A-R Certificate shall be the tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.13.

            SECTION 8.14      MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01      TERMINATION UPON PURCHASE BY THE
                              SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.13 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.16. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Section 4.02(a) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders or the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02      ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (ii) The notice given by the Trustee under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

            (iii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01     AMENDMENT.

            (a) This Agreement or the Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or the Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

            (a) changing the Applicable Unscheduled Principal Receipt Period for Type 1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02     RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04     GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05     NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06     SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07     SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the resignation of the Custodian or the appointment of a successor Custodian pursuant to the Custodial Agreement;

            (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

            (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c)   The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08     COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09     RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01     CUT-OFF DATE.

            The Cut-Off Date for the Certificates is August 1, 2002.

            SECTION 11.02     CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $225,460,487.91.

            SECTION 11.03     ORIGINAL GROUP I-A PERCENTAGE.

            The Original Group I-A Percentage is 53.76866746%.

            SECTION 11.04     ORIGINAL GROUP II-A PERCENTAGE.

            The Original Group II-A Percentage is 40.19640019%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                 Original
                 Class                      Principal Balance
                 -----                      -----------------

              Class I-A-1                  $121,227,000.00
              Class I-A-R                  $        100.00
              Class II-A-1                 $ 90,627,000.00


                                            Original Component
              Component                     Principal Balance
              ---------                     ------------------

            Class I-A-PO Component         $     18,684.96
            Class II-A-PO Component        $     58,977.46

            SECTION 11.06     ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE.

            The Original Aggregate Non-PO Principal Balance is $225,382,825.49.

            SECTION 11.07     ORIGINAL AGGREGATE PERCENTAGES.

            SECTION 11.07(A)  ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE.

            The Original Aggregate Subordinate Percentage is 6.38586909%.

            SECTION 11.07(B)  ORIGINAL AGGREGATE CLASS A PERCENTAGE.

            The Original Aggregate Class A Percentage is 93.61413091%.

            SECTION 11.08     ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $13,528,725.49.

            SECTION 11.09 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                Original
                Class                      Principal Balance
                -----                      -----------------

              Class B-1                    $  7,440,000.00
              Class B-2                    $  2,142,000.00
              Class B-3                    $  1,127,000.00
              Class B-4                    $  1,127,000.00
              Class B-5                    $    677,000.00
              Class B-6                    $  1,015,725.49


            SECTION 11.10     ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 2.87401824%.

            SECTION 11.11     ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 1.86294505%.

            SECTION 11.12     ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 1.33097518%.

            SECTION 11.13     ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.79900530%.

            SECTION 11.14     ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.47944575%.

            SECTION 11.15     CLOSING DATE.

            The Closing Date is August 28, 2002.

            SECTION 11.16     RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $22,546,048.79 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.17     WIRE TRANSFER ELIGIBILITY.

With respect to the Class A Certificates (other than the Class I-A-R and Class A-PO Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class I-A-R and Class A-PO Certificates are not eligible for wire transfer; provided however, that for so long as the Holder of the Class A-PO Certificates is the Clearing Agency or its nominee, such Class shall be eligible for wire transfer.

            SECTION 11.18     SINGLE CERTIFICATE.

            A Single Certificate for the Class I-A-1 and Class II-A-1 Certificates represent a $25,000 Denomination. A Single Certificate for the Class A-PO, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class I-A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.19     SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.20     MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       WELLS FARGO ASSET SECURITIES CORPORATION
                                            as Seller

                                       By:
                                           -------------------------------------
                                            Name:  Alan S. McKenney
                                            Title: Vice President



                                       WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                            as Master Servicer

                                       By:
                                           -------------------------------------
                                            Name:  William B. Hill, III
                                            Title: Vice President



                                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                          as Trustee

                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:


Attest:
By: ___________________________________
Name: _________________________________
Title: ________________________________

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 28th day of August, 2002, before me, a notary public in and for the State of Maryland, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 28th day of August, 2002, before me, a notary public in and for the State of Maryland, personally appeared William B. Hill, III, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 28th day of August, 2002, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of
Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 28th day of August, 2002, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of
Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
         Mortgage Asset-Backed Pass-Through Certificates, Series 2002-1
                 Applicable Unscheduled Principal Receipt Period


                                          Full Unscheduled         Partial Unscheduled
Servicer                                 Principal Receipts        Principal Receipts
-------------------------------------    ------------------        -------------------
WFHM (Exhibits F-1A and F-1B)                 Mid-Month                 Mid-Month
WFHM (Exhibits F-2A and F-2B)                Prior Month               Prior Month
National City Mortgage Corporation            Mid-Month                Prior Month
First Nationwide Mortgage Corporation         Mid-Month                Prior Month
First Horizon Home Loan Corporation           Mid-Month                Prior Month
Cendant Mortgage Corporation                 Prior Month               Prior Month
Washington Mutual Bank, FA                    Mid-Month                Prior Month
Bank United                                   Mid-Month                Prior Month
HSBC Mortgage Corporation (USA)               Mid-Month                Prior Month
Old Kent Mortgage Corporation                 Mid-Month                Prior Month

                                  EXHIBIT I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2002-1, CLASS I-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  August 1, 2002

CUSIP No.: 94974S AA 1           First Distribution Date:  September 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  September 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee



By ________________________
      Authorized Officer

                                  EXHIBIT I-A-R
                    [Form of Face of Class I-A-R Certificate]


FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2002-1, CLASS I-A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

       THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST
IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  August 1, 2002

CUSIP No.: 94974S AB 9           First Distribution Date:  September 25, 2002

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date:  September 25,
                                 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to the Holder of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee



By ________________________
      Authorized Officer

                                  EXHIBIT A-PO
                   [FORM OF FACE OF CLASS I-A-PO CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2002-1, CLASS A-PO

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully
                   amortizing, first lien, one- to four-family
               residential mortgage loans, which may include loans
          secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  August 1, 2002

CUSIP No.: 94974S AC 7           First Distribution Date:  September 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  September 25,
                                 2032

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount and the Group II-A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. For the purposes of determining distributions in reduction of Principal Balance, the Class A-PO Certificates consist of two components (each, a "Component" and individually, the "Class I-A-PO Component" and the "Class I-A-PO Component"). The Class A-PO Components are principal only Components and will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in
Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee
By ________________________
   Authorized Officer

                                 EXHIBIT II-A-1
                   [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                           SERIES 2002-1, CLASS II-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  August 1, 2002

CUSIP No.: 94974S AD 5           First Distribution Date:  September 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  September 25,
                                 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee



By ________________________
      Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2002-1, CLASS B-1

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  August 1, 2002

CUSIP No.: 94974S AF 0           First Distribution Date:  September 25, 2002

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date:  September 25,
                                 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee



By ________________________
      Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2002-1, CLASS B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  August 1, 2002

CUSIP No.: 94974S AG 8           First Distribution Date:  September 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  September 25,
                                 2032

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee



By ________________________
      Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2002-1, CLASS B-3

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  August 1, 2002

CUSIP No.: 94974S AH 6           First Distribution Date:  September 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  September 25,
                                 2032

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee



By ________________________
      Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2002-1, CLASS B-4

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  August 1, 2002

CUSIP No.: 94974S AJ 2           First Distribution Date:  September 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  September 25,
                                 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee



By ________________________
      Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2002-1, CLASS B-5

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  August 1, 2002

CUSIP No.: 94974S AK 9           First Distribution Date:  September 25, 2002

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  September 25,
                                 2032

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee



By ________________________
      Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                            SERIES 2002-1, CLASS B-6

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  August 1, 2002

CUSIP No.: 94974S AL 7           First Distribution Date:  September 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  September 25,
                                 2032

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 28, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       Wachovia Bank, National Association,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wachovia Bank, National Association,
  Trustee



By ________________________
      Authorized Officer

                                    EXHIBIT C
                 [Form of Reverse of Series 2002-1 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT
                                   ----------


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:

Dated:



                                      ------------------------------------------
                                         Signature by or on behalf of assignor



                                      ------------------------------------------
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________
for the account of _____________________________________________________________
account number _____________, or, if mailed by check, to _______________________
_____________________________________. Applicable statements should be mailed to
 __________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                                   (See Tab 8)

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of August 28, 2002, by and among Wachovia Bank, National Association, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                          W I T N E S S E T H   T H A T

            WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of August 28, 2002 relating to the issuance of Mortgage Asset-Backed Pass-Through Certificates, Series 2002-1 (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. Subject to Section 2.3 hereof, the Custodian, as the duly appointed agent of the Trustee for these purposes, declares that it holds and will hold the documents delivered to it pursuant to Section 2.01 of the Pooling and Servicing Agreement and any other documents constituting part of the Owner Mortgage Loan File received on or subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. Unless an assignment of a Mortgage is not required to be recorded in accordance with Section 2.01 of the Pooling and Servicing Agreement, if any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each Custodial File and to provide the initial and final certifications in the forms of Exhibits N and O to the Pooling and Servicing Agreement in accordance with the provisions thereof. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective, the Custodian shall follow the procedures specified in the Pooling and Servicing Agreement.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall follow the procedures specified in the Pooling and Servicing Agreement.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or applicable Servicer shall immediately deliver to the Custodian two copies of a Request for Release or such request in an electronic format acceptable to the Custodian and shall request delivery to it of the Custodial File. The Custodian agrees, within five business days of receipt of such Request for Release, to release the related Custodial File to the Master Servicer or applicable Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer or applicable Servicer shall deliver to the Custodian two copies of a Request for Release of a Servicing Officer requesting that possession of the Custodial File be released to the Master Servicer and certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Custodial File to the Master Servicer or applicable Servicer. The Master Servicer or applicable Servicer shall cause each Custodial File therein so released to be returned to the Custodian when the need therefor by the Master Servicer or applicable Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event of the liquidation of a Mortgage Loan, the Master Servicer or applicable Servicer shall deliver two copies of a Request for Release with respect thereto to the Custodian upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. All provisions of the Pooling and Servicing Agreement setting forth duties of the Custodian in more detail are hereby incorporated by reference into this Agreement. Except upon compliance with the provisions of
Section 2.5 of this Agreement and the provisions of the Pooling and Servicing Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee, upon 60 days written notice, may remove the Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt written notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                              WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Trustee

401 South Tryon Street
Charlotte, North Carolina, 28202      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION,
                                         as Seller

7485 New Horizon Way
Frederick, Maryland 21703             By:_______________________________________
                                      Name:  Alan S. McKenney
                                      Title: Vice President


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Master Servicer

7485 New Horizon Way
Frederick, Maryland 21703             By:_______________________________________
                                      Name:  William B. Hill, III
                                      Title: Vice President


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Custodian

1015 10th Avenue South East
Minneapolis, Minnesota 55414          By:_______________________________________
                                         Name:  Bradley D. Johnson
                                         Title: Assistant Vice President

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 28th day of August, 2002, before me, a notary public in and for the State of Maryland, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 28th day of August, 2002, before me, a notary public in and for the State of Maryland, personally appeared William B. Hill, III, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 28th day of August, 2002, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of
Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA      )
                        ss.:
COUNTY OF               )

            On this 28th day of August, 2002, before me, a notary public in and for the State of Minnesota, personally appeared Bradley D. Johnson, known to me who, being by me duly sworn, did depose and say that he resides at ________________; that he is a ________________ of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public

[NOTARIAL SEAL]

                                  EXHIBIT F-1A

                 [Schedule of Type 1 Mortgage Loans in Group I]

WFALT
WFALT   2002-01 EXHIBIT F-1 GROUP I LOANS
F10, F15, F20, F25 & F30 YEAR FIXED CONFORMING MORTGAGE LOANS

(i)        (ii)                                   (iii)      (iv)       (v)        (vi)        (vii)
-----      -------------------   -----   -----    --------   --------   --------   ---------   --------
                                                                        NET
MORTGAGE                                                     MORTGAGE   MORTGAGE   CURRENT     ORIGINAL
LOAN                                     ZIP      PROPERTY   INTEREST   INTEREST   MONTHLY     TERM TO
NUMBER     CITY                  STATE   CODE     TYPE       RATE       RATE       PAYMENT     MATURITY
--------   -------------------   -----   -----    --------   --------   --------   ---------   --------
0001410    SHERBURNE             NY      13460    SFD        7.500      7.233      $290.87     360
0003784    JANESVILLE            MN      56048    SFD        7.625      7.358      $1,769.48   360
0011020    MANSFIELD             OH      44907    SFD        7.625      7.358      $254.81     360
0015469    ROCHESTER             NH      03867    MF3        7.750      7.483      $1,276.65   360
0019999    COSTA MESA            CA      92626    SFD        7.000      6.733      $1,716.15   360
0026109    IRON MOUNTAIN         MI      49801    SFD        7.000      6.733      $1,051.91   360
0039797    OLYMPIA FIELDS        IL      60461    SFD        7.250      6.983      $873.19     360
0044304    JIM THORPE            PA      18229    SFD        7.875      7.608      $371.96     360
0044698    BIDDEFORD             ME      04005    MF4        7.625      7.358      $853.60     360
0044829    PORTSMOUTH            NH      03801    LCO        7.375      7.108      $1,520.80   360
0051757    SAN ANTONIO           TX      78212    SFD        7.750      7.483      $393.31     360
0052275    WASHINGTON            DC      20020    SFD        7.875      7.608      $1,021.26   360
0056208    FEASTERVILLE          PA      19053    SFD        7.375      7.108      $854.71     360
0083520    MIAMI                 FL      33015    LCO        7.625      7.358      $395.80     360
0086049    ST. HELENA            CA      94574    SFD        7.750      7.483      $2,149.24   360
0087961    BALTIMORE             MD      21220    SFD        7.750      7.483      $261.49     360
0088133    EASTON                PA      18042    SFD        6.875      6.608      $431.66     180
0089959    FORT WASHINGTON       MD      20744    SFD        7.750      7.483      $785.98     360
0090989    TRAVERSE CITY         MI      49686    SFD        7.625      7.358      $901.91     360
0092548    AURORA                CO      80012    SFD        7.625      7.358      $799.81     360
0094564    RIVERDALE             IL      60827    SFD        7.875      7.608      $195.77     360
0105186    FREDERICK             MD      21701    LCO        7.125      6.858      $752.21     360
0106349    DECATUR               GA      30032    SFD        7.875      7.608      $543.80     360
0109243    GRANTS PASS           OR      97527    SFD        7.500      7.233      $1,018.06   360
0109499    BALTIMORE             MD      21239    SFD        7.750      7.483      $291.58     360
0117792    CHICAGO               IL      60636    MF2        7.750      7.483      $773.73     360
0117931    TAMPA                 FL      33626    PUD        7.000      6.733      $829.43     360
0119152    ONTARIO               CA      91764    MF3        7.250      6.983      $920.94     360
0121572    PORTLAND              OR      97205    SFD        7.625      7.358      $1,104.16   360
0122016    BRIDGEPORT            CA      93517    SFD        7.750      7.483      $1,432.82   360
0124589    EDINA                 MN      55436    SFD        7.500      7.233      $1,048.82   360
0125149    HENDERSON             NV      89015    SFD        7.750      7.483      $1,275.21   360
0126065    BALTIMORE             MD      21239    SFD        7.750      7.483      $297.31     360
0127296    BRECKENRIDGE          CO      80424    LCO        7.125      6.858      $1,344.74   360
0127816    HOP BOTTOM            PA      18824    MF3        8.250      7.983      $333.97     180
0128955    GRAND RAPIDS          MI      49503    MF4        7.125      6.858      $673.04     360
0131667    BRIDGETON             MO      63132    SFD        7.500      7.233      $679.64     360
0133154    PALMERTON             PA      18071    SFD        7.250      6.983      $386.79     360
0133774    EDINA                 MN      55435    SFD        7.750      7.483      $1,318.20   360
0135116    MORENO VALLEY         CA      92557    SFD        7.250      6.983      $870.15     360
0138175    RIXEYVILLE            VA      22737    SFD        7.375      7.108      $1,025.65   360
0139090    MENDON                MA      01756    SFD        7.500      7.233      $1,873.20   360
0139520    ARCADIA               CA      91007    SFD        7.625      7.358      $962.60     360
0140126    WORCESTER             MA      01610    MF3        7.125      6.858      $1,224.82   360
0141272    ROSEDALE              NY      11422    SFD        7.250      6.983      $1,338.43   360
0141717    FORSYTH               MO      65653    MAN        7.750      7.483      $254.68     360
0143195    AUSTIN                TX      78741    MF2        7.750      7.483      $877.61     360
0143483    ALEXANDRIA            VA      22304    LCO        7.750      7.483      $322.39     360
0148568    PETALUMA              CA      94952    SFD        6.875      6.608      $1,051.09   360
0151790    BURNS TOWNSHIP        MN      55303    SFD        7.500      7.233      $1,048.82   360
0153060    STEPHENSON            VA      22656    SFD        7.125      6.858      $1,057.74   360
0154422    PRESCOTT VALLEY       AZ      86314    SFD        7.750      7.483      $802.38     360
0155132    BONNERS FERRY         ID      83805    SFD        7.500      7.233      $1,817.96   360
0158678    FRAMINGHAM            MA      01702    SFD        7.500      7.233      $1,300.54   360
0160500    GRANITE CITY          IL      62040    SFD        7.500      7.233      $307.10     360
0160711    HENDERSON             NV      89015    SFD        7.750      7.483      $1,318.20   360
0161453    ROTTERDAM JCT.        NY      12150    SFD        7.375      7.108      $414.41     360
0161734    SARGENT               TX      77404    SFD        7.250      6.983      $839.83     180
0162416    CLIFFWOOD BEACH       NJ      07735    SFD        7.000      6.733      $1,200.87   360
0163456    GERMANTOWN            TN      38139    SFD        7.250      6.983      $1,807.47   180
0163784    LOS ANGELES           CA      90247    MF3        7.750      7.483      $1,208.95   360
0166218    YARMOUTH              MA      02664    SFD        7.125      6.858      $1,967.26   360
0168338    ENFIELD               CT      06082    SFD        7.500      7.233      $872.62     360
0169195    REX                   GA      30273    SFD        7.250      6.983      $587.35     360
0170247    ROCHESTER             WA      98579    SFD        7.250      6.983      $897.74     360
0170421    SPOKANE               WA      99223    SFD        7.000      6.733      $798.36     360
0171493    EGG HARBOR TWP.       NJ      08234    SFD        7.375      7.108      $996.64     360
0174739    WELLS                 ME      04090    LCO        7.625      7.358      $591.01     360
0175847    BOISE                 ID      83716    SFD        7.500      7.233      $585.24     360
0176626    SAN RAMON             CA      94583    LCO        7.250      6.983      $1,978.31   360
0176880    EAST HARTFORD         CT      06108    MF4        7.875      7.608      $880.96     360
0177304    BELLEVUE              WA      98007    MF4        7.125      6.858      $3,099.11   360
0178647    NEWMARKET             NH      03857    MF4        7.500      7.233      $1,140.42   360
0180205    COLLEYVILLE           TX      76034    SFD        7.375      7.108      $1,712.53   360
0181728    PUNTA GORDA           FL      33950    LCO        7.000      6.733      $680.60     360
0181948    NORTH EAST            MD      21901    SFD        7.125      6.858      $735.70     360
0182653    CHICAGO               IL      60649    MF2        7.500      7.233      $1,008.15   360
0183917    PHOENIX               AZ      85051    SFD        7.375      7.108      $491.76     360
0184757    OAKLAND               CA      94619    SFD        7.250      6.983      $1,828.23   360
0185424    BAKERSFIELD           CA      93306    SFD        7.750      7.483      $2,428.49   180
0185677    ORANGE                MA      01364    SFD        7.375      7.108      $761.12     360
0187530    COLUMBUS              OH      43213    SFD        7.625      7.358      $450.16     360
0188164    ORTONVILLE            MI      48462    SFD        7.500      7.233      $601.32     360
0188345    MT. DORA              FL      32757    SFD        7.500      7.233      $436.10     360
0190529    FORT MYERS BEACH      FL      33931    SFD        7.500      7.233      $1,055.81   360
0191325    BLOOMINGTON           CA      92316    SFD        7.500      7.233      $854.44     360
0191947    HOUSTON               TX      77062    SFD        7.250      6.983      $665.80     360
0194711    LANCASTER             CA      93535    SFD        7.500      7.233      $794.48     360
0196412    BEAVERCREEK           OR      97004    SFD        7.750      7.483      $1,361.18   360
0198353    BROCKTON              MA      02301    MF3        7.625      7.358      $1,475.33   360
0199319    OAKLAND               CA      94605    SFD        7.625      7.358      $1,688.09   360
0199553    CHICAGO               IL      60623    MF3        7.375      7.108      $1,417.27   360
0199663    ERIE                  PA      16502    MF4        7.625      7.358      $509.61     360
0202199    PALM SPRINGS          CA      92262    SFD        6.875      6.608      $1,116.78   360
0202628    SPRING                TX      77379    SFD        6.875      6.608      $1,641.01   180
0204848    SAN JOSE              CA      95116    MF2        6.875      6.608      $1,970.79   360
0206197    LULING                LA      70070    SFD        7.500      7.233      $664.25     360
0208565    RANCHO SANTA MARG     CA      92688    LCO        6.875      6.608      $1,313.86   360
0208764    LAGUNA NIGUEL         CA      92677    SFD        7.375      7.108      $2,043.71   360
0209042    HARTFORD              CT      06106    MF4        7.500      7.233      $664.25     360
0209539    COLTS NECK            NJ      07722    SFD        7.000      6.733      $765.10     360
0210520    FREEHOLD              NJ      07728    SFD        7.250      6.983      $1,227.92   360
0210802    FOREST LAKE           MN      55025    SFD        7.625      7.358      $1,153.70   360
0212219    LONG BEACH            CA      90804    MF4        7.250      6.983      $3,356.31   360
0213826    POUGHKEEPSIE          NY      12601    MF2        7.625      7.358      $877.66     360
0214867    CANYON COUNTRY        CA      91387    LCO        7.250      6.983      $764.04     360
0216858    WICHITA FALLS         TX      76309    SFD        7.875      7.608      $174.51     180
0218293    PLANO                 TX      75074    SFD        7.500      7.233      $556.30     360
0218999    TACOMA                WA      98403    MF3        7.250      6.983      $907.29     360
0219300    STATEN ISLAND         NY      10306    SFD        7.500      7.233      $769.14     360
0219421    MASTIC BEACH          NY      11951    SFD        7.625      7.358      $594.55     360
0220306    TERRE HAUTE           IN      47807    MF2        7.500      7.233      $220.25     360
0221056    TROY                  NY      12180    MF4        7.625      7.358      $445.91     360
0221596    FT LAUDERDALE         FL      33315    MF2        7.250      6.983      $665.12     360
0221625    LINCOLN CITY          OR      97367    SFD        7.500      7.233      $314.65     360
0222891    ROYSTON               GA      30662    SFD        7.500      7.233      $957.92     360
0223006    INDIAN TRAIL          NC      28079    SFD        7.250      6.983      $2,024.70   360
0224028    BELLVILLE             TX      77418    SFD        7.250      6.983      $782.80     360
0224137    KELLER                TX      76262    SFD        7.750      7.483      $608.95     360
0225352    UKIAH                 CA      95482    SFD        7.000      6.733      $1,420.15   180
0225386    COMPTON               CA      90222    SFD        7.500      7.233      $643.28     360
0228323    BRADFORD              TN      38316    SFD        7.250      6.983      $1,227.92   360
0228404    SHINGLE SPRINGS       CA      95682    SFD        6.875      6.608      $1,970.79   360
0229052    OAKLAND               CA      94607    SFD        7.375      7.108      $1,564.38   360
0229182    COMO                  MS      38619    MAN        7.625      7.358      $691.16     360
0230872    VACAVILLE             CA      95687    SFD        7.000      6.733      $1,330.61   360
0231385    ASPEN                 CO      81611    LCT        7.500      7.233      $1,230.62   360
0232163    MAHOPAC               NY      10541    SFD        7.125      6.858      $1,224.82   360
0232176    ST PAUL               MN      55104    MF2        7.000      6.733      $659.98     360
0232896    POWELL                OH      43065    LCO        7.375      7.108      $795.11     360
0234271    SACRAMENTO            CA      95816    MF3        7.375      7.108      $1,519.49   360
0235006    BLAINE                WA      98230    SFD        6.750      6.483      $1,524.21   360
0235065    PIONEER               CA      95666    SFD        7.625      7.358      $735.75     360
0235160    PEMBROKE PINES        FL      33029    SFD        6.875      6.608      $1,235.03   360
0235965    ST PAUL               MN      55108    MF2        6.875      6.608      $1,708.01   360
0238672    PALMDALE              CA      93550    SFD        6.500      6.233      $887.01     180
0239713    VALDOSTA              GA      31601    SFD        7.625      7.358      $713.46     360
0241443    BEVERLY HILLS         CA      90212    MF4        7.500      7.233      $3,976.43   360
0242083    CHICAGO               IL      60623    MF2        7.625      7.358      $586.05     360
0244401    KELLER                TX      76248    SFD        7.500      7.233      $454.00     360
0244702    BAYFIELD              CO      81122    SFD        7.500      7.233      $1,255.44   360
0245021    TUCSON                AZ      85743    MAN        7.500      7.233      $325.55     360
0247348    PRINEVILLE            OR      97754    SFD        7.625      7.358      $702.13     360
0247960    NEDERLAND             CO      80466    SFD        7.250      6.983      $1,995.37   360
0253052    ATLANTA               GA      30310    SFD        7.000      6.733      $1,317.30   360
0253702    CINCINNATI            OH      45238    MF4        7.250      6.983      $911.73     360
0254759    ASHBY                 MA      01431    SFD        6.875      6.608      $843.66     360
0254883    SATELLITE BEACH       FL      32937    HCO        7.250      6.983      $1,500.79   360
0260440    COOS BAY              OR      97420    SFD        8.375      8.108      $796.56     360
0261204    MYRTLE BEACH          SC      29577    HCT        7.625      7.358      $424.68     360
0261422    KEMMERER              WY      83101    SFD        8.500      8.233      $441.94     360
0262539    TUCSON                AZ      85749    SFD        7.375      7.108      $1,015.30   360
0263205    SPARKS                NV      89436    SFD        7.375      7.108      $413.97     180
0263995    CAMARILLO             CA      93010    SFD        7.500      7.233      $1,244.60   360
0265131    BEAVERTON             OR      97008    SFD        8.500      8.233      $1,281.98   360
0265409    LIMA                  OH      45805    SFD        9.250      8.983      $664.32     360
0271052    ANCHORAGE             AK      99517    MF3        7.125      6.858      $1,450.18   360
0271998    SCOTTSDALE            AZ      85251    SFD        8.125      7.858      $767.61     360
0272565    SILER CITY            NC      27344    SFD        7.250      6.983      $648.07     360
0273691    HUNTINGTON            NY      11743    SFD        7.500      7.233      $1,730.56   360
0275478    PANORA                IA      50216    PUD        8.375      8.108      $646.07     360
0276003    FLORAL PARK           NY      11001    MF2        9.125      8.858      $1,757.45   360
0280079    SUTHERLIN             OR      97479    MAN        7.500      7.233      $594.33     360
0282258    CALEXICO              CA      92231    LCO        7.000      6.733      $557.28     180
0282866    MIAMI                 FL      33144    LCO        7.000      6.733      $298.39     360
0282950    SANFORD               NC      27331    SFD        8.500      8.233      $997.09     360
0284014    LAFAYETTE             IN      47905    LCO        7.625      7.358      $414.06     360
0284402    OVERLAND PARK         KS      66212    SFD        8.500      8.233      $996.52     360
0290473    MERRICK               NY      11566    SFD        7.125      6.858      $1,347.44   360
0296679    WINDSOR               VT      05089    SFD        7.750      7.483      $547.34     360
0296774    JONESBORO             GA      30238    SFD        8.750      8.483      $958.39     360
0302029    OAKLAND               CA      94619    SFD        7.125      6.858      $964.10     360
0302189    WOODBRIDGE            VA      22191    SFD        6.500      6.233      $1,060.47   180
0302818    AUSTIN                TX      78723    SFD        7.250      6.983      $586.68     360
0303880    CARSON CITY           NV      89704    SFD        7.500      7.233      $1,352.98   360
0305285    EAGLE                 ID      83616    SFD        7.500      7.233      $1,887.88   360
0305709    EDGEWATER             MD      21037    SFD        7.125      6.858      $1,000.47   360
0306432    NORTH EAST            MD      21901    SFD        6.750      6.483      $875.61     360
0307375    LAUDERHILL            FL      33313    SFD        7.375      7.108      $290.09     360
0314247    DERBY                 KS      67037    SFD        7.250      6.983      $1,255.20   360
0314750    LINCOLN               RI      02865    MF3        7.375      7.108      $1,398.61   360
0314779    CLEARWATER            FL      33767    MF4        7.250      6.983      $3,658.17   360
0315862    FORT LAUDERDALE       FL      33334    MF2        7.375      7.108      $773.56     360
0317137    WHITTIER              CA      90604    SFD        6.875      6.608      $1,540.17   360
0319526    BELL GARDENS          CA      90201    MF4        7.375      7.108      $2,274.78   360
0324873    ORLANDO               FL      32822    SFD        7.625      7.358      $781.40     360
0325602    TUCSON                AZ      85730    SFD        7.500      7.233      $594.33     360
0326510    SALISBURY             MD      21804    SFD        7.500      7.233      $1,492.83   360
0327299    HERNDON               VA      20171    SFD        7.000      6.733      $1,277.38   360
0329898    CHASKA                MN      55318    SFD        7.000      6.733      $875.54     360
0338323    BURNET                TX      78611    SFD        6.875      6.608      $1,596.34   360
0338637    WAPPINGERS FALLS      NY      12590    SFD        6.750      6.483      $1,314.62   360
0339855    HAGERSTOWN            MD      21740    SFD        6.875      6.608      $488.76     360
0342961    EL LAGO               TX      77586    MF2        7.625      7.358      $1,021.13   360
0346850    HAYSVILLE             KS      67060    SFD        7.500      7.233      $769.14     360
0346933    UPPER DARBY           PA      19082    SFD        7.500      7.233      $590.97     180
0347199    ATLANTA               GA      30314    SFD        7.500      7.233      $890.10     360
0354921    FT MYERS              FL      33919    SFD        6.750      6.483      $661.08     360
0355041    RIVERVIEW             FL      33569    SFD        7.500      7.233      $349.61     360
0359261    WHITEWOOD             SD      57793    SFD        6.875      6.608      $579.71     180
0360053    WASHINGTON            DC      20017    MF4        7.625      7.358      $1,344.81   360
0361480    BIG BEAR CITY         CA      92314    MAN        7.000      6.733      $417.96     180
0362303    HARPERS FERRY         WV      25425    SFD        7.000      6.733      $444.42     360
0363032    LAKELAND              TN      38002    SFD        7.000      6.733      $2,021.55   180
0363335    FORT LEE              NJ      07024    SFD        6.875      6.608      $2,675.56   180
0367210    MAHOPAC               NY      10541    SFD        6.875      6.608      $1,313.86   360
0373112    EAST LONGMEADOW       MA      01028    SFD        6.875      6.608      $1,478.25   180
0373198    MOUNT DESERT          ME      04660    SFD        6.750      6.483      $1,311.79   360
0373692    CHARLESTON            SC      29403    SFD        7.250      6.983      $1,749.78   360
0374169    RALEIGH               NC      27615    SFD        7.375      7.108      $701.73     360
0377673    GERMANTOWN            NY      12526    SFD        7.625      7.358      $833.43     360
0379977    SEATTLE               WA      98178    SFD        7.375      7.108      $1,036.01   360
0380289    EVERETT               WA      98201    SFD        7.250      6.983      $736.75     360
0388103    JUDITH GAP            MT      59453    MAN        7.375      7.108      $465.52     360
0390735    MANHATTAN             MT      59741    SFD        7.000      6.733      $1,796.32   360
0391145    FREDERICKSBURG        VA      22407    SFD        7.250      6.983      $966.98     360
0391146    ELK GROVE             CA      95624    SFD        9.500      9.233      $1,278.10   360
0392119    PEPPER PIKE           OH      44124    SFD        7.500      7.233      $1,337.25   360
0396060    SEATTLE               WA      98166    SFD        7.000      6.733      $1,516.89   360
0397951    OLYMPIA               WA      98501    SFD        6.875      6.608      $1,131.69   360
0405036    BETHLEHAM             PA      18015    SFD        6.875      6.608      $1,409.11   360
0408502    PAHRUMP               NV      89048    SFD        7.375      7.108      $984.21     360
0409042    WVC                   UT      84120    SFD        7.000      6.733      $629.18     180
0410210    CAMPTON               NH      03223    LCO        6.750      6.483      $371.66     180
0410307    MAPLEWOOD             NJ      07040    SFD        7.250      6.983      $1,157.31   360
0413204    MIAMI                 FL      33196    SFD        6.875      6.608      $825.10     360
0428625    HUNTSVILLE            TX      77340    SFD        7.375      7.108      $304.59     360
0428751    MICANOPY              FL      32667    SFD        6.875      6.608      $981.04     180
0430347    TULSA                 OK      74114    SFD        6.750      6.483      $1,009.22   360
0433016    AMARILLO              TX      79119    SFD        7.000      6.733      $1,085.77   360
0435225    BULLHEAD CITY         AZ      86426    SFD        7.000      6.733      $441.49     360
0440813    MELBA                 ID      83641    SFD        7.000      6.733      $1,000.95   360
0445323    ALPHARETTA            GA      30022    SFD        7.375      7.108      $944.84     360
0447236    ROCKVILLE             MD      20852    SFD        7.125      6.858      $1,435.02   360
0448131    PASADENA              TX      77505    SFD        6.875      6.608      $624.30     180
0448820    BOISE                 ID      83702    SFD        7.375      7.108      $1,381.35   360
0450907    HOLLYWOOD             FL      33021    SFD        7.375      7.108      $483.47     360
0451077    WILMINGTON            DE      19806    HCO        6.875      6.608      $1,018.24   360
0459422    KEIZER                OR      97303    SFD        6.875      6.608      $762.04     360
0468422    CHARLESTON            SC      29407    SFD        7.250      6.983      $706.05     360
0480824    BRUNSWICK             OH      44212    SFD        7.375      7.108      $1,267.46   360
0500869    PUNTA GORDA           FL      33950    LCO        7.000      6.733      $598.77     360
0510666    CHALLIS               ID      83226    SFD        6.750      6.483      $292.02     180
0512588    MT. PLEASANT          SC      29466    SFD        7.250      6.983      $1,023.26   360
0526054    INDIAN HEAD PARK      IL      60525    PUD        7.250      6.983      $1,565.59   360
0533392    CLEAR LAKE            MN      55319    SFD        7.250      6.983      $1,125.59   360
0535415    COLUMBUS              OH      43214    SFD        7.250      6.983      $494.58     360
0737911    DUNCAN                OK      73533    SFD        7.500      7.233      $477.21     360
0740459    ANCHORAGE             AK      99508    MF4        7.375      7.108      $1,696.64   360
0740556    KIRKLAND              WA      98033    SFD        8.250      7.983      $875.23     360
0742076    LAS VEGAS             NV      89110    SFD        7.625      7.358      $1,217.41   360
0742157    MIAMI                 FL      33138    MF4        7.500      7.233      $862.84     360
0743580    RAPID CITY            SD      57701    SFD        8.500      8.233      $591.68     360
0744006    EDMOND                OK      73013    SFD        8.875      8.608      $865.47     360
0744917    HOLLADAY              UT      84117    SFD        8.875      8.608      $2,229.80   360
0747152    GREENSBORO            NC      27408    SFD        8.125      7.858      $629.64     360
0753119    MIAMI                 FL      33186    PUD        8.250      7.983      $1,656.55   360
0757175    LAKE ELSINORE         CA      92530    SFD        8.375      8.108      $1,340.77   360
0760492    GRANITE CITY          IL      62040    SFD        8.125      7.858      $617.76     360
0768067    HENDERSON             NV      89015    SFD        8.250      7.983      $420.71     360
0773892    BALTIMORE             MD      21218    MF3        7.000      6.733      $1,245.45   360
0795177    AUSTIN                TX      78754    SFD        9.625      9.358      $1,079.49   360
0804114    POWELL                TN      37849    SFD        9.125      8.858      $1,109.19   360
0804301    ALEXANDRIA            VA      22301    SFD        10.950     10.683     $2,646.45   360
0810198    CAMANO ISLAND         WA      98282    MAN        6.750      6.483      $741.35     360
0811682    CLEARWATER            FL      33767    HCO        8.750      8.483      $1,088.80   360
0816384    RICHARDSON            TX      75081    SFD        8.500      8.233      $793.52     360
0818219    CINCINNATI            OH      45244    SFD        7.250      6.983      $1,326.83   360
0822474    NEW YORK              NY      10023    HCO        7.875      7.608      $1,903.31   360
0825766    POWELL                OH      43065    SFD        6.750      6.483      $1,327.37   180
0826348    ROCKFORD              MI      49341    SFD        9.625      9.358      $1,070.14   360
0827539    MEMPHIS               TN      38118    SFD        10.250     9.983      $676.79     360
0836909    COLUMBUS              OH      43214    SFD        9.950      9.683      $1,966.23   360
0844610    ABERDEEN              WA      98520    SFD        8.750      8.483      $258.28     360
0847647    ELMHURST              IL      60126    SFD        8.500      8.233      $438.28     360
0848458    KYLE                  TX      78640    SFD        10.750     10.483     $794.58     360
0848851    SAINT PAUL            MN      55116    SFD        10.500     10.233     $1,750.82   360
0849202    WILMINGTON            NC      28405    SFD        8.750      8.483      $865.38     360
0849211    WILMINGTON            NC      28405    SFD        8.750      8.483      $865.38     360
0850642    SNELLVILLE            GA      30078    MF4        9.125      8.858      $2,397.46   360
0853651    ANGLETON              TX      77515    SFD        8.375      8.108      $1,573.35   360
0853998    NEW ORLEANS           LA      70112    MF3        8.500      8.233      $339.10     360
0857004    LONG BEACH            CA      90804    SFD        8.375      8.108      $991.89     360
0857341    OLYMPIA               WA      98502    SFD        7.875      7.608      $1,196.37   360
0866480    LONDONDERRY           NH      03053    SFD        9.250      8.983      $1,679.09   360
0868796    EAST LANSING          MI      48823    SFD        9.625      9.358      $557.17     360
0876298    GREER                 SC      29651    SFD        10.500     10.233     $642.20     360
0878940    OCEANSIDE             CA      92054    SFD        7.750      7.483      $1,346.86   360
0893795    FORT WORTH            TX      76123    SFD        10.500     10.233     $1,831.81   360
0896997    BREEZY POINT          MN      56472    SFD        7.500      7.233      $1,127.48   360
0897583    LEWISTON              ID      83501    SFD        8.750      8.483      $503.49     360
0898192    ORANGE                NJ      07050    MF3        7.750      7.483      $952.83     360
0900207    CLEARWATER            FL      33767    HCO        8.875      8.608      $955.97     360
0900255    ATLANTA               GA      30324    SFD        8.625      8.358      $1,575.03   360
0902083    KEELING               VA      24566    SFD        7.500      7.233      $585.25     360
0919401    MIAMI BEACH           FL      33139    LCO        7.500      7.233      $507.54     180
0921854    OAK HARBOR            WA      98277    SFD        10.125     9.858      $1,259.51   360
0925387    SULPHUR               OK      73086    SFD        8.875      8.608      $723.24     360
0931940    CEDAR KEY             FL      32625    SFD        7.875      7.608      $1,609.66   360
0934201    RENO                  NV      89506    SFD        8.950      8.683      $634.42     360
0958149    SAINT PETERSBURG      FL      33705    SFD        8.250      7.983      $1,490.52   360
0963775    PINELLAS PARK         FL      33781    SFD        7.875      7.608      $804.83     360
0971270    BATH                  ME      04530    SFD        7.500      7.233      $723.69     360
0971889    RICHFIELD             MN      55423    SFD        8.875      8.608      $1,288.95   360
0973712    PENACOOK              NH      03303    LCO        7.950      7.683      $598.84     360
0973772    BAY POINT             CA      94565    SFD        9.625      9.358      $1,415.24   360
0974077    PHOENIX               AZ      85035    SFD        7.875      7.608      $375.95     360
0976574    PEMBROKE PINES        FL      33029    SFD        6.875      6.608      $918.39     360
0977014    ANNANDALE             VA      22003    SFD        7.500      7.233      $1,628.48   360
0978620    PENSACOLA             FL      32501    SFD        7.000      6.733      $439.10     360
0979969    ANCHORAGE             AK      99515    MF4        7.625      7.358      $2,567.17   360
0983901    WINONA                MN      55987    SFD        9.375      9.108      $823.44     360
0986366    PORTLAND              OR      97206    SFD        8.750      8.483      $641.17     360
0987469    BATON ROUGE           LA      70810    SFD        7.250      6.983      $827.31     360
0990550    OLYMPIA               WA      98502    SFD        8.625      8.358      $1,366.97   360
0993711    PHILADELPHIA          PA      19147    MF3        7.500      7.233      $610.42     360
0997521    SACRAMENTO            CA      95833    SFD        8.875      8.608      $1,772.30   360
1003900    PEMBROKE PINES        FL      33028    SFD        7.500      7.233      $978.90     360
1011266    BATON ROUGE           LA      70809    SFD        7.875      7.608      $707.67     360
1058040    SOUTH OZONE PARK      NY      11420    SFD        7.125      6.858      $2,527.27   180
1185902    CHATTANOOGA           TN      37415    SFD        6.875      6.608      $546.90     360
1203635    JAMAICA               NY      11433    MF2        7.625      7.358      $2,151.70   360
1244975    TULSA                 OK      74105    MF4        7.750      7.483      $813.85     360
2026903    CONGERS               NY      10920    MF2        8.000      7.733      $1,467.53   360
2936747    SPRINGFIELD           MO      65807    SFD        8.000      7.733      $375.69     360
3838445    ROCK HALL             MD      21661    SFD        7.500      7.233      $524.41     360
3841500    MIAMI                 FL      33129    HCO        7.375      7.108      $984.21     360
3847045    CATHEDRAL CITY        CA      92234    LCO        7.875      7.608      $1,114.79   360
3849210    LAS VEGAS             NV      89121    SFD        7.875      7.608      $1,089.78   360
3892294    MEADVILLE             PA      16335    SFD        8.250      7.983      $250.17     360
4072351    KIHEI                 HI      96753    SFD        7.375      7.108      $1,638.97   360
4141727    CANADIAN LAKES        MI      49346    SFD        8.500      8.233      $984.21     360
4161493    BIG BEAR CITY         CA      92314    SFD        7.125      6.858      $350.33     360
4172656    EDGEWATER             FL      32132    LCO        7.625      7.358      $318.51     360
4218647    WINSTON SALEM         NC      27107    SFD        8.750      8.483      $427.97     360
4220766    REDMOND               OR      97756    SFD        8.500      8.233      $2,156.81   360
4221458    PISMO BEACH           CA      93448    LCO        9.000      8.733      $1,609.25   360
4221460    PISMO BEACH           CA      93448    LCO        9.000      8.733      $1,508.67   360
4221830    STATEN ISLAND         NY      10312    SFD        7.625      7.358      $763.71     360
4222689    ST.ALBANS             NY      11412    SFD        7.375      7.108      $1,533.30   360
4223336    DALLAS                NC      28034    SFD        8.500      8.233      $813.89     180
4225227    MANSFIELD             TX      76063    MF4        8.750      8.483      $849.64     360
4225304    MANSFIELD             TX      76063    MF4        8.750      8.483      $849.64     360
4225814    HEFLIN                AL      36264    SFD        7.750      7.483      $483.58     360
4225851    PAWLEYS ISLAND        SC      29585    HCO        8.500      8.233      $1,068.60   360
4226172    CITRUS HEIGHTS        CA      95621    SFD        7.875      7.608      $1,229.00   360
4228747    VIRGINIA BEACH        VA      23462    SFD        8.625      8.358      $437.51     360
4228978    FRESNO                CA      93727    SFD        8.125      7.858      $928.13     360
4229812    KAILUA KONA           HI      96740    LCO        7.750      7.483      $488.95     360
4230605    ALBANY                OR      97321    SFD        8.625      8.358      $790.24     360
4234850    GAINSVILLE            GA      30506    SFD        7.875      7.608      $1,010.03   360
4236136    MADISON               WI      53705    SFD        8.250      7.983      $704.32     360
4242407    KILLEEN               TX      76543    MF4        8.250      7.983      $1,217.05   360
4243915    WAILUKU               HI      96793    MF2        8.000      7.733      $3,668.82   360
4254243    MANCHESTER            NJ      08759    SFD        8.750      8.483      $601.83     360
4280770    SAG HARBOR            NY      11963    SFD        8.000      7.733      $1,027.27   360
4289745    BRONX                 NY      10461    MF3        8.500      8.233      $2,422.08   360
4290760    CARRBORO              NC      27510    SFD        7.875      7.608      $435.04     360
4290803    PHOENIX               AZ      85040    MF3        8.750      8.483      $665.55     360
4290852    MANCHESTER            NH      03103    MF4        8.500      8.233      $1,273.32   360
4290882    MANCHESTER            NH      03102    MF4        8.500      8.233      $1,307.92   360
4290898    CHICAGO               IL      60653    MF4        8.000      7.733      $2,237.99   360
4290903    GREEN COVE SPRINGS    FL      32043    SFD        8.000      7.733      $1,203.37   360
4291296    LAS VEGAS             NV      89123    PUD        8.000      7.733      $805.67     360
4291379    MANSFIELD             MA      02048    SFD        7.250      6.983      $938.68     360
4296960    ZEPHYR COVE           NV      89449    SFD        7.250      6.983      $1,163.12   360
4306714    SEMINOLE              FL      33712    SFD        7.875      7.608      $765.68     360
4306914    BENICIA               CA      94510    LCO        7.500      7.233      $741.17     360
4310276    SOUTH BAY             FL      33493    SFD        8.500      8.233      $384.46     360
4312462    OTIS                  OR      97368    SFD        7.625      7.358      $530.85     360
4318291    MINNEAPOLIS           MN      55412    SFD        7.875      7.608      $986.09     360
4318953    NEW YORK              NY      10024    COP        7.625      7.358      $821.04     360
4319713    EVERETT               WA      98204    MF2        8.000      7.733      $2,146.27   360
4319740    ALEXANDRIA            VA      22309    LCO        7.875      7.608      $423.45     360
4319744    AUSTIN                TX      78730    SFD        7.500      7.233      $1,957.80   360
4319771    AVON PARK             FL      33825    MF2        7.875      7.608      $311.78     360
4319784    MOSCOW                PA      18444    MF3        8.250      7.983      $447.01     360
4319800    COLLEGE PARK          GA      30349    MF3        8.500      8.233      $1,141.84   360
4319808    NOKESVILLE            VA      20181    SFD        7.375      7.108      $1,457.33   360
4319819    INMAN                 SC      29349    SFD        8.500      8.233      $1,408.65   360
4319841    MEMPHIS               TN      38117    SFD        7.875      7.608      $2,055.58   360
4319861    TACOMA                WA      98404    MF4        7.500      7.233      $832.07     360
4319879    NEWTON                MA      02465    SFD        7.125      6.858      $1,852.73   360
4319929    ST. LOUIS             MO      63116    MF2        8.500      8.233      $567.46     360
4319947    MANTECA               CA      95336    MF4        8.500      8.233      $2,110.67   360
4319960    LAWRENCEVILLE         GA      30043    SFD        7.500      7.233      $1,015.26   360
4320054    UNIVERSITY PLACE      WA      98467    MF2        7.375      7.108      $821.91     360
4321032    PINE CITY             MN      55063    SFD        8.750      8.483      $1,403.48   360
4328059    FORT MYERS            FL      33907    MF2        7.750      7.483      $401.19     360
4332807    CHELMSFORD            MA      01863    SFD        8.250      7.983      $518.38     360
4338948    EAST ROCKAWAY         NY      11578    COP        7.500      7.233      $531.41     360
4350236    MIAMI                 FL      33183    LCO        7.875      7.608      $375.59     360
4356593    NASHVILLE             TN      37208    SFD        8.375      8.108      $419.18     360
4357415    MONTARA               CA      94037    MF4        7.375      7.108      $3,651.60   360
4363517    PORT ORCHARD          WA      98366    SFD        7.125      6.858      $464.87     360
4363611    KEY WEST              FL      33040    SFD        7.750      7.483      $1,232.23   360
4366721    LEOMINSTER            MA      01453    MF3        8.500      8.233      $553.62     360
4366742    DURANGO               CO      81301    LCO        8.250      7.983      $349.34     360
4366751    ATTLEBORO             MA      02703    MF3        8.500      8.233      $1,660.09   360
4366788    MANCHESTER TOWNSHIP   NJ      08759    SFD        8.500      8.233      $968.83     360
4366885    RICHMOND              VA      23229    SFD        8.625      8.358      $784.01     360
4366928    GRAYSON               GA      30017    SFD        7.625      7.358      $2,099.68   360
4367028    RENO                  NV      89509    LCO        8.000      7.733      $610.86     360
4367945    PLEASANTON            CA      94566    SFD        6.625      6.358      $1,664.81   360
4368163    CHINO                 CA      91710    SFD        7.875      7.608      $1,876.12   360
4368494    NEW ORLEANS           LA      70116    MF2        7.875      7.608      $522.05     360
4369074    NEWTOWN               MA      02446    MF2        7.875      7.608      $1,993.95   360
4369269    STEWARTSVILLE         NJ      08886    SFD        7.875      7.608      $2,154.00   360
4374199    CHATTANOOGA           TN      37421    SFD        8.000      7.733      $857.04     360
4374240    NEW HAVEN             CT      06511    MF3        8.375      8.108      $513.05     360
4374241    CHATTANOOGA           TN      37421    SFD        8.000      7.733      $857.04     360
4374281    ROSEVILLE             CA      95747    PUD        7.375      7.108      $1,989.14   360
4374324    TAYLORS               SC      29687    SFD        7.875      7.608      $1,018.17   180
4374394    EATON                 CO      80615    SFD        7.875      7.608      $2,117.21   360
4374497    CINCINNATI            OH      45214    MF2        8.125      7.858      $394.27     360
4374863    MIAMI                 FL      33172    SFD        7.375      7.108      $1,160.34   360
4374907    TRENTON               NJ      08609    MF4        8.375      8.108      $607.68     360
4375639    FORT LAUDERDALE       FL      33316    SFD        8.375      8.108      $2,189.01   360
4375739    LEXINGTON             KY      40517    SFD        7.250      6.983      $611.23     360
4375833    ORLANDO               FL      32835    SFD        8.500      8.233      $1,276.40   360
4375951    NORTH CHELMSFORD      MA      01863    LCO        8.500      8.233      $1,359.44   360
4375999    ROSEVILLE             CA      95747    SFD        7.625      7.358      $2,123.38   360
4376117    ORANGE                CA      92867    MF4        8.500      8.233      $1,676.23   360
4377170    ASHBURN               VA      20147    PUD        7.875      7.608      $1,678.90   360
4377203    NAPLES                FL      34108    SFD        8.125      7.858      $1,236.26   360
4377240    MOUNT LAUREL          NJ      08054    LCO        8.375      8.108      $395.24     360
4377333    RICHARDSON            TX      75081    SFD        8.000      7.733      $1,033.14   360
4379593    METHUEN               MA      01844    MF2        7.000      6.733      $794.38     360
4379692    IDAHO FALLS           ID      83404    MF4        8.000      7.733      $463.74     360
4379742    MESA                  AZ      85203    MF3        8.375      8.108      $1,094.50   360
4379844    MONROE                WA      98272    SFD        8.125      7.858      $950.40     360
4379878    EPPING                NH      03042    MF3        8.750      8.483      $1,120.27   360
4379937    ALISO VIEJO           CA      92656    LCO        7.250      6.983      $1,364.35   360
4380015    GREENWICH             CT      06830    SFD        8.000      7.733      $1,049.29   360
4380039    TUCSON                AZ      85706    MF4        8.375      8.108      $710.67     360
4380124    LAS VEGAS             NV      89107    MF4        8.375      8.108      $1,402.34   360
4380159    HOUSTON               TX      77074    LCO        7.875      7.608      $306.71     360
4380187    LAS VEGAS             NV      89107    MF4        8.375      8.108      $1,402.34   360
4380273    LAKESIDE              AZ      85929    SFD        8.250      7.983      $621.67     360
4384189    CHICAGO               IL      60617    MF4        7.750      7.483      $773.73     360
4384213    BELLWOOD              IL      60104    MF4        8.000      7.733      $1,465.70   360
4384260    RANCHO MIRAGE         CA      92270    SFD        8.375      8.108      $2,052.20   360
4384274    SPRINGFIELD           MA      01108    MF2        8.375      8.108      $677.23     360
4384351    DORCHESTER            MA      02122    MF3        7.750      7.483      $1,773.13   360
4384381    CHICAGO               IL      60623    MF3        7.500      7.233      $1,096.02   360
4385453    FORT LEE              NJ      07024    HCO        8.500      8.233      $634.36     360
4386431    SAINT ALBANS          VT      05478    MF4        8.375      8.108      $1,185.72   360
4386691    UNIVERSITY CITY       MO      63130    MF4        8.500      8.233      $830.43     360
4386756    POWDER SPRINGS        GA      30127    SFD        7.125      6.858      $1,920.10   360
4386903    CLEMENTON             NJ      08021    SFD        8.000      7.733      $726.43     360
4386937    WILDER                VT      05088    MF2        8.000      7.733      $824.75     360
4395471    BLOOMFIELD HILLS      MI      48033    SFD        7.500      7.233      $1,223.63   360
4396220    JERSEY CITY           NJ      07037    MF4        8.000      7.733      $2,113.25   360
4396368    LEICESTER             MA      01524    SFD        7.750      7.483      $1,289.55   360
4396403    GLOVERSVILLE          NY      12078    MF4        7.875      7.608      $355.67     180
4396405    LAS VEGAS             NV      89104    MF4        7.875      7.608      $557.58     360
4396517    GARDNER               MA      01440    MF3        8.375      8.108      $793.52     360
4396589    UNIVERSITY CITY       MO      63130    MF4        8.500      8.233      $830.43     360
4396630    HUDSON                FL      34667    SFD        7.875      7.608      $1,087.60   360
4396723    WEST SPRINGFIELD      MA      01089    MF4        8.375      8.108      $923.49     360
4401227    MIAMI                 FL      33165    SFD        7.500      7.233      $1,048.83   360
4403375    PAWTUCKET             RI      02860    MF3        8.375      8.108      $1,094.51   360
4407443    POQUOSON              VA      23662    SFD        7.500      7.233      $349.61     360
4409276    EAST HAMPTON          NY      11937    MF2        7.625      7.358      $1,450.98   360
4410171    JERSEY CITY           NJ      07303    LCO        8.000      7.733      $1,085.97   360
4411091    FAIRFIELD             CT      06851    MF3        6.500      6.233      $1,561.21   360
4412862    GRIFFIN               GA      30224    SFD        8.750      8.483      $672.63     360
4423042    WASHINGTON            DC      20019    MF4        7.875      7.608      $718.44     360
4430893    ATLANTA               GA      30324    SFD        8.250      7.983      $2,065.99   360
4432363    TEMPLE TERRACE        FL      33617    LCO        8.125      7.858      $384.25     360
4434359    BRONX                 NY      10461    MF3        7.875      7.608      $3,248.31   360
4439617    PARKVILLE             MD      21234    MF2        7.750      7.483      $279.41     360
4440236    LONG BEACH            CA      90813    MF4        7.375      7.108      $1,420.03   360
4446596    DUCK KEY              FL      33050    MF2        7.750      7.483      $2,722.37   360
4446653    SHELBY TWP            MI      48315    SFD        6.875      6.608      $1,129.92   360
4446707    SCOTTSDALE            AZ      85251    LCO        7.500      7.233      $384.57     360
4446778    HONESDALE             PA      18431    MF4        8.375      8.108      $615.66     360
4446960    VENICE AREA           CA      90291    MF3        8.250      7.983      $2,065.98   360
4449773    OAKTON                VA      22124    LCO        7.875      7.608      $1,102.11   360
4614590    SARASOTA              FL      34236    LCO        7.750      7.483      $1,576.04   360
4620969    RIO RANCHO            NM      87124    SFD        7.250      6.983      $1,084.74   360
4677951    PROVIDENCE            RI      02909    MF2        7.750      7.483      $486.80     360
4678421    GLEN ARBOR            MI      49636    SFD        8.000      7.733      $2,054.54   360
4781209    NARRAGANSETT          RI      02882    SFD        7.750      7.483      $1,608.35   360
4814935    TUALATIN              OR      97062    SFD        7.750      7.483      $1,432.82   360
4863122    CAPE CORAL            FL      33914    SFD        6.250      5.983      $668.79     180
4868717    CINCINNATI            OH      45237    MF4        7.500      7.233      $956.53     360
4877874    WARREN                OH      44483    SFD        7.375      7.108      $877.16     360
4909560    EUCLID                OH      44119    MF2        8.250      7.983      $500.34     360
4929766    CINCINNATI            OH      45237    MF4        7.500      7.233      $956.53     360
4938940    MODESTO               CA      95356    SFD        7.500      7.233      $1,513.83   360
4955548    JOHNSTON              IA      50131    SFD        7.500      7.233      $894.30     360
4960845    HUGO                  MN      55038    SFD        7.625      7.358      $1,584.82   360
4984647    PUNTA GORDA           FL      33983    SFD        7.875      7.608      $1,239.51   360
5026059    DORCHESTER            MA      02124    LCO        8.500      8.233      $456.73     360
5077995    ERIE                  MI      48133    SFD        7.000      6.733      $467.04     360
5343637    ST LOUIS              MO      63116    SFD        7.500      7.233      $398.55     360
5378294    TREMONT               IL      61568    SFD        6.875      6.608      $646.42     360
5598511    ST PAUL               MN      55103    MF3        7.375      7.108      $1,069.18   360
5754296    AMISSVILLE            VA      20106    SFD        7.500      7.233      $1,146.71   360
5835350    EDGEWATER             FL      32132    LCO        7.625      7.358      $318.51     360
5933262    EDGEWATER             FL      32132    LCO        7.625      7.358      $318.51     360
5951566    ALBANY                NY      12209    MF3        8.250      7.983      $631.06     360
6027786    KILLEEN               TX      76542    MF4        9.000      8.733      $1,302.76   360
6087230    BANDERA               TX      78003    SFD        7.375      7.108      $361.78     360
6094367    KENNESAW              GA      30152    SFD        8.000      7.733      $1,454.82   360
6097034    EDGEWATER             FL      32132    LCO        7.625      7.358      $318.51     360
6098018    EDGEWATER             FL      32132    LCO        7.625      7.358      $318.51     360
6108927    YOUNTVILLE            CA      94599    SFD        7.500      7.233      $1,678.11   360
6169196    WASHINGTON            DC      20001    MF2        7.875      7.608      $725.07     360
6170742    EDGEWATER             FL      32132    LCO        7.625      7.358      $318.51     360
6171287    FRENCH CREEK          NY      14724    LCO        7.250      6.983      $955.05     360
6174198    TUCSON                AZ      85749    SFD        7.875      7.608      $520.96     360
6179993    EDGEWATER             FL      32132    LCO        7.625      7.358      $318.51     360
6180941    EDGEWATER             FL      32132    LCO        7.625      7.358      $318.51     360
6188116    EDGEWATER             FL      32132    LCO        7.625      7.358      $318.51     360
6192563    SAN GABRIEL           CA      91776    SFD        7.500      7.233      $1,817.96   360
6197976    CHICAGO               IL      60621    MF2        8.750      8.483      $778.83     360
6224998    CULVER CITY           CA      90232    MF4        7.125      6.858      $1,987.47   360
6225805    HUMBLE                TX      77346    SFD        7.375      7.108      $478.29     360
6242221    EDGEWATER             FL      32132    LCO        7.625      7.358      $318.51     360
6303534    PENSACOLA             FL      32514    SFD        7.625      7.358      $532.26     360
8388085    MILLSBORO             DE      19966    SFD        7.250      6.983      $723.11     360
8415224    WEST DES MOINES       IA      50266    SFD        8.125      7.858      $1,423.57   360
8426393    COLLEGE GROVE         TN      37046    SFD        7.500      7.233      $1,750.83   360
8446329    BATH                  MI      48808    SFD        6.875      6.608      $1,806.55   360
8519818    NORTH POLE            AK      99705    SFD        8.000      7.733      $858.50     360
8558532    SHREVEPORT            LA      71129    SFD        8.875      8.608      $676.30     360
8585187    ORD                   NE      68862    SFD        8.000      7.733      $1,137.34   360
8619437    ARDMORE               OK      73402    SFD        7.125      6.858      $1,503.74   360
8636568    WAPPINGERS            NY      12590    SFD        8.375      8.108      $1,039.78   360
8645239    LINDEN                NJ      07036    MF4        8.250      7.983      $1,724.16   360
8660616    SAN ANTONIO           TX      78228    SFD        8.000      7.733      $719.09     360
8695088    PORTLAND              OR      97236    SFD        7.500      7.233      $1,510.30   360
8710558    MOSS POINT            MS      39563    SFD        7.500      7.233      $440.51     360
8738521    SYRIA                 VA      22743    SFD        7.750      7.483      $573.13     360
8748397    BOARDMAN              OR      97818    MAN        7.625      7.358      $445.91     360
8754286    PRESCOTT VALLEY       AZ      86314    SFD        7.625      7.358      $871.50     360
8777154    STATEN ISLAND         NY      10309    MF2        7.250      6.983      $2,046.53   360
8779817    YARDLEY               PA      19067    LCO        8.125      7.858      $1,234.77   360
8780767    WEISER                ID      83672    SFD        7.625      7.358      $849.35     360
8789137    FREEVILLE             NY      13068    MF4        7.375      7.108      $870.25     360
8794528    PASCO                 WA      99301    MF4        8.125      7.858      $574.69     360
8798250    ARLINGTON             TX      76017    SFD        8.375      8.108      $400.18     360
8805734    MIDDLE VILLAGE        NY      11379    SFD        8.000      7.733      $1,808.00   360
8808199    DRAPER                UT      84020    SFD        8.000      7.733      $1,717.01   360
8812427    LINCOLN CITY          OR      97367    HCO        7.125      6.858      $494.58     180
8812502    GROVELAND             CA      95321    SFD        8.375      8.108      $410.44     360
8827938    BRANDON               FL      33511    SFD        7.500      7.233      $1,274.42   360
8834192    OCEANSIDE             CA      92054    SFD        8.375      8.108      $864.58     360
8839945    TRUCKEE               CA      96161    LCO        8.125      7.858      $259.87     360
8844932    LAS VEGAS             NV      89123    SFD        8.125      7.858      $595.48     360
8846899    NEWBURGH              NY      12550    MF2        8.500      8.233      $501.23     180
8847471    MATTAPAN              MA      02126    MF2        8.125      7.858      $1,784.22   360
8850215    EULESS                TX      76039    SFD        7.875      7.608      $964.57     180
8850565    RENO                  NV      89503    SFD        6.750      6.483      $831.21     360
8858815    MC FARLAND            CA      93250    SFD        7.750      7.483      $519.58     180
8859219    PEQUANNOCK            NJ      07444    SFD        8.000      7.733      $1,328.11   360
8860091    SPRINGFIELD           MO      65807    SFD        8.500      8.233      $495.95     360
8868728    DEPOE BAY             OR      97341    SFD        8.000      7.733      $1,467.53   360
8869578    JANESVILLE            MN      56048    SFD        8.125      7.858      $826.77     360
8872971    WAREHAM               MA      02571    LCO        8.000      7.733      $791.73     360
8874452    LOS ANGELES           CA      90001    SFD        8.000      7.733      $902.53     360
8874749    LAKE HAVASU CITY      AZ      86403    SFD        7.625      7.358      $389.29     360
8879323    JACKSON               MI      49201    SFD        7.500      7.233      $509.86     180
8882255    PLYMOUTH              MA      02360    LCO        8.125      7.858      $521.23     360
8883942    CHESTER               ID      83421    SFD        8.125      7.858      $1,152.36   360
8889997    WYCKOFF               NJ      07481    SFD        7.250      6.983      $1,807.77   360
8900105    STATEN ISLAND         NY      10305    LCO        7.125      6.858      $889.31     360
8900171    LINCOLN CITY          OR      97367    LCO        8.000      7.733      $471.81     360
8900408    NEW YORK              NY      10031    LCO        8.125      7.858      $427.67     360
8904313    CHARLOTTE             NC      28203    SFD        8.500      8.233      $1,310.23   360
8905596    VIENNA                VA      22182    SFD        7.625      7.358      $2,123.38   360
8906123    SCRANTON              PA      18510    MF4        8.750      8.483      $403.58     360
8906447    AMARILLO              TX      79107    SFD        8.500      8.233      $323.98     180
8907993    ATHENS                GA      30601    SFD        7.375      7.108      $904.44     360
8908270    SACRAMENTO            CA      95821    SFD        7.250      6.983      $976.88     360
8908434    HARTFORD              CT      06114    MF2        8.250      7.983      $496.96     360
8909457    SOMMERVILLE           MA      02143    MF2        7.500      7.233      $2,781.04   180
8909739    MIAMI                 FL      33189    SFD        7.500      7.233      $870.52     360
8910170    KODIAK                AK      99615    SFD        8.750      8.483      $2,407.30   360
8913656    HAGERSTOWN            MD      21740    SFD        7.500      7.233      $434.07     360
8914795    WHITE BEAR LAKE       MN      55110    SFD        8.250      7.983      $1,089.34   360
8918394    VENTURA               CA      93003    SFD        7.500      7.233      $1,510.30   360
8920133    FT. LAUDERDALE        FL      33312    MF2        7.875      7.608      $870.08     360
8922941    UNIVERSITY PLACE      WA      98467    MF4        7.875      7.608      $1,403.01   360
8923191    WATSONVILLE           CA      95076    SFD        7.875      7.608      $2,146.21   360
8923357    PORTERVILLE           CA      93257    SFD        8.125      7.858      $447.73     360
8924767    PRESCOTT              AZ      86303    SFD        8.000      7.733      $339.00     360
8925119    LOS ANGELES           CA      90039    MF3        8.000      7.733      $1,898.98   360
8926000    REDLANDS              CA      92373    SFD        8.000      7.733      $1,650.97   360
8926656    MILFORD               NH      03055    SFD        6.625      6.358      $1,280.62   360
8927072    BINGHAMTON            NY      13905    SFD        8.000      7.733      $528.31     360
8928131    TINTON FALLS          NJ      07753    LCO        7.875      7.608      $1,038.08   180
8929256    SPRINGFIELD           MA      01108    MF4        8.750      8.483      $848.85     360
8929277    SPRINGFIELD           MA      01108    MF4        8.750      8.483      $849.64     360
8930181    CHARLOTTE             NC      28216    SFD        8.125      7.858      $512.73     180
8931399    PAINESVILLE TWP       OH      44077    SFD        7.750      7.483      $1,053.13   360
8934453    NEPTUNE               NJ      07753    SFD        7.625      7.358      $1,132.47   360
8936946    OAKLAND               CA      94606    SFD        7.500      7.233      $1,503.31   360
9006141    EAST POINT            GA      30344    SFD        7.625      7.358      $877.67     360
9015552    BRONX                 NY      10458    MF3        9.375      9.108      $1,759.15   360
9019657    CHICAGO               IL      60626    LCO        9.375      9.108      $1,609.44   360
9025628    VANCOUVER             WA      98665    SFD        8.500      8.233      $1,061.10   360
9029996    BILLINGS              MT      59106    SFD        8.375      8.108      $869.53     360
9036653    BROOKLYN              NY      11234    LCO        8.750      8.483      $1,384.60   360
9064000    LAWRENCE              NY      11559    SFD        7.875      7.608      $475.83     360
9067681    LEXINGTON             KY      40508    SFD        7.625      7.358      $270.74     360
9070442    DEER ISLAND           OR      97054    SFD        8.250      7.983      $2,043.45   360
9174673    TAMPA                 FL      33616    MF4        7.750      7.483      $677.01     360
9177064    DALLAS                TX      75214    SFD        7.500      7.233      $2,080.87   360
9201734    DENVER                CO      80209    SFD        7.500      7.233      $1,457.87   360
9209803    STERLING HEIGHTS      MI      48313    SFD        8.250      7.983      $931.57     360
9212793    ANTIOCH               CA      94509    SFD        8.500      8.233      $1,124.54   360
9216393    IRVINGTON             NJ      07111    MF4        8.125      7.858      $1,456.84   180
9223223    PORTLAND              OR      97219    MF3        7.750      7.483      $1,763.45   360
9226211    HAZEL CREST           IL      60429    SFD        8.500      8.233      $1,305.77   180
9231823    SHARPSBURG            GA      30277    SFD        8.250      7.983      $1,419.90   360
9232801    DARTMOUTH             MA      02747    SFD        8.625      8.358      $575.57     360
9268943    RIVERDALE             GA      30274    SFD        9.250      8.983      $482.39     360
9270513    LUTZ                  FL      33549    SFD        7.375      7.108      $814.31     360
9270817    HOUSTON               TX      77080    SFD        8.000      7.733      $759.45     360
9275339    EL PASO               TX      79902    SFD        7.750      7.483      $722.15     360
9278443    FORT LEE              NJ      07024    COP        7.375      7.108      $690.68     360
9279548    REDMOND               OR      97756    SFD        7.375      7.108      $657.52     360
9287887    CANYON LAKE           TX      78000    SFD        8.750      8.483      $479.74     180
9289943    WOLF CREEK            OR      97497    SFD        8.375      8.108      $1,846.98   360
9290684    VALLEJO               CA      94590    SFD        8.125      7.858      $932.58     360
9290907    FLINT                 MI      48503    SFD        7.750      7.483      $338.51     360
9291081    JOHNSON CITY          TN      37604    SFD        9.000      8.733      $563.24     360
9291107    ALBANY                OR      97321    SFD        8.875      8.608      $808.38     360
9291108    ALBANY                OR      97321    SFD        8.875      8.608      $808.38     360
9291745    UNIVERSITY PARK       TX      75205    MF4        7.750      7.483      $2,281.06   360
9292836    VALLEJO               CA      94590    SFD        8.875      8.608      $1,050.26   360
9293648    NORCROSS              GA      30093    SFD        7.250      6.983      $729.93     360
9294191    HOPKINS               SC      29061    SFD        8.250      7.983      $390.66     360
9295008    BRONX                 NY      10460    MF3        7.750      7.483      $2,192.23   360
9295562    SACRAMENTO            CA      95817    SFD        8.750      8.483      $527.09     360
9299573    SHREWSBURY            PA      17361    SFD        7.125      6.858      $1,050.77   180
9301207    DELHI                 CA      95315    SFD        7.375      7.108      $635.43     360
9302176    BROOKLYN              NY      11207    MF3        7.250      6.983      $2,204.12   360
9303645    COLORADO SPRINGS      CO      80915    SFD        7.750      7.483      $694.92     360
9306365    WEST NEW YORK         NJ      07093    MF3        8.500      8.233      $2,037.62   360
9310459    ADVANCE               NC      27101    SFD        8.500      8.233      $676.65     360
9312315    MONROE                GA      30655    MF2        7.500      7.233      $524.41     360
9312349    MONROE                GA      30655    MF2        7.500      7.233      $524.41     360
9312356    MONROE                GA      30655    MF2        7.500      7.233      $524.41     360
9312364    MONROE                GA      30655    MF2        7.500      7.233      $524.41     360
9312711    MONROE                GA      30655    MF2        7.500      7.233      $524.41     360
9314148    PITTSBURGH            PA      15220    SFD        7.250      6.983      $730.29     180
9325493    ACWORTH               GA      30102    SFD        7.250      6.983      $774.96     360
9325806    HAYWARD               CA      94541    MF3        7.875      7.608      $2,512.37   360
9325875    ATLANTA               GA      30315    SFD        7.750      7.483      $694.92     360
9326773    SOQUEL                CA      95073    LCO        7.750      7.483      $1,776.71   360
9327218    SOUTH LAKE TAHOE      CA      96150    SFD        7.875      7.608      $1,972.19   360
9329230    YOUNGSTOWN            OH      44509    SFD        8.500      8.233      $280.65     180
9329303    FRESNO                CA      93711    SFD        8.000      7.733      $2,164.61   360
9329393    COLUMBIA              SC      29203    SFD        8.500      8.233      $568.77     360
9329709    VALLEJO               CA      94590    SFD        8.250      7.983      $751.27     360
9330258    COLFAX                CA      95713    SFD        7.875      7.608      $941.87     360
9330978    PATCHOGUE             NY      11772    SFD        8.500      8.233      $1,384.05   360
9331007    OAKDALE               CA      95361    SFD        7.500      7.233      $629.30     360
9331681    LINCOLNTON            NC      28092    SFD        7.500      7.233      $648.18     360
9331808    LAWRENCEVILLE         GA      30044    SFD        8.000      7.733      $704.42     360
9331834    KARNS CITY            PA      16041    SFD        8.250      7.983      $310.28     360
9332965    SACRAMENTO            CA      95817    SFD        8.750      8.483      $424.82     360
9334127    SITKA                 AK      99835    SFD        8.000      7.733      $825.49     360
9334275    HOLT                  MI      48842    SFD        7.250      6.983      $586.68     360
9335870    TONOPAH               AZ      85354    SFD        8.500      8.233      $449.82     360
9337241    CLEARWATER            FL      33756    SFD        7.875      7.608      $565.56     360
9340203    LILBURN               GA      30047    SFD        8.250      7.983      $763.29     360
9340686    ROWLETT               TX      75088    SFD        7.875      7.608      $870.09     360
9342518    WEAVERVILLE           NC      28787    SFD        7.250      6.983      $690.37     360
9342910    SUWANEE               GA      30043    SFD        8.250      7.983      $781.32     360
9343156    SANTA ROSA            CA      95403    SFD        7.625      7.358      $1,486.02   360
9344000    BEAVERTON             MI      48612    SFD        7.250      6.983      $1,309.78   360
9345779    GLENDORA              CA      91741    SFD        7.625      7.358      $1,400.16   360
9352382    CLEVELAND             TN      37312    MF4        7.875      7.608      $1,389.96   360
9352771    DALLAS                TX      75231    SFD        7.625      7.358      $351.78     360
9354748    CLEVELAND             TN      37312    MF4        7.875      7.608      $1,389.96   360
9356143    ANNAPOLIS             MD      21401    SFD        7.000      6.733      $1,142.99   360
9356689    AUSTIN                TX      78705    LCO        7.875      7.608      $887.49     360
9357892    PARADISE              CA      95969    SFD        7.500      7.233      $501.69     360
9359207    DACULA                GA      30019    SFD        7.500      7.233      $968.42     360
9359408    LAS VEGAS             NV      89119    LCO        7.500      7.233      $245.78     360
9361589    WOODSIDE              NY      11377    SFD        7.875      7.608      $1,879.75   360
9363764    GRANBURY              TX      76048    SFD        7.500      7.233      $1,183.08   360
9373870    SANTA MARIA           CA      93454    SFD        7.125      6.858      $1,469.73   360
9375000    BLOOMFIELD            NM      87413    SFD        8.500      8.233      $664.34     360
9382543    LOS ANGELES           CA      90044    MF3        8.625      8.358      $1,046.52   360
9384546    SPOKANE               WA      99201    SFD        7.000      6.733      $314.36     360
9391005    BROCKTON              MA      02301    MF2        7.500      7.233      $1,636.17   360
9392951    OZONE PARK            NY      11421    SFD        6.875      6.608      $1,487.29   360
9394423    STONE MOUNTAIN        GA      30088    SFD        7.000      6.733      $688.59     360
9399977    LAKE WORTH            FL      33463    LCO        9.000      8.733      $231.74     360
9400530    KNIGHTSEN             CA      94548    SFD        7.250      6.983      $2,046.53   360
9403765    WINSTON SALEM         NC      27106    SFD        8.375      8.108      $881.69     360
9405497    LAWRENCEVILLE         GA      30044    MF4        7.125      6.858      $2,048.11   360
9405693    SACRAMENTO            CA      95820    MF2        9.000      8.733      $619.56     360
9407189    AMAGANSETT            NY      11930    COP        7.500      7.233      $839.06     360
9407251    SOUTH BEND            IN      46616    MF4        7.125      6.858      $400.19     360
9408061    LAMPASAS              TX      76550    SFD        6.375      6.108      $2,208.16   180
9409376    PROVIDENCE            RI      02909    MF3        7.625      7.358      $828.12     360
9415168    NEW BEDFORD           MA      02740    SFD        7.375      7.108      $1,286.73   360
9416044    ATLANTA               GA      30331    SFD        7.625      7.358      $414.06     360
9424727    SPRAGUE RIVER         OR      97624    SFD        9.000      8.733      $466.69     360
9425159    FRESNO                CA      93704    LCO        7.500      7.233      $286.68     360
9425725    ROCKLIN               CA      95765    SFD        7.375      7.108      $1,547.06   360
9429251    SANDWICH              MA      02563    SFD        8.750      8.483      $1,069.92   360
9432495    DALLAS                TX      75203    SFD        7.750      7.483      $246.45     360
9433288    SLATON                TX      79329    SFD        7.500      7.233      $516.03     360
9439380    LANCASTER             TX      75146    SFD        8.750      8.483      $814.24     360
9439582    KAUKAUNA              WI      54130    MF4        8.375      8.108      $1,101.16   360
9439921    FRESNO                CA      93711    SFD        7.000      6.733      $1,092.76   360
9442081    LAWTON                OK      73505    SFD        7.750      7.483      $482.87     360
9442561    OREGON CITY           OR      97045    SFD        7.375      7.108      $870.25     360
9444636    DOUGLASVILLE          GA      30134    SFD        6.500      6.233      $900.70     360
9445498    TECUMSEH              MI      49286    MF3        7.250      6.983      $1,092.85   360
9445506    DALLAS                TX      75232    SFD        8.750      8.483      $559.35     360
9446014    LOS ANGELES           CA      90008    SFD        8.250      7.983      $1,267.77   360
9450488    VALLEY                NE      68064    SFD        7.250      6.983      $1,091.48   360
9450646    INDEPENDENCE          NJ      07840    SFD        7.375      7.108      $1,421.75   360
9461977    SAN ANTONIO           TX      78240    SFD        7.125      6.858      $625.02     180
9466757    CINCINNATI            OH      45224    SFD        7.875      7.608      $390.88     360
9469969    COUNTRY CLUB HILL     IL      60478    SFD        7.875      7.608      $535.10     360
9472252    MACON                 GA      31210    MF2        8.875      8.608      $558.54     360
9473180    LONG LANE             MO      65590    SFD        6.750      6.483      $1,006.95   360
9473930    LAKE HAVASU CITY      AZ      86403    SFD        7.250      6.983      $880.00     180
9478761    MEADVILLE             PA      16335    MF4        7.875      7.608      $440.48     360
9480018    FAIRFAX               VA      22030    SFD        7.375      7.108      $1,567.83   360
9483080    HERMOSA BEACH         CA      90254    LCT        7.375      7.108      $1,683.52   360
9483137    CARRBORO              NC      27510    SFD        6.875      6.608      $1,192.98   360
9488319    SAVANNAH              GA      31404    SFD        7.500      7.233      $346.11     360
9489340    HARTFORD              CT      06106    MF3        8.875      8.608      $1,012.86   360
9491092    ALANSON               MI      49706    SFD        8.250      7.983      $600.26     360
9492784    FORT MYERS            FL      33907    MF2        8.125      7.858      $421.00     360
9493572    MINNEAPOLIS           MN      55413    SFD        7.375      7.108      $732.12     360
9493705    WELLINGTON            CO      80549    SFD        6.875      6.608      $952.42     360
9494499    RIVERSIDE             CA      92507    LCO        6.000      5.733      $316.56     360
9494543    PHOENIX               AZ      85013    MF3        8.000      7.733      $808.98     360
9495089    PHOENIX               AZ      85013    MF3        8.000      7.733      $808.98     360
9498891    W. PALM BEACH         FL      33401    MF2        8.750      8.483      $786.70     360
9503089    FAIRFAX               VA      22030    SFD        7.125      6.858      $1,602.98   360
9506570    CALUMET CITY          IL      60409    MF2        8.750      8.483      $665.55     360
9511990    MEDFORD               MA      02155    MF3        7.625      7.358      $3,085.98   360
9513261    PALM BEACH GARDEN     FL      33418    SFD        7.375      7.108      $1,243.22   360
9513535    MESA                  AZ      85212    SFD        6.750      6.483      $1,053.00   360
9517622    NORTH MANKATO         MN      56003    SFD        7.500      7.233      $1,705.38   360
9518356    LEES SUMMIT           MO      64086    MF4        7.375      7.108      $1,833.74   360
9519772    LEES SUMMIT           MO      64086    MF4        7.375      7.108      $1,833.74   360
9520310    FISH CREEK            WI      54212    SFD        6.750      6.483      $1,297.20   360
9531890    ELKO                  NV      89801    SFD        6.875      6.608      $642.14     180
9537583    BAKERSFIELD           CA      93313    MF2        7.250      6.983      $372.23     360
9538683    MINNEAPOLIS           MN      55418    MF4        8.625      8.358      $1,633.36   360
9542384    ROCHESTER             NH      03867    MF3        7.375      7.108      $1,069.17   360
9553081    HARTFORD              CT      06120    MF3        8.375      8.108      $365.29     360
9560649    HILLSBORO             NH      03244    MF4        7.000      6.733      $1,240.38   180
9563225    NORTH EAST            MD      21901    SFD        7.250      6.983      $716.29     360
9564036    GLEN                  NH      03838    SFD        8.375      8.108      $478.85     360
9572509    FLUSHING              NY      11355    SFD        7.250      6.983      $1,279.08   360
9572935    DOUGLASVILLE          GA      30135    SFD        7.625      7.358      $884.74     360
9573203    UMATILLA              FL      32784    SFD        7.125      6.858      $359.43     360
9575793    WEEHAWKEN             NJ      07087    MF3        7.125      6.858      $2,223.27   360
9581170    CHICAGO               IL      60605    LCO        9.000      8.733      $877.04     360
9583642    SAN LEANDRO           CA      94579    SFD        7.250      6.983      $511.63     360
9588252    OAKDALE               CA      95361    SFD        6.375      6.108      $1,351.69   180
9590903    SILVER SPRINGS        MD      20906    SFD        7.125      6.858      $969.62     360
9593042    BRICK                 NJ      08723    SFD        8.250      7.983      $608.53     360
9594392    OGDEN                 UT      84403    SFD        8.750      8.483      $396.50     360
9596055    SHREVEPORT            LA      71104    MF3        6.500      6.233      $720.56     360
9620665    MARQUETTE             MI      49855    MF3        7.750      7.483      $418.78     360
9638483    DESTIN                FL      32550    SFD        8.125      7.858      $1,423.74   360
9648882    LANCASTER             MA      01523    MF3        8.750      8.483      $2,187.03   360
9655007    ST LOUIS PARK         MN      55416    LCO        7.375      7.108      $801.27     360
9663511    SPRINGFIELD           OH      45504    SFD        7.250      6.983      $832.94     360
9665468    CONYERS               GA      30094    SFD        8.500      8.233      $490.18     360
9669473    STOW                  OH      44224    SFD        7.500      7.233      $1,465.50   360
9670250    BRONX                 NY      10468    MF2        8.500      8.233      $1,951.50   360
9674910    SHEPHERDSTOWN         WV      25443    MF4        7.500      7.233      $1,202.65   360
9675679    HIGH POINT            NC      27262    SFD        7.375      7.108      $495.10     360
9682446    VICTOR                ID      83455    SFD        7.375      7.108      $673.41     360
9689888    MIAMI                 FL      33173    LCO        7.625      7.358      $509.05     360
9691536    KIRKSVILLE            MO      63501    MF3        7.875      7.608      $509.00     360
9695619    REHOBOTH BEACH        DE      19971    SFD        7.500      7.233      $1,314.52   360
9707293    BETHEL                CT      06801    SFD        7.625      7.358      $1,879.19   360
9710214    GRIFFIN               GA      30223    SFD        8.750      8.483      $552.26     360
9711061    MONSON                MA      01057    MF3        8.750      8.483      $959.47     180
9711801    EMPORIA               KS      66801    MF4        7.875      7.608      $460.06     360
9723467    LAS VEGAS             NV      89102    PUD        8.500      8.233      $342.17     360
9729683    HYDE PARK             MA      02136    MF4        7.875      7.608      $2,465.24   360
9740091    HAMPTON               NH      03842    SFD        7.125      6.858      $1,340.03   360
9749014    ARLINGTON             TX      76014    MF4        7.625      7.358      $874.83     360
9749710    SPARKS                NV      89436    SFD        7.625      7.358      $927.21     360
9751600    WALLACE               MI      49893    SFD        6.750      6.483      $538.24     360
9761377    YAKIMA                WA      98901    MF4        7.500      7.233      $723.69     360
9763537    BROOKLYN              NY      11207    MF2        7.500      7.233      $1,370.46   360
9764798    CHICAGO               IL      60620    SFD        7.625      7.358      $399.41     360
9806445    FORT WORTH            TX      76119    SFD        7.000      6.733      $306.51     180
9806762    COLUMBUS              GA      31909    SFD        7.000      6.733      $532.25     360
9808065    DADE CITY             FL      33523    SFD        8.250      7.983      $517.09     180
9811519    SACRAMENTO            CA      95817    SFD        8.875      8.608      $504.44     360
9811608    SACRAMENTO            CA      95817    SFD        9.000      8.733      $652.96     360
9811625    SACRAMENTO            CA      95820    SFD        8.875      8.608      $595.94     360
9811921    MILLCREEK TOWNSHIP    PA      16505    SFD        7.750      7.483      $578.51     360
9812016    MARKHAM               IL      60426    SFD        8.500      8.233      $393.90     180
9812573    SANTA ANA             CA      92704    SFD        6.875      6.608      $1,360.08   180
9816715    NORTH PROVIDENCE      RI      02911    SFD        7.750      7.483      $811.34     360
9819120    INDIANAPOLIS          IN      46202    SFD        8.875      8.608      $2,148.25   360
9821073    FRESNO                CA      93702    SFD        7.500      7.233      $330.03     360
9823403    LEBANON               OR      97355    SFD        7.500      7.233      $321.64     360
9830078    WILLS POINT           TX      75169    SFD        7.000      6.733      $414.82     360
9832871    CAMBRIDGE             MA      02139    LCO        7.000      6.733      $1,982.61   360
9834801    FREEPORT              NY      11520    SFD        6.875      6.608      $1,018.24   360
9838679    OKMULGEE              OK      74447    SFD        7.500      7.233      $311.48     180
9846598    LEBANON               TN      37087    SFD        7.625      7.358      $719.12     360
9847099    PATERSON              NJ      07501    MF2        7.875      7.608      $725.07     360
9848584    CITRUS HEIGHTS        CA      95610    SFD        6.875      6.608      $1,200.54   360
9850150    PORTLAND              OR      97266    MF3        7.375      7.108      $1,524.78   180
9850719    OAKLAND               CA      94608    SFD        7.250      6.983      $668.20     360
9850911    TIMONIUM              MD      21093    SFD        7.625      7.358      $1,981.83   360
9867101    GREENFIELD            IN      46140    MF3        8.125      7.858      $678.28     360
9867186    MANCHESTER            NH      03103    MF3        8.375      8.108      $1,033.93   360
9867190    ANAHEIM               CA      92808    LCO        7.500      7.233      $771.93     360
9867249    STARKVILLE            MS      39759    MF4        8.250      7.983      $845.17     360
9867373    CENTREVILLE           VA      20120    PUD        7.375      7.108      $2,002.96   360
9867387    YUMA                  AZ      85365    SFD        7.500      7.233      $2,041.71   360
9867442    YUBA CITY             CA      95991    MF3        7.000      6.733      $508.96     360
9867930    GREENSBORO            NC      27406    SFD        7.250      6.983      $649.43     360
9869086    CHANDLER              AZ      85225    MF2        7.875      7.608      $543.80     360
9877109    MIAMI BEACH           FL      33141    HCT        7.500      7.233      $1,576.85   180
9886870    BROCKTON              MA      02301    MF3        8.500      8.233      $1,522.45   360
9886963    DELRAY BEACH          FL      33444    SFD        7.875      7.608      $2,133.88   360
9886998    WORCESTER             MA      01606    MF3        7.625      7.358      $1,284.65   360
9888193    CHARLOTTE             NC      28210    PUD        6.875      6.608      $1,970.79   360
9888206    NAPLES                FL      34114    LCO        8.375      8.108      $950.09     360
9888210    MILWAUKEE             WI      53215    MF2        8.125      7.858      $441.05     360
9888224    PAWTUCKET             RI      02860    MF3        8.375      8.108      $1,011.66   360
9888238    PROVIDENCE            RI      02906    MF3        8.125      7.858      $1,752.30   360
9888247    LEWISTOWN             IL      61542    MF3        7.875      7.608      $185.99     360
9888251    WOONSOCKET            RI      02895    MF3        7.875      7.608      $437.22     360
9890739    WEST NYACK            NY      10994    MF2        8.625      8.358      $662.68     360
9890816    OZONE PARK            NY      11416    MF2        8.375      8.108      $1,436.54   360
9890871    HACKENSACK            NJ      07601    HCO        8.375      8.108      $1,156.07   360
9891751    RUMSON                NJ      07760    SFD        8.375      8.108      $1,208.51   360
9891815    RINGGOLD              GA      30736    SFD        7.875      7.608      $725.07     360
9891867    BROCKTON              MA      02301    MF4        8.375      8.108      $1,450.22   360
9891890    CLEARWATER            FL      33756    MF3        7.250      6.983      $914.12     360
9891938    SANTA ANA             CA      92703    MF3        7.625      7.358      $1,868.58   360
9891967    CINCINNATI            OH      45211    MF4        8.250      7.983      $1,014.21   360
9906300    FALL RIVER            MA      02721    MF4        8.500      8.233      $816.59     360
9923150    ANCHORAGE             AK      99504    MF4        8.375      8.108      $2,086.40   360
9933292    SNELLVILLE            GA      30039    SFD        7.625      7.358      $1,596.08   360
9939294    DANBURY               CT      06811    LCO        8.500      8.233      $573.81     360
9953286    VICTORVILLE           CA      92392    SFD        9.950      9.683      $967.39     360
9955496    KENNEBUNK             ME      04043    SFD        7.750      7.483      $1,976.04   360
9958869    PHILADELPHIA          PA      19129    MF3        7.625      7.358      $780.35     360
9963594    KIHEI                 HI      96753    LCO        7.250      6.983      $720.55     360
9968579    CHICAGO               IL      60657    MF3        7.500      7.233      $2,974.46   360
9968630    LUBBOCK               TX      79413    SFD        7.875      7.608      $300.18     360
9971825    BROOKLYN              NY      11217    MF3        7.625      7.358      $2,802.87   360
9978764    BROCKTON              MA      02302    SFD        7.125      6.858      $976.90     360
9979442    DARIEN                IL      60561    PUD        7.750      7.483      $1,321.79   360
9979458    DURHAM                NC      27704    SFD        7.000      6.733      $441.77     360
9979504    CHICAGO               IL      60637    MF2        8.375      8.108      $444.65     360
9979510    WATERBURY             CT      06705    MF3        7.375      7.108      $683.77     360
9979530    PRESCOTT              AZ      86301    SFD        7.250      6.983      $791.33     360
9979538    DELAND                FL      32720    SFD        7.000      6.733      $532.25     360
9979569    NAPLES                FL      34104    LCO        7.875      7.608      $661.27     360
9979570    STOCKBRIDGE           GA      30281    MF4        7.875      7.608      $1,450.14   360
9979593    NORMAN                OK      73071    MF3        7.375      7.108      $640.26     360
9979628    OYSTER BAY            NY      11771    SFD        7.750      7.483      $1,971.53   240
9979655    FALL RIVER            MA      02724    MF3        7.750      7.483      $839.64     360
9979683    BRADENTON             FL      34202    PUD        6.875      6.608      $1,471.56   180
9979950    DENVER                CO      80223    SFD        7.000      6.733      $1,336.56   180
9980199    VENETIA               PA      15367    LCO        7.625      7.358      $630.65     360
9981266    WEST MELBOURNE        FL      32904    SFD        6.875      6.608      $1,970.79   360
9981288    PIEDMONT              SC      29673    SFD        6.875      6.608      $981.04     180
9981311    BIDDEFORD             ME      04005    MF3        7.250      6.983      $1,135.83   360
9981314    PRESCOTT              AZ      86314    SFD        7.250      6.983      $719.02     360
9981330    CAROLINA BEACH        NC      28428    SFD        6.625      6.358      $919.81     360
9981342    ROYERSFORD            PA      19468    PUD        7.125      6.858      $614.43     360
9981343    PLANTATION            FL      33322    SFD        7.000      6.733      $1,257.43   360
9981363    TUCSON                AZ      85716    MF4        7.000      6.733      $665.31     360
9981382    CHICAGO               IL      60649    MF3        8.250      7.983      $2,065.99   360
9981408    LONG ISLAND CITY      NY      11101    MF2        7.875      7.608      $1,696.28   180
9981448    BETHLEHEM             PA      18018    SFD        7.750      7.483      $1,073.05   180
9981464    LAS VEGAS             NV      89128    SFD        7.375      7.108      $880.62     360
9985504    SPARKS                NV      89434    SFD        8.625      8.358      $1,039.13   360
9986159    BATON ROUGE           LA      70816    MF4        7.000      6.733      $832.30     360
9988045    ONAMIA TOWNSHIP       MN      56359    SFD        7.750      7.483      $1,096.11   360
9992449    WINCHESTER            VA      22601    SFD        9.125      8.858      $987.84     360
9992954    ROCKAWAY PARK         NY      11694    MF3        8.750      8.483      $2,301.10   360



(i)        (viii)      (ix)              (x)      (xi)        (xii)     (xiii)    (xv)      (xvI)
-----      ---------   ---------------   ------   -------   ---------   -------   -------   --------
                       CUT-OFF
MORTGAGE   SCHEDULED   DATE                                  MORTGAGE             MASTER    FIXED
LOAN       MATURITY    PRINCIPAL                            INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER     DATE        BALANCE           LTV      SUBSIDY      CODE     FEE       FEE       YIELD
--------   ---------   ---------------   ------   -------   ---------   -------   -------   --------
0001410    1-Apr-32    $41,447.63        80.00                          0.250     0.017     0.000
0003784    1-Mar-32    $249,083.73       74.85                          0.250     0.017     0.000
0011020    1-Mar-32    $35,868.03        90.00              12          0.250     0.017     0.000
0015469    1-Mar-32    $177,562.94       90.00              06          0.250     0.017     0.000
0019999    1-Apr-32    $173,802.22       70.00                          0.250     0.017     0.000
0026109    1-Mar-32    $157,454.39       97.00              24          0.250     0.017     0.000
0039797    1-Apr-32    $127,596.93       80.00                          0.250     0.017     0.000
0044304    1-Mar-32    $51,121.15        90.00              01          0.250     0.017     0.000
0044698    1-Mar-32    $120,157.98       90.00              06          0.250     0.017     0.000
0044829    1-Apr-32    $219,157.11       97.00              01          0.250     0.017     0.000
0051757    1-Mar-32    $54,703.74        90.00              01          0.250     0.017     0.000
0052275    1-Apr-32    $140,456.41       90.00              24          0.250     0.017     0.000
0056208    1-Mar-32    $123,273.37       90.00              06          0.250     0.017     0.000
0083520    1-May-32    $55,797.81        80.00                          0.250     0.017     0.000
0086049    1-Jun-32    $299,575.15       30.00                          0.250     0.017     0.000
0087961    1-Apr-32    $36,395.96        79.76                          0.250     0.017     0.000
0088133    1-May-17    $47,934.24        72.24                          0.250     0.017     0.000
0089959    1-Apr-32    $109,316.46       90.00              12          0.250     0.017     0.000
0090989    1-Apr-32    $127,043.15       75.00                          0.250     0.017     0.000
0092548    1-Jun-32    $112,835.90       62.78                          0.250     0.017     0.000
0094564    1-Apr-32    $26,924.94        90.00              12          0.250     0.017     0.000
0105186    1-May-32    $111,380.22       68.92                          0.250     0.017     0.000
0106349    1-Apr-32    $74,791.51        75.00                          0.250     0.017     0.000
0109243    1-Jun-32    $145,383.20       80.00                          0.250     0.017     0.000
0109499    1-Apr-32    $40,583.97        79.80                          0.250     0.017     0.000
0117792    1-Apr-32    $107,692.11       90.00              11          0.250     0.017     0.000
0117931    1-Apr-32    $124,256.64       90.00              01          0.250     0.017     0.000
0119152    1-Jul-32    $134,894.69       75.00                          0.250     0.017     0.000
0121572    1-May-32    $155,659.11       80.00                          0.250     0.017     0.000
0122016    1-May-32    $199,573.81       55.56                          0.250     0.017     0.000
0124589    1-May-32    $149,663.94       55.56                          0.250     0.017     0.000
0125149    1-Apr-32    $177,492.60       64.73                          0.250     0.017     0.000
0126065    1-Apr-32    $41,381.70        79.81                          0.250     0.017     0.000
0127296    1-Jun-32    $199,179.23       61.70                          0.250     0.017     0.000
0127816    1-Apr-17    $34,031.77        90.00              33          0.250     0.017     0.000
0128955    1-Apr-32    $99,562.54        90.00              13          0.250     0.017     0.000
0131667    1-May-32    $96,982.23        90.00              01          0.250     0.017     0.000
0133154    1-May-32    $56,439.64        90.00              06          0.250     0.017     0.000
0133774    1-Apr-32    $183,475.47       80.00                          0.250     0.017     0.000
0135116    1-Jun-32    $127,355.38       97.00              01          0.250     0.017     0.000
0138175    1-Apr-32    $148,043.84       90.00              06          0.250     0.017     0.000
0139090    1-May-32    $267,299.79       95.00              12          0.250     0.017     0.000
0139520    1-May-32    $135,702.82       80.00                          0.250     0.017     0.000
0140126    1-May-32    $181,361.26       90.00              06          0.250     0.017     0.000
0141272    1-Jun-32    $195,892.97       90.00              12          0.250     0.017     0.000
0141717    1-Jun-32    $35,499.66        90.00              01          0.250     0.017     0.000
0143195    1-May-32    $122,238.94       70.00                          0.250     0.017     0.000
0143483    1-May-32    $44,904.08        62.07                          0.250     0.017     0.000
0148568    1-May-32    $159,594.42       36.78                          0.250     0.017     0.000
0151790    1-Apr-32    $149,550.52       75.76                          0.250     0.017     0.000
0153060    1-May-32    $156,621.10       47.58                          0.250     0.017     0.000
0154422    1-May-32    $111,761.32       74.92                          0.250     0.017     0.000
0155132    1-Jun-32    $259,612.87       80.00                          0.250     0.017     0.000
0158678    1-May-32    $183,570.75       80.00                          0.250     0.017     0.000
0160500    1-May-32    $43,821.59        80.00                          0.250     0.017     0.000
0160711    1-May-32    $183,607.87       81.78              01          0.250     0.017     0.000
0161453    1-Aug-32    $60,000.00        33.52                          0.250     0.017     0.000
0161734    1-May-17    $91,142.85        80.00                          0.250     0.017     0.000
0162416    1-Jun-32    $180,203.23       95.00              12          0.250     0.017     0.000
0163456    1-May-17    $196,155.24       66.00                          0.250     0.017     0.000
0163784    1-May-32    $168,390.36       90.00              33          0.250     0.017     0.000
0166218    1-Jun-32    $291,531.59       80.00                          0.250     0.017     0.000
0168338    1-May-32    $124,520.40       80.00                          0.250     0.017     0.000
0169195    1-May-32    $85,897.29        67.80                          0.250     0.017     0.000
0170247    1-May-32    $130,988.35       80.00                          0.250     0.017     0.000
0170421    1-Jul-32    $119,901.64       75.47                          0.250     0.017     0.000
0171493    1-May-32    $143,968.58       89.96              01          0.250     0.017     0.000
0174739    1-Apr-32    $83,255.93        58.19                          0.250     0.017     0.000
0175847    1-Jun-32    $83,550.23        90.00              13          0.250     0.017     0.000
0176626    1-May-32    $289,317.21       78.91                          0.250     0.017     0.000
0176880    1-May-32    $121,247.49       90.00              24          0.250     0.017     0.000
0177304    1-May-32    $458,889.86       80.00                          0.250     0.017     0.000
0178647    1-Jun-32    $162,857.16       83.64              24          0.250     0.017     0.000
0180205    1-Jul-32    $247,761.33       57.00                          0.250     0.017     0.000
0181728    1-May-32    $102,046.98       79.98                          0.250     0.017     0.000
0181948    1-May-32    $108,936.47       72.80                          0.250     0.017     0.000
0182653    1-Jun-32    $143,968.31       90.00              01          0.250     0.017     0.000
0183917    1-Jun-32    $71,091.31        80.00                          0.250     0.017     0.000
0184757    1-Jul-32    $267,790.94       80.00                          0.250     0.017     0.000
0185424    1-Jun-17    $256,470.60       74.78                          0.250     0.017     0.000
0185677    1-May-32    $109,946.91       88.51              12          0.250     0.017     0.000
0187530    1-Jun-32    $63,507.64        80.00                          0.250     0.017     0.000
0188164    1-Jun-32    $85,871.96        43.00                          0.250     0.017     0.000
0188345    1-Jun-32    $62,276.73        80.00                          0.250     0.017     0.000
0190529    1-Jun-32    $150,775.18       67.11                          0.250     0.017     0.000
0191325    1-Jul-32    $122,109.31       65.00                          0.250     0.017     0.000
0191947    1-May-32    $97,370.22        80.00                          0.250     0.017     0.000
0194711    1-Jun-32    $113,455.83       75.00                          0.250     0.017     0.000
0196412    1-May-32    $189,595.11       59.38                          0.250     0.017     0.000
0198353    1-Jun-32    $207,869.36       90.00              06          0.250     0.017     0.000
0199319    1-Jun-32    $238,153.66       90.00              01          0.250     0.017     0.000
0199553    1-Jun-32    $204,886.75       90.00              12          0.250     0.017     0.000
0199663    1-Jun-32    $71,895.45        90.00              06          0.250     0.017     0.000
0202199    1-Jun-32    $169,210.68       68.55                          0.250     0.017     0.000
0202628    1-Jun-17    $182,822.75       80.00                          0.250     0.017     0.000
0204848    1-Jun-32    $299,494.48       64.52                          0.250     0.017     0.000
0206197    1-Jun-32    $94,858.56        69.85                          0.250     0.017     0.000
0208565    1-Jun-32    $199,662.98       68.99                          0.250     0.017     0.000
0208764    1-May-32    $295,220.37       79.99                          0.250     0.017     0.000
0209042    1-Jun-32    $94,858.56        95.00              06          0.250     0.017     0.000
0209539    1-Jun-32    $114,810.91       38.08                          0.250     0.017     0.000
0210520    1-Jun-32    $179,717.51       61.02                          0.250     0.017     0.000
0210802    1-Jun-32    $162,763.31       74.09                          0.250     0.017     0.000
0212219    1-Jun-32    $491,230.06       80.00                          0.250     0.017     0.000
0213826    1-Jun-32    $123,779.00       80.00                          0.250     0.017     0.000
0214867    1-Jun-32    $111,786.30       80.00                          0.250     0.017     0.000
0216858    1-May-17    $18,237.66        61.33                          0.250     0.017     0.000
0218293    1-Jun-32    $79,441.53        80.00                          0.250     0.017     0.000
0218999    1-Jun-32    $132,791.87       78.24                          0.250     0.017     0.000
0219300    1-Jun-32    $109,836.18       35.48                          0.250     0.017     0.000
0219421    1-Jun-32    $83,878.01        80.00                          0.250     0.017     0.000
0220306    1-Jun-32    $31,453.11        90.00              11          0.250     0.017     0.000
0221056    1-Jul-32    $62,954.40        90.00              01          0.250     0.017     0.000
0221596    1-Jun-32    $97,347.42        75.00                          0.250     0.017     0.000
0221625    1-Jun-32    $44,932.99        52.94                          0.250     0.017     0.000
0222891    1-Jun-32    $136,796.02       64.02                          0.250     0.017     0.000
0223006    1-May-32    $296,101.20       77.09                          0.250     0.017     0.000
0224028    1-Jun-32    $114,570.42       90.00              12          0.250     0.017     0.000
0224137    1-Jun-32    $84,879.63        51.52                          0.250     0.017     0.000
0225352    1-May-17    $155,325.95       68.70                          0.250     0.017     0.000
0225386    1-Jun-32    $91,863.01        80.00                          0.250     0.017     0.000
0228323    1-Jun-32    $179,718.31       90.00              06          0.250     0.017     0.000
0228404    1-Aug-32    $300,000.00       64.52                          0.250     0.017     0.000
0229052    1-Jun-32    $226,154.24       75.00                          0.250     0.017     0.000
0229182    1-Jun-32    $97,508.20        90.00              01          0.250     0.017     0.000
0230872    1-Jun-32    $199,671.16       66.89                          0.250     0.017     0.000
0231385    1-Jun-32    $175,737.94       41.90                          0.250     0.017     0.000
0232163    1-Jul-32    $181,654.62       90.00              33          0.250     0.017     0.000
0232176    1-Aug-32    $99,200.00        80.00                          0.250     0.017     0.000
0232896    1-Jul-32    $115,032.40       80.00                          0.250     0.017     0.000
0234271    1-Jul-32    $219,832.59       55.00                          0.250     0.017     0.000
0235006    1-Jun-32    $234,594.20       75.34                          0.250     0.017     0.000
0235065    1-Jun-32    $103,799.06       90.00              24          0.250     0.017     0.000
0235160    1-Jun-32    $187,683.20       79.97                          0.250     0.017     0.000
0235965    1-Jul-32    $259,781.57       57.79                          0.250     0.017     0.000
0238672    1-Jun-17    $100,349.02       53.69                          0.250     0.017     0.000
0239713    1-Jun-32    $100,653.62       90.00              12          0.250     0.017     0.000
0241443    1-Jun-32    $567,853.26       55.00                          0.250     0.017     0.000
0242083    1-Jul-32    $82,740.08        90.00              13          0.250     0.017     0.000
0244401    1-May-32    $64,784.53        70.19                          0.250     0.017     0.000
0244702    1-Jun-32    $179,282.66       95.00              06          0.250     0.017     0.000
0245021    1-Jun-32    $46,490.68        97.00              12          0.250     0.017     0.000
0247348    1-Jun-32    $99,055.95        80.00                          0.250     0.017     0.000
0247960    1-Jun-32    $292,042.26       75.00                          0.250     0.017     0.000
0253052    1-Jun-32    $196,848.01       90.00              24          0.250     0.017     0.000
0253702    1-Jun-32    $133,440.32       90.00              24          0.250     0.017     0.000
0254759    1-Jul-32    $128,316.22       70.56                          0.250     0.017     0.000
0254883    1-Jun-32    $219,655.72       70.97                          0.250     0.017     0.000
0260440    1-Jul-32    $104,734.86       80.00                          0.250     0.017     0.000
0261204    1-Jul-32    $59,956.57        69.36                          0.250     0.017     0.000
0261422    1-Jul-32    $57,430.17        95.00              33          0.250     0.017     0.000
0262539    1-Jul-32    $146,888.14       56.54                          0.250     0.017     0.000
0263205    1-Jul-17    $44,862.59        23.14                          0.250     0.017     0.000
0263995    1-Jul-32    $177,867.90       20.34                          0.250     0.017     0.000
0265131    1-Jul-32    $166,623.99       95.00              33          0.250     0.017     0.000
0265409    1-Jul-32    $80,708.13        95.00              33          0.250     0.017     0.000
0271052    1-Jul-32    $215,077.87       75.00                          0.250     0.017     0.000
0271998    1-Jul-32    $103,313.37       80.00                          0.250     0.017     0.000
0272565    1-Jul-32    $94,925.89        88.79              33          0.250     0.017     0.000
0273691    1-Aug-32    $247,500.00       90.00              33          0.250     0.017     0.000
0275478    1-Jul-32    $84,947.16        20.24                          0.250     0.017     0.000
0276003    1-Jul-32    $215,885.05       90.00              33          0.250     0.017     0.000
0280079    1-Jun-32    $84,869.92        59.86                          0.250     0.017     0.000
0282258    1-Jul-17    $61,804.39        60.19                          0.250     0.017     0.000
0282866    1-Jul-32    $44,813.23        65.00                          0.250     0.017     0.000
0282950    1-Jul-32    $129,596.44       95.00              33          0.250     0.017     0.000
0284014    1-Jul-32    $58,457.66        59.39                          0.250     0.017     0.000
0284402    1-Jul-32    $129,438.48       90.00              33          0.250     0.017     0.000
0290473    1-Jul-31    $197,845.06       80.00                          0.250     0.017     0.000
0296679    1-Aug-32    $76,400.00        80.00                          0.250     0.017     0.000
0296774    1-Jul-32    $121,752.90       95.00              33          0.250     0.017     0.000
0302029    1-Aug-32    $143,100.00       79.50                          0.250     0.017     0.000
0302189    1-Aug-17    $121,738.00       69.56                          0.250     0.017     0.000
0302818    1-Aug-32    $86,000.00        80.00                          0.250     0.017     0.000
0303880    1-Jun-32    $193,211.90       90.00              01          0.250     0.017     0.000
0305285    1-Jul-32    $269,799.62       90.00              24          0.250     0.017     0.000
0305709    1-Jun-32    $148,261.79       90.00              33          0.250     0.017     0.000
0306432    1-Jun-32    $134,766.88       90.00              06          0.250     0.017     0.000
0307375    1-Aug-32    $42,000.00        80.00                          0.250     0.017     0.000
0314247    1-Aug-32    $184,000.00       80.00                          0.250     0.017     0.000
0314750    1-Jul-32    $202,345.92       90.00              33          0.250     0.017     0.000
0314779    1-Jun-32    $534,467.70       75.00                          0.250     0.017     0.000
0315862    1-Jun-32    $111,829.02       70.00                          0.250     0.017     0.000
0317137    1-Jun-32    $234,054.93       90.00              12          0.250     0.017     0.000
0319526    1-Aug-32    $329,355.00       90.00              33          0.250     0.017     0.000
0324873    1-Jun-32    $110,176.79       80.00                          0.250     0.017     0.000
0325602    1-Jun-32    $84,873.45        68.00                          0.250     0.017     0.000
0326510    1-Aug-32    $213,500.00       89.71              33          0.250     0.017     0.000
0327299    1-Jul-32    $191,842.62       86.88              06          0.250     0.017     0.000
0329898    1-Jun-32    $130,675.88       78.80                          0.250     0.017     0.000
0338323    1-Jul-32    $242,795.85       90.00              12          0.250     0.017     0.000
0338637    1-Aug-32    $202,687.00       75.00                          0.250     0.017     0.000
0339855    1-Jun-32    $74,274.62        80.00                          0.250     0.017     0.000
0342961    1-Jun-32    $144,060.51       90.00              12          0.250     0.017     0.000
0346850    1-Jul-32    $109,918.36       72.37                          0.250     0.017     0.000
0346933    1-Jul-17    $63,557.47        75.00                          0.250     0.017     0.000
0347199    1-Jun-32    $127,110.46       95.00              33          0.250     0.017     0.000
0354921    1-Jun-32    $101,489.96       75.00                          0.250     0.017     0.000
0355041    1-Jun-32    $49,925.55        30.77                          0.250     0.017     0.000
0359261    1-Jun-17    $64,584.19        31.25                          0.250     0.017     0.000
0360053    1-Jun-32    $189,724.09       95.00              11          0.250     0.017     0.000
0361480    1-Jul-17    $46,353.29        75.00                          0.250     0.017     0.000
0362303    1-Jun-32    $66,690.18        80.00                          0.250     0.017     0.000
0363032    1-Jul-17    $224,200.42       90.00              12          0.250     0.017     0.000
0363335    1-Jul-17    $299,043.19       50.00                          0.250     0.017     0.000
0367210    1-Jul-32    $199,831.97       37.04                          0.250     0.017     0.000
0373112    1-Aug-17    $165,750.00       84.57              06          0.250     0.017     0.000
0373198    1-Jul-32    $202,075.87       89.89              12          0.250     0.017     0.000
0373692    1-Jul-32    $256,299.91       90.00              01          0.250     0.017     0.000
0374169    1-Jul-32    $101,522.69       80.00                          0.250     0.017     0.000
0377673    1-Jul-32    $117,664.77       75.00                          0.250     0.017     0.000
0379977    1-Jul-32    $149,885.86       53.58                          0.250     0.017     0.000
0380289    1-Jul-32    $107,915.75       80.00                          0.250     0.017     0.000
0388103    1-Aug-32    $67,400.00        89.87              33          0.250     0.017     0.000
0390735    1-Aug-32    $270,000.00       75.00                          0.250     0.017     0.000
0391145    1-Jul-32    $141,639.43       75.00                          0.250     0.017     0.000
0391146    1-Jun-32    $151,849.87       80.00                          0.250     0.017     0.000
0392119    1-Aug-32    $191,250.00       90.00              13          0.250     0.017     0.000
0396060    1-Jul-32    $227,813.11       80.00                          0.250     0.017     0.000
0397951    1-Jul-32    $172,125.27       74.90                          0.250     0.017     0.000
0405036    1-Aug-32    $214,500.00       65.00                          0.250     0.017     0.000
0408502    1-Aug-32    $142,500.00       75.00                          0.250     0.017     0.000
0409042    1-Jul-17    $69,779.15        56.00                          0.250     0.017     0.000
0410210    1-Jul-17    $41,864.59        80.00                          0.250     0.017     0.000
0410307    1-Jul-32    $169,517.66       90.00              06          0.250     0.017     0.000
0413204    1-Jul-32    $125,494.48       80.00                          0.250     0.017     0.000
0428625    1-Jul-32    $44,066.44        90.00              12          0.250     0.017     0.000
0428751    1-Jul-17    $109,649.17       52.38                          0.250     0.017     0.000
0430347    1-Jul-32    $155,466.03       80.00                          0.250     0.017     0.000
0433016    1-Jul-32    $163,066.23       80.00                          0.250     0.017     0.000
0435225    1-Aug-32    $66,360.00        79.00                          0.250     0.017     0.000
0440813    1-Jul-32    $150,326.67       85.00              06          0.250     0.017     0.000
0445323    1-Jul-32    $136,695.91       74.96                          0.250     0.017     0.000
0447236    1-Jul-32    $212,829.67       71.00                          0.250     0.017     0.000
0448131    1-Aug-17    $70,000.00        72.92                          0.250     0.017     0.000
0448820    1-Aug-32    $200,000.00       57.22                          0.250     0.017     0.000
0450907    1-Aug-32    $70,000.00        60.34                          0.250     0.017     0.000
0451077    1-Jul-32    $154,869.78       46.27                          0.250     0.017     0.000
0459422    1-Aug-32    $116,000.00       80.00                          0.250     0.017     0.000
0468422    1-Jul-32    $103,419.26       90.00              06          0.250     0.017     0.000
0480824    1-Aug-32    $183,510.00       90.00              24          0.250     0.017     0.000
0500869    1-Jul-32    $89,926.23        40.47                          0.250     0.017     0.000
0510666    1-Aug-17    $33,000.00        60.00                          0.250     0.017     0.000
0512588    1-Jul-32    $149,882.99       51.85                          0.250     0.017     0.000
0526054    1-Aug-32    $229,500.00       90.00              01          0.250     0.017     0.000
0533392    1-Aug-32    $165,000.00       75.00                          0.250     0.017     0.000
0535415    1-Aug-32    $72,500.00        50.00                          0.250     0.017     0.000
0737911    1-Jun-32    $68,148.39        75.00                          0.250     0.017     0.000
0740459    1-Jun-32    $245,268.49       85.00              01          0.250     0.017     0.000
0740556    1-Jun-32    $116,350.91       44.81                          0.250     0.017     0.000
0742076    1-Jul-32    $171,875.51       38.22                          0.250     0.017     0.000
0742157    1-Jun-32    $123,216.25       95.00              33          0.250     0.017     0.000
0743580    1-Jun-32    $76,647.58        90.00              33          0.250     0.017     0.000
0744006    1-Jun-32    $108,652.57       95.00              33          0.250     0.017     0.000
0744917    1-Jun-32    $279,934.60       95.00              33          0.250     0.017     0.000
0747152    1-Jun-32    $84,688.32        79.25                          0.250     0.017     0.000
0753119    1-Jul-32    $220,059.39       90.00              33          0.250     0.017     0.000
0757175    1-Jul-32    $176,287.88       90.00              33          0.250     0.017     0.000
0760492    1-Jul-32    $83,145.57        80.00                          0.250     0.017     0.000
0768067    1-May-32    $55,892.13        74.67                          0.250     0.017     0.000
0773892    1-Aug-32    $187,200.00       90.00              33          0.250     0.017     0.000
0795177    1-Apr-32    $126,753.69       94.99              33          0.250     0.017     0.000
0804114    1-Apr-32    $136,031.47       95.00              33          0.250     0.017     0.000
0804301    1-Apr-32    $278,592.17       90.00              33          0.250     0.017     0.000
0810198    1-Apr-32    $113,903.02       65.31                          0.250     0.017     0.000
0811682    1-Apr-32    $138,077.97       80.00                          0.250     0.017     0.000
0816384    1-May-32    $103,011.11       80.00                          0.250     0.017     0.000
0818219    1-Jul-32    $194,348.27       66.04                          0.250     0.017     0.000
0822474    1-Mar-32    $261,584.81       75.00                          0.250     0.017     0.000
0825766    1-Jul-17    $149,516.38       52.26                          0.250     0.017     0.000
0826348    1-Apr-32    $125,441.24       94.99              33          0.250     0.017     0.000
0827539    1-Apr-32    $75,396.65        95.00              33          0.250     0.017     0.000
0836909    1-May-32    $224,564.25       90.00              33          0.250     0.017     0.000
0844610    1-Jun-32    $32,792.08        70.60                          0.250     0.017     0.000
0847647    1-Apr-32    $56,820.57        28.50                          0.250     0.017     0.000
0848458    1-May-32    $85,016.94        95.00              33          0.250     0.017     0.000
0848851    1-May-32    $191,169.78       94.99              33          0.250     0.017     0.000
0849202    1-Jun-32    $109,872.94       79.71                          0.250     0.017     0.000
0849211    1-Jun-32    $109,872.94       79.71                          0.250     0.017     0.000
0850642    1-Apr-32    $294,025.54       90.00              33          0.250     0.017     0.000
0853651    1-Jun-32    $206,741.78       90.00              33          0.250     0.017     0.000
0853998    1-Jan-32    $43,908.90        90.00              06          0.250     0.017     0.000
0857004    1-Jan-32    $129,862.08       90.00              11          0.250     0.017     0.000
0857341    1-May-32    $164,657.09       60.00                          0.250     0.017     0.000
0866480    1-Jul-32    $203,994.18       94.97              33          0.250     0.017     0.000
0868796    1-May-32    $65,408.82        95.00              33          0.250     0.017     0.000
0876298    1-May-32    $70,120.54        95.00              33          0.250     0.017     0.000
0878940    1-Jun-32    $187,733.76       80.00                          0.250     0.017     0.000
0893795    1-May-32    $199,082.57       90.00              33          0.250     0.017     0.000
0896997    1-Jul-32    $161,130.33       75.00                          0.250     0.017     0.000
0897583    1-May-32    $63,888.73        94.12              33          0.250     0.017     0.000
0898192    1-Jun-32    $132,811.65       95.00              33          0.250     0.017     0.000
0900207    1-May-32    $119,946.42       90.00              33          0.250     0.017     0.000
0900255    1-May-32    $202,138.73       90.00              33          0.250     0.017     0.000
0902083    1-Jul-32    $83,637.88        83.70              01          0.250     0.017     0.000
0919401    1-Jun-17    $54,418.26        75.00                          0.250     0.017     0.000
0921854    1-Jun-32    $141,902.14       95.00              33          0.250     0.017     0.000
0925387    1-May-32    $90,745.98        90.00              13          0.250     0.017     0.000
0931940    1-Jun-32    $221,693.43       75.00                          0.250     0.017     0.000
0934201    1-Jun-32    $78,160.08        90.00              33          0.250     0.017     0.000
0958149    1-Jun-32    $198,146.09       80.00                          0.250     0.017     0.000
0963775    1-Jun-32    $110,796.39       68.52                          0.250     0.017     0.000
0971270    1-Jun-32    $103,285.71       90.00              13          0.250     0.017     0.000
0971889    1-Jul-32    $161,909.17       90.00              33          0.250     0.017     0.000
0973712    1-Jul-32    $81,944.41        80.00                          0.250     0.017     0.000
0973772    1-Jun-32    $166,339.82       90.00              33          0.250     0.017     0.000
0974077    1-Jul-32    $51,810.58        61.00                          0.250     0.017     0.000
0976574    1-Jun-32    $139,564.42       73.58                          0.250     0.017     0.000
0977014    1-Jun-32    $232,553.21       85.00              01          0.250     0.017     0.000
0978620    1-Feb-32    $65,670.63        75.00                          0.250     0.017     0.000
0979969    1-Jun-32    $362,173.31       90.00              33          0.250     0.017     0.000
0983901    1-Jul-32    $98,950.00        89.59              33          0.250     0.017     0.000
0986366    1-Jun-32    $81,405.86        69.66                          0.250     0.017     0.000
0987469    1-Aug-32    $121,275.00       90.00              33          0.250     0.017     0.000
0990550    1-Jun-32    $175,541.72       95.00              33          0.250     0.017     0.000
0993711    1-May-32    $87,104.40        90.00              12          0.250     0.017     0.000
0997521    1-Jun-32    $222,045.99       90.00              33          0.250     0.017     0.000
1003900    1-Nov-31    $139,041.18       66.04                          0.250     0.017     0.000
1011266    1-Oct-31    $96,906.82        80.00                          0.250     0.017     0.000
1058040    1-May-17    $276,372.33       90.00              06          0.250     0.017     0.000
1185902    1-Mar-32    $82,896.23        90.00              13          0.250     0.017     0.000
1203635    1-Jun-32    $303,558.54       80.00                          0.250     0.017     0.000
1244975    1-Apr-32    $113,276.15       80.00                          0.250     0.017     0.000
2026903    1-Oct-31    $195,211.35       56.66                          0.250     0.017     0.000
2936747    1-Oct-31    $50,845.94        80.00                          0.250     0.017     0.000
3838445    1-Nov-31    $73,760.67        40.00                          0.250     0.017     0.000
3841500    1-Nov-31    $141,499.79       75.00                          0.250     0.017     0.000
3847045    1-Oct-31    $152,660.15       75.00                          0.250     0.017     0.000
3849210    1-Nov-31    $149,344.24       90.00              13          0.250     0.017     0.000
3892294    1-Oct-31    $33,080.99        90.00              06          0.250     0.017     0.000
4072351    1-Oct-31    $235,443.51       79.98                          0.250     0.017     0.000
4141727    1-Dec-31    $127,364.06       73.35                          0.250     0.017     0.000
4161493    1-Dec-31    $51,660.35        80.00                          0.250     0.017     0.000
4172656    1-Nov-31    $44,699.22        90.00              01          0.250     0.017     0.000
4218647    1-Aug-31    $54,008.92        80.00                          0.250     0.017     0.000
4220766    1-Sep-31    $278,220.27       85.00              12          0.250     0.017     0.000
4221458    1-Oct-31    $198,869.88       80.00                          0.250     0.017     0.000
4221460    1-Oct-31    $186,279.77       75.00                          0.250     0.017     0.000
4221830    1-Oct-31    $107,096.33       54.52                          0.250     0.017     0.000
4222689    1-Oct-31    $220,263.25       89.88              06          0.250     0.017     0.000
4223336    1-Nov-16    $79,769.51        95.00              01          0.250     0.017     0.000
4225227    1-Sep-31    $107,211.12       90.00              12          0.250     0.017     0.000
4225304    1-Sep-31    $107,224.31       90.00              11          0.250     0.017     0.000
4225814    1-Oct-31    $67,009.49        90.00              06          0.250     0.017     0.000
4225851    1-Sep-31    $138,015.36       85.00              13          0.250     0.017     0.000
4226172    1-Oct-31    $168,298.38       86.92              06          0.250     0.017     0.000
4228747    1-Sep-31    $55,871.26        75.00                          0.250     0.017     0.000
4228978    1-Sep-31    $124,069.39       50.00                          0.250     0.017     0.000
4229812    1-Oct-31    $67,754.06        65.00                          0.250     0.017     0.000
4230605    1-Sep-31    $100,915.89       80.00                          0.250     0.017     0.000
4234850    1-Oct-31    $138,312.45       84.94              13          0.250     0.017     0.000
4236136    1-Sep-31    $93,069.24        79.99                          0.250     0.017     0.000
4242407    1-Dec-31    $161,153.42       90.00              12          0.250     0.017     0.000
4243915    1-Jul-31    $495,459.78       76.92                          0.250     0.017     0.000
4254243    1-Sep-31    $74,869.90        90.00              12          0.250     0.017     0.000
4280770    1-Sep-31    $138,931.55       73.68                          0.250     0.017     0.000
4289745    1-Sep-31    $312,824.91       90.00              13          0.250     0.017     0.000
4290760    1-Jun-31    $59,396.65        31.58                          0.250     0.017     0.000
4290803    1-Jul-31    $83,938.81        90.00              06          0.250     0.017     0.000
4290852    1-Jun-31    $164,129.19       90.00              01          0.250     0.017     0.000
4290882    1-Jun-31    $168,589.05       90.00              01          0.250     0.017     0.000
4290898    1-Apr-31    $301,547.87       71.76                          0.250     0.017     0.000
4290903    1-Jun-31    $162,390.93       77.00                          0.250     0.017     0.000
4291296    1-Jul-31    $108,803.03       90.00              33          0.250     0.017     0.000
4291379    1-Jul-31    $135,306.81       56.63                          0.250     0.017     0.000
4296960    1-Nov-31    $165,402.94       69.59                          0.250     0.017     0.000
4306714    1-Nov-31    $104,928.43       80.00                          0.250     0.017     0.000
4306914    1-Sep-31    $104,578.25       53.00                          0.250     0.017     0.000
4310276    1-Sep-31    $49,653.60        74.63                          0.250     0.017     0.000
4312462    1-Sep-31    $74,383.50        50.00                          0.250     0.017     0.000
4318291    1-Oct-31    $134,988.15       72.73                          0.250     0.017     0.000
4318953    1-Oct-31    $115,136.01       64.99                          0.250     0.017     0.000
4319713    1-Aug-31    $290,056.45       90.00              06          0.250     0.017     0.000
4319740    1-Aug-31    $57,899.79        80.00                          0.250     0.017     0.000
4319744    1-Jul-31    $277,194.94       80.00                          0.250     0.017     0.000
4319771    1-Jul-31    $42,364.00        63.24                          0.250     0.017     0.000
4319784    1-Aug-31    $59,027.00        70.00                          0.250     0.017     0.000
4319800    1-Aug-31    $147,371.85       90.00              13          0.250     0.017     0.000
4319808    1-Aug-31    $209,006.81       46.89                          0.250     0.017     0.000
4319819    1-Aug-31    $181,815.09       80.00                          0.250     0.017     0.000
4319841    1-Aug-31    $280,789.80       90.00              33          0.250     0.017     0.000
4319861    1-Aug-31    $117,902.96       70.00                          0.250     0.017     0.000
4319879    1-Jun-31    $271,799.47       58.51                          0.250     0.017     0.000
4319929    1-Aug-31    $73,206.00        86.82              13          0.250     0.017     0.000
4319947    1-Aug-31    $271,561.09       90.00              06          0.250     0.017     0.000
4319960    1-Jul-31    $143,684.88       80.00                          0.250     0.017     0.000
4320054    1-Aug-31    $117,875.83       70.00                          0.250     0.017     0.000
4321032    1-Oct-31    $175,509.08       80.00                          0.250     0.017     0.000
4328059    1-Nov-31    $55,634.96        56.00                          0.250     0.017     0.000
4332807    1-Jun-31    $68,290.41        75.00                          0.250     0.017     0.000
4338948    1-Feb-32    $75,656.22        80.00                          0.250     0.017     0.000
4350236    1-Dec-31    $50,762.50        70.00                          0.250     0.017     0.000
4356593    1-Sep-31    $54,749.35        59.95                          0.250     0.017     0.000
4357415    1-Sep-31    $524,136.19       68.22                          0.250     0.017     0.000
4363517    1-Oct-31    $68,433.19        57.98                          0.250     0.017     0.000
4363611    1-Nov-31    $170,878.78       80.00                          0.250     0.017     0.000
4366721    1-Aug-31    $71,455.68        90.00              12          0.250     0.017     0.000
4366742    1-Aug-31    $46,110.72        75.00                          0.250     0.017     0.000
4366751    1-Aug-31    $214,214.37       90.00              12          0.250     0.017     0.000
4366788    1-Aug-31    $124,998.01       64.62                          0.250     0.017     0.000
4366885    1-Jun-31    $99,887.04        90.00              12          0.250     0.017     0.000
4366928    1-Aug-31    $293,981.41       89.99              11          0.250     0.017     0.000
4367028    1-Aug-31    $81,590.55        90.00              11          0.250     0.017     0.000
4367945    1-Nov-31    $257,889.28       60.47                          0.250     0.017     0.000
4368163    1-Nov-31    $257,079.64       75.00                          0.250     0.017     0.000
4368494    1-Nov-31    $71,542.17        90.00              12          0.250     0.017     0.000
4369074    1-Aug-31    $272,645.06       51.12                          0.250     0.017     0.000
4369269    1-Aug-31    $294,531.14       85.00              12          0.250     0.017     0.000
4374199    1-Oct-31    $115,992.35       80.00                          0.250     0.017     0.000
4374240    1-Aug-31    $66,976.74        90.00              12          0.250     0.017     0.000
4374241    1-Oct-31    $115,992.35       80.00                          0.250     0.017     0.000
4374281    1-Sep-31    $285,514.00       90.00              06          0.250     0.017     0.000
4374324    1-Aug-16    $102,761.39       95.00              11          0.250     0.017     0.000
4374394    1-Aug-31    $288,301.51       80.00                          0.250     0.017     0.000
4374497    1-Aug-31    $52,619.77        90.00              06          0.250     0.017     0.000
4374863    1-Nov-31    $166,820.74       80.00                          0.250     0.017     0.000
4374907    1-Aug-31    $79,299.64        65.00                          0.250     0.017     0.000
4375639    1-Sep-31    $285,960.74       90.00              01          0.250     0.017     0.000
4375739    1-Sep-31    $88,807.49        80.00                          0.250     0.017     0.000
4375833    1-Jun-31    $164,414.35       79.05                          0.250     0.017     0.000
4375951    1-Aug-31    $175,463.47       80.00                          0.250     0.017     0.000
4375999    1-Sep-31    $297,516.16       80.00                          0.250     0.017     0.000
4376117    1-Sep-31    $216,172.39       51.29                          0.250     0.017     0.000
4377170    1-Oct-31    $229,908.58       80.00                          0.250     0.017     0.000
4377203    1-Sep-31    $165,197.45       90.00              13          0.250     0.017     0.000
4377240    1-Sep-31    $50,854.84        80.00                          0.250     0.017     0.000
4377333    1-Mar-31    $139,105.38       80.00                          0.250     0.017     0.000
4379593    1-Sep-31    $116,258.83       60.00                          0.250     0.017     0.000
4379692    1-Sep-31    $62,539.12        80.00                          0.250     0.017     0.000
4379742    1-Sep-31    $142,980.43       90.00              33          0.250     0.017     0.000
4379844    1-Sep-31    $126,240.75       80.00                          0.250     0.017     0.000
4379878    1-Sep-31    $141,180.79       95.00              01          0.250     0.017     0.000
4379937    1-Oct-31    $198,396.72       80.00                          0.250     0.017     0.000
4380015    1-Oct-31    $142,011.12       25.00                          0.250     0.017     0.000
4380039    1-Sep-31    $92,837.94        85.00              33          0.250     0.017     0.000
4380124    1-Sep-31    $183,193.53       90.00              33          0.250     0.017     0.000
4380159    1-Sep-31    $41,969.02        90.00              33          0.250     0.017     0.000
4380187    1-Sep-31    $183,193.53       90.00              33          0.250     0.017     0.000
4380273    1-Sep-31    $81,847.16        79.95                          0.250     0.017     0.000
4384189    1-Sep-31    $106,931.93       85.71              06          0.250     0.017     0.000
4384213    1-Sep-31    $197,842.28       85.00              11          0.250     0.017     0.000
4384260    1-Sep-31    $268,088.14       75.00                          0.250     0.017     0.000
4384274    1-Sep-31    $88,447.56        90.00              11          0.250     0.017     0.000
4384351    1-Aug-31    $245,327.62       75.00                          0.250     0.017     0.000
4384381    1-Sep-31    $155,429.61       95.00              11          0.250     0.017     0.000
4385453    1-Nov-31    $81,308.75        75.00                          0.250     0.017     0.000
4386431    1-Sep-31    $154,895.33       80.00                          0.250     0.017     0.000
4386691    1-Sep-31    $107,254.24       90.00              06          0.250     0.017     0.000
4386756    1-Aug-31    $282,173.95       89.06              11          0.250     0.017     0.000
4386903    1-Sep-31    $96,464.22        90.00              11          0.250     0.017     0.000
4386937    1-Sep-31    $111,542.20       89.99              01          0.250     0.017     0.000
4395471    1-Nov-31    $173,801.42       54.69                          0.250     0.017     0.000
4396220    1-Sep-31    $285,801.96       90.00              11          0.250     0.017     0.000
4396368    1-Aug-31    $177,487.13       90.00              11          0.250     0.017     0.000
4396403    1-Aug-16    $36,136.59        89.29              12          0.250     0.017     0.000
4396405    1-Jul-31    $76,184.24        47.47                          0.250     0.017     0.000
4396517    1-Sep-31    $103,660.73       90.00              12          0.250     0.017     0.000
4396589    1-Sep-31    $107,249.39       90.00              11          0.250     0.017     0.000
4396630    1-Sep-31    $146,554.25       76.92                          0.250     0.017     0.000
4396723    1-Sep-31    $120,639.68       90.00              12          0.250     0.017     0.000
4401227    1-Dec-31    $149,089.63       75.00                          0.250     0.017     0.000
4403375    1-Sep-31    $142,980.30       90.00              06          0.250     0.017     0.000
4407443    1-Nov-31    $49,657.54        58.82                          0.250     0.017     0.000
4409276    1-Feb-32    $204,095.48       51.25                          0.250     0.017     0.000
4410171    1-Oct-31    $146,976.65       64.63                          0.250     0.017     0.000
4411091    1-Dec-31    $245,176.35       79.68                          0.250     0.017     0.000
4412862    1-Oct-31    $84,991.62        90.00              06          0.250     0.017     0.000
4423042    1-Oct-31    $98,382.57        95.00              33          0.250     0.017     0.000
4430893    1-Jan-32    $272,987.85       57.05                          0.250     0.017     0.000
4432363    1-Jan-32    $51,508.11        90.00              33          0.250     0.017     0.000
4434359    1-Aug-31    $444,163.80       80.00                          0.250     0.017     0.000
4439617    1-Jan-32    $38,611.78        55.71                          0.250     0.017     0.000
4440236    1-Nov-31    $204,156.85       80.00                          0.250     0.017     0.000
4446596    1-Nov-31    $377,522.85       80.00                          0.250     0.017     0.000
4446653    1-Nov-31    $170,669.28       80.00                          0.250     0.017     0.000
4446707    1-Oct-31    $54,502.01        94.99              33          0.250     0.017     0.000
4446778    1-Nov-31    $80,534.02        90.00              06          0.250     0.017     0.000
4446960    1-Oct-31    $273,191.20       68.75                          0.250     0.017     0.000
4449773    1-Dec-31    $151,088.17       80.00                          0.250     0.017     0.000
4614590    1-Oct-31    $218,283.73       80.00                          0.250     0.017     0.000
4620969    1-Apr-32    $158,478.98       97.00              24          0.250     0.017     0.000
4677951    1-Nov-31    $67,403.12        90.00              13          0.250     0.017     0.000
4678421    1-Nov-31    $278,263.34       80.00                          0.250     0.017     0.000
4781209    1-Nov-31    $221,732.61       84.72              06          0.250     0.017     0.000
4814935    1-Nov-31    $198,696.31       44.44                          0.250     0.017     0.000
4863122    1-Nov-16    $75,587.32        80.00                          0.250     0.017     0.000
4868717    1-Nov-31    $135,859.95       90.00              01          0.250     0.017     0.000
4877874    1-Nov-31    $121,169.38       66.84                          0.250     0.017     0.000
4909560    1-Nov-31    $66,207.14        90.00              06          0.250     0.017     0.000
4929766    1-Nov-31    $135,845.93       90.00              01          0.250     0.017     0.000
4938940    1-Nov-31    $213,440.93       67.55                          0.250     0.017     0.000
4955548    1-Nov-31    $126,978.99       79.99                          0.250     0.017     0.000
4960845    1-Oct-31    $222,057.45       80.00                          0.250     0.017     0.000
4984647    1-Oct-31    $169,738.15       96.99              01          0.250     0.017     0.000
5026059    1-Feb-32    $59,180.27        90.00              12          0.250     0.017     0.000
5077995    1-Nov-31    $69,661.55        90.00              01          0.250     0.017     0.000
5343637    1-Nov-31    $56,609.64        63.33                          0.250     0.017     0.000
5378294    1-Dec-31    $97,226.53        80.00                          0.250     0.017     0.000
5598511    1-Nov-31    $153,715.42       95.00              01          0.250     0.017     0.000
5754296    1-Dec-31    $163,004.74       80.00                          0.250     0.017     0.000
5835350    1-Nov-31    $44,699.22        90.00              01          0.250     0.017     0.000
5933262    1-Nov-31    $44,699.22        90.00              01          0.250     0.017     0.000
5951566    1-Feb-31    $81,568.56        80.00                          0.250     0.017     0.000
6027786    1-Apr-32    $161,551.78       89.95              12          0.250     0.017     0.000
6087230    1-Nov-31    $52,012.31        97.00              01          0.250     0.017     0.000
6094367    1-Nov-31    $197,038.27       97.00              06          0.250     0.017     0.000
6097034    1-Nov-31    $44,699.22        90.00              06          0.250     0.017     0.000
6098018    1-Nov-31    $44,699.22        90.00              06          0.250     0.017     0.000
6108927    1-Nov-31    $237,842.57       51.61                          0.250     0.017     0.000
6169196    1-Nov-31    $99,364.12        40.82                          0.250     0.017     0.000
6170742    1-Nov-31    $44,699.22        90.00              01          0.250     0.017     0.000
6171287    1-Jan-32    $139,201.92       80.00                          0.250     0.017     0.000
6174198    1-Dec-31    $71,445.24        54.85                          0.250     0.017     0.000
6179993    1-Nov-31    $44,699.22        90.00              24          0.250     0.017     0.000
6180941    1-Nov-31    $44,699.22        90.00              01          0.250     0.017     0.000
6188116    1-Nov-31    $44,699.22        90.00              12          0.250     0.017     0.000
6192563    1-Nov-31    $258,219.30       80.00                          0.250     0.017     0.000
6197976    1-Feb-32    $98,651.99        90.00              01          0.250     0.017     0.000
6224998    1-Jan-32    $293,293.58       69.41                          0.250     0.017     0.000
6225805    1-Dec-31    $68,819.30        89.64              01          0.250     0.017     0.000
6242221    1-Nov-31    $44,699.22        90.00              24          0.250     0.017     0.000
6303534    1-Nov-31    $74,500.79        80.00                          0.250     0.017     0.000
8388085    1-Jan-32    $105,335.74       67.52                          0.250     0.017     0.000
8415224    1-Oct-31    $190,433.91       80.00                          0.250     0.017     0.000
8426393    1-Nov-31    $248,685.10       71.54                          0.250     0.017     0.000
8446329    1-Apr-32    $274,067.92       45.83                          0.250     0.017     0.000
8519818    1-Apr-31    $115,633.02       90.00              01          0.250     0.017     0.000
8558532    1-Dec-31    $84,608.75        48.57                          0.250     0.017     0.000
8585187    1-Aug-31    $152,426.58       59.05                          0.250     0.017     0.000
8619437    1-Oct-31    $221,231.10       90.00              12          0.250     0.017     0.000
8636568    1-Nov-31    $136,013.03       80.00                          0.250     0.017     0.000
8645239    1-Jun-31    $227,357.00       90.00              01          0.250     0.017     0.000
8660616    1-Nov-31    $66,296.08        80.00                          0.250     0.017     0.000
8695088    1-Nov-31    $214,520.70       80.00                          0.250     0.017     0.000
8710558    1-Nov-31    $62,568.49        90.00              06          0.250     0.017     0.000
8738521    1-Sep-31    $78,408.22        41.03                          0.250     0.017     0.000
8748397    1-Aug-31    $62,433.30        53.85                          0.250     0.017     0.000
8754286    1-Oct-31    $122,211.90       90.00              12          0.250     0.017     0.000
8777154    1-Feb-32    $298,574.43       80.00                          0.250     0.017     0.000
8779817    1-Oct-31    $164,247.43       79.99                          0.250     0.017     0.000
8780767    1-Mar-32    $117,452.58       80.00                          0.250     0.017     0.000
8789137    1-Nov-31    $125,115.60       90.00              01          0.250     0.017     0.000
8794528    1-Aug-31    $76,769.32        90.00              01          0.250     0.017     0.000
8798250    1-Jul-31    $52,206.25        90.00              33          0.250     0.017     0.000
8805734    1-Sep-31    $244,519.48       80.00                          0.250     0.017     0.000
8808199    1-Oct-31    $232,380.98       62.00                          0.250     0.017     0.000
8812427    1-Oct-16    $52,849.82        65.00                          0.250     0.017     0.000
8812502    1-Sep-31    $53,362.36        80.00                          0.250     0.017     0.000
8827938    1-Oct-31    $180,159.93       97.00              12          0.250     0.017     0.000
8834192    1-Oct-31    $112,976.86       69.89                          0.250     0.017     0.000
8839945    1-Sep-31    $34,227.28        77.78                          0.250     0.017     0.000
8844932    1-Jan-32    $79,468.06        68.86                          0.250     0.017     0.000
8846899    1-Nov-16    $49,597.34        89.85              06          0.250     0.017     0.000
8847471    1-Aug-31    $238,336.50       90.00              13          0.250     0.017     0.000
8850215    1-Sep-16    $98,321.81        90.00              24          0.250     0.017     0.000
8850565    1-Dec-31    $127,254.72       95.00              01          0.250     0.017     0.000
8858815    1-Oct-16    $53,520.99        80.00                          0.250     0.017     0.000
8859219    1-Sep-31    $179,618.69       78.35                          0.250     0.017     0.000
8860091    1-Sep-31    $64,054.63        75.00                          0.250     0.017     0.000
8868728    1-Sep-31    $198,473.63       61.54                          0.250     0.017     0.000
8869578    1-Sep-31    $110,479.47       79.99                          0.250     0.017     0.000
8872971    1-Sep-31    $107,076.55       89.99              12          0.250     0.017     0.000
8874452    1-Nov-31    $122,237.11       77.85                          0.250     0.017     0.000
8874749    1-Nov-31    $54,632.47        73.33                          0.250     0.017     0.000
8879323    1-Oct-16    $53,288.49        57.89                          0.250     0.017     0.000
8882255    1-Sep-31    $69,677.47        90.00              01          0.250     0.017     0.000
8883942    1-Nov-31    $154,261.12       80.00                          0.250     0.017     0.000
8889997    1-Oct-31    $262,413.36       72.60                          0.250     0.017     0.000
8900105    1-Dec-31    $130,982.64       80.00                          0.250     0.017     0.000
8900171    1-Dec-31    $63,946.69        57.93                          0.250     0.017     0.000
8900408    1-Nov-31    $57,250.57        90.00              06          0.250     0.017     0.000
8904313    1-Oct-31    $169,334.15       80.00                          0.250     0.017     0.000
8905596    1-Oct-31    $295,460.32       73.53                          0.250     0.017     0.000
8906123    1-Jan-32    $51,088.80        90.00              01          0.250     0.017     0.000
8906447    1-Sep-16    $31,863.51        70.00                          0.250     0.017     0.000
8907993    1-Jan-32    $130,032.12       97.00              06          0.250     0.017     0.000
8908270    1-Dec-31    $142,287.17       80.00                          0.250     0.017     0.000
8908434    1-Sep-31    $65,669.75        90.00              01          0.250     0.017     0.000
8909457    1-Nov-16    $291,638.79       69.77                          0.250     0.017     0.000
8909739    1-Nov-31    $123,647.36       75.00                          0.250     0.017     0.000
8910170    1-Nov-31    $293,347.86       57.74                          0.250     0.017     0.000
8913656    1-Oct-31    $61,460.18        97.00              12          0.250     0.017     0.000
8914795    1-Oct-31    $140,803.77       79.98                          0.250     0.017     0.000
8918394    1-Sep-31    $214,180.54       80.00                          0.250     0.017     0.000
8920133    1-Sep-31    $118,984.05       80.00                          0.250     0.017     0.000
8922941    1-Oct-31    $192,128.30       90.00              12          0.250     0.017     0.000
8923191    1-Nov-31    $294,116.92       80.00                          0.250     0.017     0.000
8923357    1-Oct-31    $59,790.11        90.00              06          0.250     0.017     0.000
8924767    1-Nov-31    $45,913.45        61.60                          0.250     0.017     0.000
8925119    1-Oct-31    $256,488.56       80.00                          0.250     0.017     0.000
8926000    1-Nov-31    $223,402.46       86.87              01          0.250     0.017     0.000
8926656    1-Dec-31    $198,560.79       80.00                          0.250     0.017     0.000
8927072    1-Nov-31    $71,553.44        90.00              06          0.250     0.017     0.000
8928131    1-Nov-16    $106,494.94       60.14                          0.250     0.017     0.000
8929256    1-Oct-31    $107,258.43       89.99              01          0.250     0.017     0.000
8929277    1-Oct-31    $107,357.81       90.00              01          0.250     0.017     0.000
8930181    1-Oct-16    $51,680.96        75.00                          0.250     0.017     0.000
8931399    1-Oct-31    $145,931.76       71.01                          0.250     0.017     0.000
8934453    1-Nov-31    $157,798.60       80.00                          0.250     0.017     0.000
8936946    1-Oct-31    $213,229.59       62.32                          0.250     0.017     0.000
9006141    1-Feb-31    $121,898.50       89.86              06          0.250     0.017     0.000
9015552    1-Mar-31    $209,563.71       90.00              12          0.250     0.017     0.000
9019657    1-Feb-31    $191,619.22       90.00              06          0.250     0.017     0.000
9025628    1-Jan-31    $136,154.49       74.59                          0.250     0.017     0.000
9029996    1-Jan-31    $112,708.79       80.00                          0.250     0.017     0.000
9036653    1-Feb-31    $174,059.69       80.00                          0.250     0.017     0.000
9064000    1-Apr-31    $64,856.10        75.00                          0.250     0.017     0.000
9067681    1-Apr-31    $37,771.09        90.00              01          0.250     0.017     0.000
9070442    1-Apr-31    $269,077.03       80.00                          0.250     0.017     0.000
9174673    1-Oct-31    $93,813.30        90.00              13          0.250     0.017     0.000
9177064    1-Oct-31    $295,318.91       80.00                          0.250     0.017     0.000
9201734    1-Nov-31    $207,071.98       74.46                          0.250     0.017     0.000
9209803    1-Apr-31    $122,652.10       89.92              01          0.250     0.017     0.000
9212793    1-Apr-31    $144,072.32       75.00                          0.250     0.017     0.000
9216393    1-Nov-16    $147,301.19       84.53              06          0.250     0.017     0.000
9223223    1-Jun-31    $243,613.00       90.00              13          0.250     0.017     0.000
9226211    1-Jun-16    $113,786.34       85.00              13          0.250     0.017     0.000
9231823    1-Mar-31    $186,744.97       78.75                          0.250     0.017     0.000
9232801    1-Apr-31    $73,243.49        39.78                          0.250     0.017     0.000
9268943    1-May-31    $58,154.51        90.00              06          0.250     0.017     0.000
9270513    1-Oct-31    $116,814.63       90.00              11          0.250     0.017     0.000
9270817    1-Aug-31    $102,635.35       90.00              24          0.250     0.017     0.000
9275339    1-Nov-31    $100,142.85       90.00              13          0.250     0.017     0.000
9278443    1-Jul-31    $98,973.45        74.63                          0.250     0.017     0.000
9279548    1-Nov-31    $94,531.81        80.00                          0.250     0.017     0.000
9287887    1-Aug-16    $46,379.13        80.00                          0.250     0.017     0.000
9289943    1-Dec-31    $241,761.72       90.00              12          0.250     0.017     0.000
9290684    1-Sep-31    $124,664.98       80.00                          0.250     0.017     0.000
9290907    1-Sep-31    $46,871.04        70.52                          0.250     0.017     0.000
9291081    1-Sep-31    $69,563.21        87.50              13          0.250     0.017     0.000
9291107    1-Aug-31    $100,887.94       80.00                          0.250     0.017     0.000
9291108    1-Aug-31    $100,887.94       80.00                          0.250     0.017     0.000
9291745    1-Jul-31    $315,362.60       80.00                          0.250     0.017     0.000
9292836    1-Aug-31    $130,303.14       80.00                          0.250     0.017     0.000
9293648    1-Nov-31    $106,230.35       71.81                          0.250     0.017     0.000
9294191    1-Aug-31    $51,586.67        80.00                          0.250     0.017     0.000
9295008    1-Nov-31    $304,005.20       85.00              12          0.250     0.017     0.000
9295562    1-Oct-31    $66,601.61        70.53                          0.250     0.017     0.000
9299573    1-Jul-16    $111,122.37       80.00                          0.250     0.017     0.000
9301207    1-Nov-31    $91,354.17        46.00                          0.250     0.017     0.000
9302176    1-Feb-32    $321,299.26       90.00              01          0.250     0.017     0.000
9303645    1-Nov-31    $95,870.36        66.90                          0.250     0.017     0.000
9306365    1-Aug-31    $262,996.66       79.82                          0.250     0.017     0.000
9310459    1-Nov-31    $87,506.34        80.00                          0.250     0.017     0.000
9312315    1-Nov-31    $74,486.36        57.25                          0.250     0.017     0.000
9312349    1-Nov-31    $74,486.36        57.25                          0.250     0.017     0.000
9312356    1-Nov-31    $74,486.36        59.52                          0.250     0.017     0.000
9312364    1-Nov-31    $74,486.36        59.52                          0.250     0.017     0.000
9312711    1-Nov-31    $74,486.36        57.25                          0.250     0.017     0.000
9314148    1-Nov-16    $77,722.90        80.00                          0.250     0.017     0.000
9325493    1-Oct-31    $111,030.40       80.00                          0.250     0.017     0.000
9325806    1-Sep-31    $343,789.12       75.00                          0.250     0.017     0.000
9325875    1-Nov-31    $96,367.68        74.62                          0.250     0.017     0.000
9326773    1-Oct-31    $246,197.82       80.00                          0.250     0.017     0.000
9327218    1-Oct-31    $270,071.85       85.00              24          0.250     0.017     0.000
9329230    1-Oct-16    $27,686.68        75.00                          0.250     0.017     0.000
9329303    1-Oct-31    $292,960.13       79.73                          0.250     0.017     0.000
9329393    1-Oct-31    $72,740.91        90.00              01          0.250     0.017     0.000
9329709    1-Nov-31    $99,410.04        47.62                          0.250     0.017     0.000
9330258    1-Oct-31    $128,979.13       79.99                          0.250     0.017     0.000
9330978    1-Nov-31    $178,990.29       90.00              12          0.250     0.017     0.000
9331007    1-Oct-31    $89,312.90        54.55                          0.250     0.017     0.000
9331681    1-Oct-31    $91,992.29        90.00              01          0.250     0.017     0.000
9331808    1-Nov-31    $95,404.50        80.00                          0.250     0.017     0.000
9331834    1-Oct-31    $41,028.27        94.94              06          0.250     0.017     0.000
9332965    1-Oct-31    $53,678.91        68.35                          0.250     0.017     0.000
9334127    1-Feb-32    $112,039.45       90.00              12          0.250     0.017     0.000
9334275    1-Oct-31    $85,310.58        78.90                          0.250     0.017     0.000
9335870    1-Nov-31    $58,129.86        90.00              12          0.250     0.017     0.000
9337241    1-Oct-31    $75,650.48        66.10                          0.250     0.017     0.000
9340203    1-Oct-31    $100,931.68       80.00                          0.250     0.017     0.000
9340686    1-Oct-31    $119,149.26       80.00                          0.250     0.017     0.000
9342518    1-Dec-31    $100,554.86       89.56              13          0.250     0.017     0.000
9342910    1-Oct-31    $103,315.89       80.00                          0.250     0.017     0.000
9343156    1-Nov-31    $208,547.06       75.01                          0.250     0.017     0.000
9344000    1-Jan-32    $190,932.35       80.00                          0.250     0.017     0.000
9345779    1-Dec-31    $196,648.77       90.00              12          0.250     0.017     0.000
9352382    1-Nov-31    $190,480.99       90.00              06          0.250     0.017     0.000
9352771    1-Dec-31    $49,405.68        74.96                          0.250     0.017     0.000
9354748    1-Nov-31    $190,480.99       90.00              06          0.250     0.017     0.000
9356143    1-Dec-31    $170,650.15       89.95              06          0.250     0.017     0.000
9356689    1-Dec-31    $121,710.40       69.98                          0.250     0.017     0.000
9357892    1-Dec-31    $67,979.92        50.98                          0.250     0.017     0.000
9359207    1-Nov-31    $137,551.38       89.35              12          0.250     0.017     0.000
9359408    1-Nov-31    $34,812.46        79.89                          0.250     0.017     0.000
9361589    1-Jan-32    $257,976.20       85.00              06          0.250     0.017     0.000
9363764    1-Nov-31    $168,041.12       90.00              12          0.250     0.017     0.000
9373870    1-Mar-32    $217,269.32       80.00                          0.250     0.017     0.000
9375000    1-Mar-32    $86,134.57        80.00                          0.250     0.017     0.000
9382543    1-Mar-32    $134,147.04       90.00              06          0.250     0.017     0.000
9384546    1-Feb-32    $46,644.15        74.41                          0.250     0.017     0.000
9391005    1-Feb-32    $232,941.55       90.00              01          0.250     0.017     0.000
9392951    1-Mar-32    $225,438.01       80.00                          0.250     0.017     0.000
9394423    1-Feb-32    $102,983.49       90.00              01          0.250     0.017     0.000
9399977    1-Feb-32    $28,703.76        90.00              13          0.250     0.017     0.000
9400530    1-Feb-32    $296,137.23       65.22                          0.250     0.017     0.000
9403765    1-Feb-32    $115,559.73       80.00                          0.250     0.017     0.000
9405497    1-Feb-32    $302,519.51       95.00              01          0.250     0.017     0.000
9405693    1-Feb-32    $76,742.86        61.60                          0.250     0.017     0.000
9407189    1-Apr-32    $119,640.40       75.00                          0.250     0.017     0.000
9407251    1-Feb-32    $59,110.73        90.00              12          0.250     0.017     0.000
9408061    1-Feb-17    $250,326.81       55.30                          0.250     0.017     0.000
9409376    1-Feb-32    $116,483.76       90.00              01          0.250     0.017     0.000
9415168    1-Feb-32    $185,436.26       90.00              12          0.250     0.017     0.000
9416044    1-Apr-32    $58,329.02        90.00              06          0.250     0.017     0.000
9424727    1-Mar-32    $57,839.15        73.89                          0.250     0.017     0.000
9425159    1-Jan-32    $40,782.96        58.66                          0.250     0.017     0.000
9425725    1-Jan-32    $222,743.48       80.00                          0.250     0.017     0.000
9429251    1-Feb-32    $135,521.84       80.00                          0.250     0.017     0.000
9432495    1-Dec-31    $34,201.28        80.00                          0.250     0.017     0.000
9433288    1-Dec-31    $70,931.92        90.00              11          0.250     0.017     0.000
9439380    1-Dec-31    $103,011.24       90.00              12          0.250     0.017     0.000
9439582    1-Dec-31    $144,121.12       95.00              12          0.250     0.017     0.000
9439921    1-Feb-32    $163,430.32       90.00              06          0.250     0.017     0.000
9442081    1-Dec-31    $66,360.46        89.99              12          0.250     0.017     0.000
9442561    1-Jan-32    $125,293.95       90.00              12          0.250     0.017     0.000
9444636    1-Dec-31    $141,449.66       95.00              13          0.250     0.017     0.000
9445498    1-Jan-32    $159,107.05       90.00              12          0.250     0.017     0.000
9445506    1-Dec-31    $70,764.22        90.00              13          0.250     0.017     0.000
9446014    1-Dec-31    $167,868.10       75.00                          0.250     0.017     0.000
9450488    1-Jan-32    $158,497.49       68.09                          0.250     0.017     0.000
9450646    1-Nov-31    $204,405.17       55.64                          0.250     0.017     0.000
9461977    1-Apr-17    $68,099.53        53.41                          0.250     0.017     0.000
9466757    1-Dec-31    $53,564.05        90.00              06          0.250     0.017     0.000
9469969    1-Nov-31    $73,330.72        90.00              12          0.250     0.017     0.000
9472252    1-Dec-31    $69,876.91        90.00              06          0.250     0.017     0.000
9473180    1-Nov-31    $153,364.06       75.00                          0.250     0.017     0.000
9473930    1-Dec-16    $93,092.14        80.00                          0.250     0.017     0.000
9478761    1-Dec-31    $60,406.27        90.00              06          0.250     0.017     0.000
9480018    1-Dec-31    $224,661.90       67.36                          0.250     0.017     0.000
9483080    1-Jan-32    $242,427.52       65.00                          0.250     0.017     0.000
9483137    1-Dec-31    $180,354.74       80.00                          0.250     0.017     0.000
9488319    1-Jan-32    $49,237.99        75.00                          0.250     0.017     0.000
9489340    1-Nov-31    $126,638.19       95.00              01          0.250     0.017     0.000
9491092    1-Dec-31    $79,482.47        85.00              24          0.250     0.017     0.000
9492784    1-Dec-31    $56,345.92        90.00              12          0.250     0.017     0.000
9493572    1-Nov-31    $105,255.94       80.00                          0.250     0.017     0.000
9493705    1-Nov-31    $143,859.32       97.00              01          0.250     0.017     0.000
9494499    1-Jan-32    $52,426.51        80.00                          0.250     0.017     0.000
9494543    1-Dec-31    $109,644.17       90.00              01          0.250     0.017     0.000
9495089    1-Dec-31    $109,644.17       90.00              01          0.250     0.017     0.000
9498891    1-Jan-32    $99,588.17        80.00                          0.250     0.017     0.000
9503089    1-Dec-31    $236,375.82       70.00                          0.250     0.017     0.000
9506570    1-Feb-32    $84,289.81        90.00              13          0.250     0.017     0.000
9511990    1-Dec-31    $433,418.62       94.99              24          0.250     0.017     0.000
9513261    1-Dec-31    $137,094.07       75.00                          0.250     0.017     0.000
9513535    1-Jan-32    $161,354.86       89.99              12          0.250     0.017     0.000
9517622    1-Dec-31    $242,419.90       90.00              01          0.250     0.017     0.000
9518356    1-Dec-31    $263,848.64       90.00              12          0.250     0.017     0.000
9519772    1-Dec-31    $263,848.64       90.00              12          0.250     0.017     0.000
9520310    1-Jan-32    $198,452.32       71.43                          0.250     0.017     0.000
9531890    1-Dec-16    $70,125.61        32.00                          0.250     0.017     0.000
9537583    1-Jan-32    $54,261.59        70.00                          0.250     0.017     0.000
9538683    1-Dec-31    $208,982.80       70.00                          0.250     0.017     0.000
9542384    1-Dec-31    $153,837.10       90.00              06          0.250     0.017     0.000
9553081    1-Dec-31    $47,813.76        90.68              12          0.250     0.017     0.000
9560649    1-Feb-17    $135,349.33       89.03              06          0.250     0.017     0.000
9563225    1-Jan-32    $104,210.23       74.47                          0.250     0.017     0.000
9564036    1-Jan-32    $62,720.05        85.14              01          0.250     0.017     0.000
9572509    1-Feb-32    $186,609.04       72.12                          0.250     0.017     0.000
9572935    1-Dec-31    $124,259.96       41.20                          0.250     0.017     0.000
9573203    1-Jan-32    $51,270.43        97.00              16          0.250     0.017     0.000
9575793    1-Jan-32    $328,114.57       75.00                          0.250     0.017     0.000
9581170    1-Feb-32    $108,635.98       50.70                          0.250     0.017     0.000
9583642    1-Jan-32    $74,582.98        21.43                          0.250     0.017     0.000
9588252    1-Feb-17    $152,625.30       66.55                          0.250     0.017     0.000
9590903    1-Feb-32    $142,101.02       80.00                          0.250     0.017     0.000
9593042    1-Feb-32    $80,684.69        63.78                          0.250     0.017     0.000
9594392    1-Jan-32    $50,192.51        80.00                          0.250     0.017     0.000
9596055    1-Feb-32    $113,373.21       95.00              01          0.250     0.017     0.000
9620665    1-Feb-32    $58,127.28        90.00              01          0.250     0.017     0.000
9638483    1-Jan-32    $190,853.93       63.49                          0.250     0.017     0.000
9648882    1-Feb-32    $277,022.66       89.68              01          0.250     0.017     0.000
9655007    1-Jan-32    $115,381.91       97.00              01          0.250     0.017     0.000
9663511    1-Jan-32    $121,165.78       96.98              01          0.250     0.017     0.000
9665468    1-Feb-32    $63,514.16        75.00                          0.250     0.017     0.000
9669473    1-Jan-32    $208,183.95       97.00              24          0.250     0.017     0.000
9670250    1-Feb-32    $252,861.01       90.00              06          0.250     0.017     0.000
9674910    1-Feb-32    $171,222.03       80.00                          0.250     0.017     0.000
9675679    1-Jan-32    $71,294.05        97.00              01          0.250     0.017     0.000
9682446    1-Feb-32    $97,047.95        65.00                          0.250     0.017     0.000
9689888    1-Jan-32    $71,548.58        80.00                          0.250     0.017     0.000
9691536    1-Jan-32    $69,855.08        90.00              12          0.250     0.017     0.000
9695619    1-Feb-32    $187,105.81       80.00                          0.250     0.017     0.000
9707293    1-Mar-32    $264,509.10       90.00              12          0.250     0.017     0.000
9710214    1-Feb-32    $69,953.23        90.00              13          0.250     0.017     0.000
9711061    1-Feb-17    $94,414.52        78.69                          0.250     0.017     0.000
9711801    1-Jan-32    $63,138.23        90.00              24          0.250     0.017     0.000
9723467    1-Feb-32    $44,332.48        55.97                          0.250     0.017     0.000
9729683    1-May-32    $339,293.41       80.00                          0.250     0.017     0.000
9740091    1-Feb-32    $172,633.59       90.00              06          0.250     0.017     0.000
9749014    1-Mar-32    $122,780.01       54.93                          0.250     0.017     0.000
9749710    1-Mar-32    $130,257.82       87.33              01          0.250     0.017     0.000
9751600    1-Mar-32    $82,569.64        97.00              24          0.250     0.017     0.000
9761377    1-Apr-32    $103,189.85       90.00              24          0.250     0.017     0.000
9763537    1-Apr-32    $195,393.51       70.00                          0.250     0.017     0.000
9764798    1-Apr-32    $56,265.06        90.00              12          0.250     0.017     0.000
9806445    1-Apr-17    $33,665.85        74.95                          0.250     0.017     0.000
9806762    1-Apr-32    $79,735.36        70.80                          0.250     0.017     0.000
9808065    1-May-17    $52,844.93        34.84                          0.250     0.017     0.000
9811519    1-May-32    $63,292.58        64.69                          0.250     0.017     0.000
9811608    1-Apr-32    $80,970.66        77.29                          0.250     0.017     0.000
9811625    1-May-32    $74,773.09        69.35                          0.250     0.017     0.000
9811921    1-May-32    $80,577.89        95.00              12          0.250     0.017     0.000
9812016    1-Apr-17    $37,013.85        63.49                          0.250     0.017     0.000
9812573    1-May-17    $151,032.47       62.24                          0.250     0.017     0.000
9816715    1-Jun-32    $113,089.62       75.00                          0.250     0.017     0.000
9819120    1-May-32    $269,542.51       90.00              12          0.250     0.017     0.000
9821073    1-May-32    $47,094.25        80.00                          0.250     0.017     0.000
9823403    1-May-32    $45,896.94        80.00                          0.250     0.017     0.000
9830078    1-May-32    $61,789.18        76.98                          0.250     0.017     0.000
9832871    1-Jun-32    $297,510.02       79.47                          0.250     0.017     0.000
9834801    1-Jun-32    $154,738.61       70.45                          0.250     0.017     0.000
9838679    1-Jul-17    $33,398.52        80.00                          0.250     0.017     0.000
9846598    1-Jun-32    $101,452.46       94.95              11          0.250     0.017     0.000
9847099    1-Jun-32    $99,861.91        80.00                          0.250     0.017     0.000
9848584    1-Jun-32    $182,442.06       85.00              13          0.250     0.017     0.000
9850150    1-Jul-17    $163,743.89       65.00                          0.250     0.017     0.000
9850719    1-Jul-32    $97,873.58        45.14                          0.250     0.017     0.000
9850911    1-Jun-32    $279,593.39       80.00                          0.250     0.017     0.000
9867101    1-Nov-31    $90,797.31        90.00              13          0.250     0.017     0.000
9867186    1-Sep-31    $135,066.76       90.00              01          0.250     0.017     0.000
9867190    1-Oct-31    $107,235.29       80.00                          0.250     0.017     0.000
9867249    1-Oct-31    $111,604.84       90.00              06          0.250     0.017     0.000
9867373    1-Nov-31    $287,817.07       74.38                          0.250     0.017     0.000
9867387    1-Nov-31    $289,864.23       80.00                          0.250     0.017     0.000
9867442    1-Oct-31    $75,735.20        90.00              06          0.250     0.017     0.000
9867930    1-Nov-31    $94,515.26        71.58                          0.250     0.017     0.000
9869086    1-Nov-31    $74,523.10        78.95                          0.250     0.017     0.000
9877109    1-Jan-17    $166,435.79       70.00                          0.250     0.017     0.000
9886870    1-Oct-31    $196,761.53       90.00              12          0.250     0.017     0.000
9886963    1-Oct-31    $285,994.41       90.00              11          0.250     0.017     0.000
9886998    1-Oct-31    $180,148.09       77.23                          0.250     0.017     0.000
9888193    1-Nov-31    $297,430.65       78.95                          0.250     0.017     0.000
9888206    1-Oct-31    $124,198.21       59.56                          0.250     0.017     0.000
9888210    1-Nov-31    $59,040.61        90.00              06          0.250     0.017     0.000
9888224    1-Oct-31    $131,841.88       89.99              11          0.250     0.017     0.000
9888238    1-Nov-31    $234,572.33       80.00                          0.250     0.017     0.000
9888247    1-Oct-31    $25,329.17        90.00              06          0.250     0.017     0.000
9888251    1-Nov-31    $59,916.54        90.00              12          0.250     0.017     0.000
9890739    1-Oct-31    $84,666.35        56.80                          0.250     0.017     0.000
9890816    1-Sep-31    $187,661.70       90.00              11          0.250     0.017     0.000
9890871    1-Sep-31    $151,023.00       90.00              12          0.250     0.017     0.000
9891751    1-Nov-31    $158,085.35       64.90                          0.250     0.017     0.000
9891815    1-Sep-31    $99,217.66        55.56                          0.250     0.017     0.000
9891867    1-Oct-31    $189,576.10       90.00              11          0.250     0.017     0.000
9891890    1-Nov-31    $133,032.82       79.95                          0.250     0.017     0.000
9891938    1-Oct-31    $262,033.64       80.00                          0.250     0.017     0.000
9891967    1-Oct-31    $134,112.02       90.00              06          0.250     0.017     0.000
9906300    1-Jul-31    $105,327.09       90.00              12          0.250     0.017     0.000
9923150    1-Jan-32    $273,280.37       90.00              01          0.250     0.017     0.000
9933292    1-Mar-32    $224,673.48       78.30                          0.250     0.017     0.000
9939294    1-Feb-32    $72,850.42        75.00                          0.250     0.017     0.000
9953286    1-Apr-32    $110,499.52       90.00              33          0.250     0.017     0.000
9955496    1-Mar-32    $274,838.99       85.00              12          0.250     0.017     0.000
9958869    1-Mar-32    $109,806.37       90.00              12          0.250     0.017     0.000
9963594    1-Apr-32    $105,292.40       65.00                          0.250     0.017     0.000
9968579    1-Jan-32    $423,148.15       57.88                          0.250     0.017     0.000
9968630    1-Feb-32    $41,166.74        90.00              01          0.250     0.017     0.000
9971825    1-Mar-32    $394,548.58       90.00              33          0.250     0.017     0.000
9978764    1-Jul-31    $143,431.23       78.38                          0.250     0.017     0.000
9979442    1-Jan-32    $183,570.57       90.00              06          0.250     0.017     0.000
9979458    1-Dec-31    $65,797.90        80.00                          0.250     0.017     0.000
9979504    1-Jan-32    $58,232.43        90.00              11          0.250     0.017     0.000
9979510    1-Jan-32    $98,462.86        90.00              12          0.250     0.017     0.000
9979530    1-Jan-32    $115,313.90       80.00                          0.250     0.017     0.000
9979538    1-Jan-32    $79,532.81        89.89              06          0.250     0.017     0.000
9979569    1-Jan-32    $90,751.87        80.00                          0.250     0.017     0.000
9979570    1-Dec-31    $198,873.25       78.43                          0.250     0.017     0.000
9979593    1-Dec-31    $91,625.58        90.00              11          0.250     0.017     0.000
9979628    1-Oct-21    $235,742.04       67.65                          0.250     0.017     0.000
9979655    1-Jan-32    $116,609.60       89.98              06          0.250     0.017     0.000
9979683    1-Jan-17    $161,252.35       36.67                          0.250     0.017     0.000
9979950    1-Dec-16    $144,843.31       84.97              06          0.250     0.017     0.000
9980199    1-Jan-32    $88,259.90        90.00              11          0.250     0.017     0.000
9981266    1-Dec-31    $295,349.40       70.59                          0.250     0.017     0.000
9981288    1-Jan-17    $107,501.56       50.93                          0.250     0.017     0.000
9981311    1-Dec-31    $165,438.65       90.00              06          0.250     0.017     0.000
9981314    1-Dec-31    $104,691.94       85.00              06          0.250     0.017     0.000
9981330    1-Dec-31    $142,616.27       35.91                          0.250     0.017     0.000
9981342    1-Jan-32    $90,347.28        80.00                          0.250     0.017     0.000
9981343    1-Dec-31    $187,670.98       90.00              06          0.250     0.017     0.000
9981363    1-Dec-31    $98,614.12        80.00                          0.250     0.017     0.000
9981382    1-Jan-32    $273,746.85       39.57                          0.250     0.017     0.000
9981408    1-Oct-16    $173,447.96       63.87                          0.250     0.017     0.000
9981448    1-Dec-16    $111,235.34       75.00                          0.250     0.017     0.000
9981464    1-Nov-31    $126,605.03       75.00                          0.250     0.017     0.000
9985504    1-Mar-32    $133,199.89       80.00                          0.250     0.017     0.000
9986159    1-Mar-32    $124,581.23       90.00              33          0.250     0.017     0.000
9988045    1-Feb-32    $152,341.55       66.52                          0.250     0.017     0.000
9992449    1-Apr-32    $121,148.57       90.00              33          0.250     0.017     0.000
9992954    1-Mar-32    $291,644.79       90.00              13          0.250     0.017     0.000

                       $126,411,030.27

COUNT:           892
WAC:      7.72007361
WAM:     343.5917574
WALTV:   78.53327419

                                  EXHIBIT F-1B

                 [Schedule of Type 1 Mortgage Loans in Group II]

WFALT
WFALT   2002-01 EXHIBIT F-1 GROUP II LOANS
F10, F15, F20, F25 & F30 YEAR FIXED NON-CONFORMING MORTGAGE LOANS

(i)        (ii)                                   (iii)      (iv)       (v)        (vi)         (vii)
--------   ------------------   -----   -----     --------   --------   --------   ----------   --------
                                                                        NET
MORTGAGE                                                     MORTGAGE   MORTGAGE   CURRENT      ORIGINAL
LOAN                                    ZIP       PROPERTY   INTEREST   INTEREST   MONTHLY      TERM TO
NUMBER     CITY                 STATE   CODE      TYPE       RATE       RATE       PAYMENT      MATURITY
--------   ------------------   -----   -----     --------   --------   --------   ----------   --------
0034674    CALISTOGA            CA      94515     MF3        7.000      6.733      $5,122.83    360
0048617    LEHIGHTON            PA      18235     SFD        7.000      6.733      $2,062.44    360
0078497    AUSTIN               TX      78735     SFD        7.625      7.358      $2,293.25    360
0080427    PANGUITCH            UT      84759     SFD        7.875      7.608      $3,961.68    180
0103106    CARLSBAD             CA      92009     LCO        7.375      7.108      $2,393.19    360
0104079    STAMFORD             CT      06902     SFD        7.250      6.983      $2,978.38    360
0108029    ASTORIA              NY      11370     MF2        7.500      7.233      $3,461.11    360
0119591    WOODCLIFF LAKE       NJ      07677     SFD        6.875      6.608      $2,627.72    360
0121915    LOS GATOS            CA      95032     SFD        6.875      6.608      $3,232.09    360
0124935    PAROWAN              UT      84761     SFD        7.625      7.358      $3,786.70    360
0139723    MIDDLETOWN           DE      19709     SFD        6.875      6.608      $3,161.12    360
0148258    HOUSTON              TX      77079     SFD        7.875      7.608      $2,465.24    360
0148751    MEDINA               WA      98039     SFD        7.500      7.233      $2,964.67    360
0153827    ARLINGTON            VA      22203     SFD        7.000      6.733      $2,255.38    360
0154754    SEDONA               AZ      86336     SFD        7.750      7.483      $3,707.43    360
0155364    RENO                 NV      89511     SFD        6.625      6.358      $2,125.83    360
0169741    WESTFIELD            NJ      07090     SFD        6.875      6.608      $2,128.45    360
0174806    WEEHAWKEN            NJ      07480     MF2        7.250      6.983      $2,865.14    360
0182785    AUSTIN               TX      78730     SFD        6.875      6.608      $2,075.90    360
0184447    ROCKVILLE            MD      20852     SFD        7.250      6.983      $2,319.40    360
0186711    CARLSBAD             CA      92009     SFD        7.000      6.733      $2,978.23    360
0194037    SOUTH LAKE TAHOE     CA      96150     SFD        7.125      6.858      $2,694.87    360
0196392    HUNTINGTON BEACH     CA      92648     SFD        7.625      7.358      $3,425.72    360
0197899    LOS ANGELES          CA      90035     MF3        7.000      6.733      $3,898.01    360
0199864    CHICAGO              IL      60601     HCO        6.875      6.608      $3,652.52    360
0201615    OCEAN CITY           NJ      08226     LCO        7.125      6.858      $2,640.98    360
0207224    DORCHESTER           MA      02122     SFD        7.500      7.233      $2,139.60    360
0211660    CARPINTERIA          CA      93013     SFD        7.625      7.358      $2,763.23    360
0213103    PUTNAM VALLEY        NY      10579     SFD        7.250      6.983      $2,614.10    360
0213612    OCEAN CITY           NJ      08226     LCO        7.375      7.108      $2,306.85    360
0215697    PASADENA             CA      91107     SFD        7.500      7.233      $6,188.05    360
0230556    MCQUEENEY            TX      78123     SFD        6.875      6.608      $2,417.50    360
0230727    VIENNA               VA      22181     SFD        7.000      6.733      $3,113.62    360
0233647    VACAVILLE            CA      95688     SFD        6.875      6.608      $2,039.76    360
0240511    MINNETONKA           MN      55315     SFD        6.875      6.608      $2,102.17    360
0242422    FALLS CHURCH         VA      22042     SFD        6.875      6.608      $2,627.72    360
0243056    UPPER FREEHOLD       NJ      08501     SFD        7.250      6.983      $3,121.65    360
0243306    SEATTLE              WA      98119     MF2        7.625      7.358      $3,623.90    360
0247180    CAMERON PARK         CA      95682     SFD        7.250      6.983      $2,148.86    360
0251989    MOUND                MN      55364     SFD        7.125      6.858      $3,705.45    360
0308408    MARINE ON THE ST.    MN      55344     SFD        6.875      6.608      $2,627.72    360
0313174    SEAL BEACH           CA      90740     MF4        7.000      6.733      $4,257.94    360
0318176    SEATTLE              WA      98117     SFD        6.875      6.608      $3,547.42    360
0320519    BELLEAIR BEACH       FL      33786     SFD        7.125      6.858      $2,829.62    360
0324258    SIOUX FALLS          SD      57105     SFD        7.000      6.733      $2,661.21    360
0341346    SAN FRANCISCO        CA      94131     SFD        7.125      6.858      $2,652.77    360
0363745    TAHOE CITY           CA      96145     LCO        6.750      6.483      $2,438.73    360
0388466    SAN DIEGO            CA      92117     SFD        7.375      7.108      $2,520.96    360
0397809    HAYMARKET            VA      20169     SFD        7.500      7.233      $2,307.41    360
0402569    TRAVERSE CITY        MI      49684     SFD        7.000      6.733      $2,987.21    360
0413499    BURLINGAME           CA      94010     SFD        6.875      6.608      $3,435.74    360
0463993    GRIMES               IA      50111     SFD        7.000      6.733      $3,346.47    360
0743481    WESTCLIFFE           CO      81252     SFD        8.375      8.108      $2,584.25    360
0750357    BELLE MEAD           NJ      08502     SFD        8.375      8.108      $3,838.30    360
0762528    BURTONSVILLE         MD      20866     SFD        6.875      6.608      $2,137.65    360
0807343    ENGLEWOOD            CO      80110     SFD        6.750      6.483      $3,872.14    360
0809492    LAKE OSWEGO          OR      97035     SFD        6.875      6.608      $2,943.04    360
0826756    CHICAGO              IL      60657     MF3        7.000      6.733      $3,892.01    360
0833130    HOHOKUS              NJ      07423     SFD        7.000      6.733      $2,993.86    360
0871431    WEST BLOOMFIELD      MI      48322     SFD        10.625     10.358     $3,141.94    360
0877080    FALLBROOK            CA      92028     SFD        8.250      7.983      $3,319.10    360
0884773    BIDDEFORD POOL       ME      04006     SFD        7.875      7.608      $3,625.35    360
0887041    SAINT LOUIS          MO      63122     SFD        7.250      6.983      $2,605.91    360
0890237    SAN JOSE             CA      95126     SFD        7.500      7.233      $2,310.21    360
0891486    SARATOGA             CA      95070     PUD        7.250      6.983      $2,182.97    360
0894093    GLEN HEAD            NY      11545     SFD        7.875      7.608      $2,356.48    360
0914707    HIGHLAND HEIGHTS     KY      41076     SFD        7.625      7.358      $2,548.06    360
0970116    BROOKLYN             NY      11215     SFD        6.625      6.358      $5,962.10    360
1165571    SAN JOSE             CA      95122     SFD        7.000      6.733      $2,403.41    360
1201469    MAPLEWOOD            NJ      07040     SFD        7.375      7.108      $2,237.79    360
1219772    NORTHBROOK           IL      60062     SFD        7.000      6.733      $2,953.95    360
2027903    EAST GREENWICH       RI      02818     SFD        7.625      7.358      $2,208.32    360
3849095    JACKSON              WY      83001     SFD        7.250      6.983      $2,430.25    360
4223683    HOUSTON              TX      77007     SFD        7.125      6.858      $2,913.83    360
4228012    DOUGLAS FLAT         CA      95229     SFD        7.750      7.483      $3,223.86    360
4233709    FOLSOM               CA      95630     SFD        7.500      7.233      $2,265.46    360
4236364    BROOKLYN             NY      11201     MF3        8.250      7.983      $4,706.69    360
4285495    LOS ALTOS            CA      94022     SFD        7.375      7.108      $2,417.36    360
4290814    MEMPHIS              TN      38104     SFD        8.250      7.983      $3,228.19    360
4291120    AUSTIN               TX      78703     SFD        7.625      7.358      $4,246.77    360
4291722    CENTREVILLE          VA      20121     PUD        8.250      7.983      $2,404.06    360
4292370    STEAMBOAT SPRINGS    CO      80488     SFD        8.125      7.858      $2,738.33    360
4316220    VENTURA              CA      93003     SFD        7.250      6.983      $3,410.88    360
4319883    WOODLAND             CA      95695     SFD        7.375      7.108      $2,417.36    360
4319956    NORTH BEND           WA      98045     SFD        7.625      7.358      $2,434.82    360
4322357    WOODMERE             NY      11598     SFD        7.875      7.608      $2,434.79    360
4358546    MILL VALLEY          CA      94941     SFD        7.625      7.358      $4,600.66    360
4364962    ISLAMORADA           FL      33036     SFD        8.000      7.733      $4,365.90    360
4366683    CHICAGO              IL      60634     SFD        8.000      7.733      $3,249.22    180
4366702    ATLANTA              GA      30342     SFD        7.500      7.233      $3,447.13    360
4366807    NORTHHAMPTON         PA      19115     SFD        7.750      7.483      $2,865.65    360
4366823    BRIGHTON             CO      80601     SFD        7.875      7.608      $2,341.98    360
4369148    TAVERNIER            FL      33070     SFD        7.875      7.608      $2,581.25    360
4369293    NEW CANAAN           CT      06840     SFD        8.125      7.858      $3,823.87    360
4369362    WESTPORT             CT      06880     SFD        8.250      7.983      $2,764.66    360
4374215    MONTCLAIR            NJ      07043     SFD        7.750      7.483      $2,235.21    360
4374275    WASHINGTON           DC      20012     SFD        7.875      7.608      $2,639.25    360
4374327    PALM HARBOR          FL      34683     SFD        7.500      7.233      $2,517.17    360
4374359    PARSIPPAMY           NJ      07054     SFD        7.500      7.233      $2,153.59    360
4374362    GRANADA HILLS AREA   CA      91344     SFD        7.875      7.608      $3,190.31    360
4374484    DENVER               NC      28037     SFD        7.500      7.233      $3,966.64    360
4374522    LIGHTHOUSE POINT     FL      33064     SFD        8.000      7.733      $4,182.46    360
4374535    SOUTH ORANGE         NJ      07079     SFD        7.875      7.608      $2,806.02    360
4374851    BOCA RATON           FL      33433     SFD        7.250      6.983      $2,373.98    360
4374925    PARKLAND             FL      33067     SFD        7.750      7.483      $2,292.52    360
4376046    COSTA MESA           CA      92627     SFD        7.500      7.233      $2,569.62    360
4379913    BURLINGTON           MA      01803     SFD        7.500      7.233      $2,349.37    360
4380096    LAKE FOREST PARK     WA      98155     SFD        7.375      7.108      $2,209.61    360
4380154    DURANGO              CO      81301     PUD        7.875      7.608      $3,560.10    360
4384300    ATLANTA              GA      30339     THS        7.875      7.608      $2,613.88    360
4384412    NORWALK              CT      06851     SFD        7.875      7.608      $2,900.28    360
4386539    WOODBURY             NY      11797     SFD        7.500      7.233      $2,468.23    360
4386594    VIENNA               VA      22180     SFD        7.250      6.983      $2,182.97    360
4386834    ENGLEWOOD            CO      80111     SFD        8.375      8.108      $2,866.24    360
4392667    SAN MARCOS           CA      92078     SFD        7.125      6.858      $2,132.32    360
4400266    WEAVERVILLE          NC      28787     SFD        7.750      7.483      $2,292.52    360
4400298    WALDWICK             NJ      07463     SFD        7.500      7.233      $2,954.86    180
4406554    LENOIR               NC      28645     SFD        8.125      7.858      $6,682.48    360
4411833    WHITE PLAINS         NY      10607     SFD        7.375      7.108      $3,211.64    360
4446831    DENVER               CO      80206     SFD        7.875      7.608      $3,167.83    360
4733184    GRANDVIEW            TX      76050     SFD        7.625      7.358      $6,724.04    360
4738274    SAN FRANCISCO        CA      94118     SFD        7.500      7.233      $4,544.89    360
4739074    SAN DIEGO            CA      92109     LCO        8.375      8.108      $3,106.80    360
4874590    MILPITAS             CA      95035     SFD        7.500      7.233      $2,153.58    360
4959680    CORONADO             CA      92118     SFD        7.875      7.608      $3,618.10    360
5263520    KENNEBUNKPORT        ME      04046     SFD        7.250      6.983      $2,919.71    360
5600721    OAKLAND              MD      21550     SFD        7.375      7.108      $2,265.41    360
5921098    SAN JOSE             CA      95136     SFD        7.875      7.608      $3,589.09    360
6024442    SAN CARLOS           CA      94070     SFD        7.750      7.483      $3,008.93    360
6033783    ANAHEIM HILLS        CA      92807     SFD        8.375      8.108      $2,778.07    360
6121485    NAGS HEAD            NC      27959     SFD        7.500      7.233      $4,155.43    360
6270903    MURRIETA             CA      92563     SFD        7.500      7.233      $2,155.33    360
6292346    MERTZTOWN            PA      19539     SFD        7.125      6.858      $3,368.59    360
8476868    BLOOMFIELD HILLS     MI      48304     SFD        8.125      7.858      $6,682.47    360
8621602    BROOKLYN             NY      11233     MF2        7.500      7.233      $2,719.94    360
8687282    OCEAN CITY           NJ      08226     MF2        7.625      7.358      $3,538.97    360
8740914    STREET               MD      21154     SFD        7.625      7.358      $3,185.07    360
8812396    LOS ANGELES          CA      90039     MF2        7.875      7.608      $3,596.34    360
8855489    PLYMOUTH             MA      02360     SFD        7.250      6.983      $3,757.77    360
8865168    SAN JOSE             CA      95148     SFD        7.375      7.108      $2,141.09    360
8873950    WICHITA              KS      67206     SFD        8.000      7.733      $2,700.25    360
8884085    NEW YORK             NY      10021     HCO        7.875      7.608      $2,291.22    360
8886936    ST. HELENA           CA      94574     SFD        8.000      7.733      $2,436.10    360
8894018    CHICAGO              IL      60614     MF3        7.625      7.358      $3,556.66    360
8910537    ST. HELENA           CA      94574     SFD        8.000      7.733      $2,670.90    360
8923722    SANTA MONICA         CA      90403     MF3        7.125      6.858      $4,328.64    360
9250887    DEDHAM               MA      02026     SFD        7.625      7.358      $2,516.21    360
9274780    SALEM                OR      97306     SFD        8.000      7.733      $2,436.10    360
9282245    MILLBRAE             CA      94030     SFD        7.375      7.108      $2,590.04    360
9288705    ORANGEVALE           CA      95662     SFD        7.875      7.608      $3,676.11    360
9327306    SHINGLE SPRINGS      CA      95682     SFD        7.500      7.233      $4,544.90    360
9333000    WATSONVILLE          CA      95076     SFD        7.750      7.483      $2,693.71    360
9336191    WESTFORD             MA      01886     SFD        7.875      7.608      $2,537.75    360
9347473    HUNTINGTON BEACH     CA      92649     SFD        7.500      7.233      $3,496.08    360
9349652    LIGHTHOUSE POINT     FL      33064     SFD        6.500      6.233      $4,072.43    180
9351345    DECATUR              GA      30030     SFD        7.250      6.983      $2,302.35    360
9357591    CONCORD              CA      94521     SFD        8.125      7.858      $2,399.75    360
9439118    YORBA LINDA          CA      92887     SFD        7.500      7.233      $4,270.74    360
9482980    EDINA                MN      55436     SFD        6.875      6.608      $6,008.27    360
9498201    PENSACOLA            FL      32507     LCO        7.500      7.233      $2,477.92    300
9506600    NEW YORK             NY      10021     HCO        7.250      6.983      $2,824.21    360
9512253    CHINO HILLS          CA      91709     SFD        7.125      6.858      $3,741.08    180
9523702    NEW CANAAN           CT      06840     SFD        7.375      7.108      $4,592.99    360
9562728    BAKERSFIELD          CA      93311     SFD        6.750      6.483      $2,014.55    360
9832530    LEWISVILLE           TX      75056     SFD        7.250      6.983      $2,880.15    360
9842686    GLEN COVE            NY      11542     SFD        7.625      7.358      $3,779.62    360
9867070    ATLANTA              GA      30307     SFD        7.750      7.483      $2,593.41    360
9867095    STRASBURG            CO      80136     PUD        7.000      6.733      $2,016.54    360
9867169    SAN JOSE             CA      95124     MF2        7.375      7.108      $2,762.70    360
9867361    LITTLETON            CO      80124     PUD        7.250      6.983      $2,128.39    360
9867436    NAGS HEAD            NC      27959     SFD        8.125      7.858      $4,232.24    360
9867892    TUCSON               AZ      85718     SFD        8.000      7.733      $3,485.38    360
9867962    AUBURN               WA      98092     SFD        7.125      6.858      $2,405.18    360
9887029    OXNARD               CA      93035     SFD        7.750      7.483      $2,349.84    360
9887062    SOUTH ORANGE         NJ      07079     SFD        7.375      7.108      $3,215.87    300
9887175    SAN DIEGO            CA      92117     SFD        7.500      7.233      $2,573.11    360
9887236    ORANGE               CA      92867     SFD        7.250      6.983      $2,870.26    360
9888188    FORT LAUDERDALE      FL      33308     HCO        7.875      7.608      $3,625.35    360
9888213    SALT LAKE CITY       UT      84103     SFD        7.875      7.608      $3,861.00    360
9888218    GREENSBORO           NC      27407     SFD        7.875      7.608      $3,567.34    360
9888252    ATLANTA              GA      30311     SFD        7.500      7.233      $2,484.31    360
9888402    WOODBRIDGE           CT      06525     SFD        7.500      7.233      $3,076.54    360
9890391    WALLINGFORD          CT      06492     SFD        7.000      6.733      $2,581.38    360
9890419    TAMPA                FL      33626     SFD        6.625      6.358      $2,465.20    360
9890446    PALM BEACH GARDENS   FL      33418     SFD        7.000      6.733      $2,661.21    360
9890465    DENVER               CO      80220     SFD        7.375      7.108      $2,403.55    360
9890836    WOODBRIDGE           VA      22191     SFD        7.875      7.608      $2,791.16    360
9891097    EDGEWATER            NJ      07020     PUD        7.625      7.358      $2,831.18    360
9891118    VIRGINIA BEACH       VA      23455     SFD        7.750      7.483      $2,407.15    360
9891727    MILPITAS             CA      95035     SFD        7.250      6.983      $2,510.41    360
9891998    ALEXANDRIA           VA      22301     SFD        8.000      7.733      $2,392.07    360
9932005    KINGWOOD             TX      77345     PUD        7.625      7.358      $2,604.62    360
9939243    JACKSONVILLE         FL      32210     SFD        6.625      6.358      $3,511.98    180
9963348    LITTLE ROCK          AR      72207     SFD        6.250      5.983      $7,288.09    180
9977033    DANVILLE             CA      94506     SFD        6.625      6.358      $3,266.14    180
9977814    SAN DIEGO            CA      92109     SFD        7.625      7.358      $3,185.08    360
9978565    WESTON               FL      33327     SFD        6.875      6.608      $3,074.43    360
9979431    ORANGE               CA      92869     SFD        7.875      7.608      $2,349.23    360
9979445    NORTHFIELD           NJ      08225     SFD        7.375      7.108      $2,375.93    360
9979469    SAN CLEMENTE         CA      92672     SFD        7.500      7.233      $2,796.86    360
9979474    SHELTON              CT      06484     SFD        6.750      6.483      $2,159.84    360
9979490    PURCELLVILLE         VA      20132     SFD        6.750      6.483      $2,425.76    360
9979552    DAYTONA BEACH        FL      32127     SFD        6.625      6.358      $2,561.25    360
9979614    CORAL GABLES         FL      33143     SFD        7.250      6.983      $2,217.08    360
9979640    TEANECK              NJ      07666     SFD        7.125      6.858      $2,344.55    360
9979664    SKOKIE               IL      60076     SFD        7.375      7.108      $2,078.94    360
9979665    HIGHLANDS RANCH      CO      80126     SFD        7.625      7.358      $2,456.05    360
9980009    BETHANY              CT      06524     SFD        7.750      7.483      $2,675.80    360
9980050    COLUMBIA             SC      29223     SFD        7.125      6.858      $2,607.30    360
9980077    FALLS CHURCH         VA      22046     SFD        7.750      7.483      $2,624.93    360
9980114    GLENDALE             CA      91208     SFD        7.750      7.483      $3,653.71    360
9980157    SANTA ROSA BEACH     FL      32459     SFD        7.125      6.858      $3,301.22    360
9980225    STRATFORD            CT      06614     SFD        7.250      6.983      $2,319.40    360
9980249    TEANECK              NJ      07666     SFD        7.125      6.858      $2,351.28    360
9981278    LONG BEACH           CA      90808     SFD        6.625      6.358      $2,817.37    360
9981297    CLEARWATER           FL      33764     PUD        7.125      6.858      $3,985.66    180
9981327    EDMOND               OK      73078     SFD        7.250      6.983      $2,234.13    360
9981359    NAPLES               FL      34103     SFD        6.875      6.608      $2,207.29    360
9981380    WHITTIER             CA      90601     SFD        7.250      6.983      $3,410.89    360
9981399    N REDINGTON BEACH    FL      33708     LCO        8.375      8.108      $3,336.72    360
9981414    HILTON HEAD ISLAND   SC      29928     PUD        7.375      7.108      $2,854.56    360
9981419    WALTERBORO           SC      29488     SFD        6.625      6.358      $2,739.35    180
9984151    SAN LUIS OBISPO      CA      93401     SFD        6.875      6.608      $2,627.72    360



(i)        (viii)      (ix)             (x)     (xi)        (xii)     (xiii)    (xv)      (xvi)
--------   ---------   --------------   -----   -------   ---------   -------   -------   --------
                       CUT-OFF
MORTGAGE   SCHEDULED   DATE                                MORTGAGE             MASTER    FIXED
LOAN       MATURITY    PRINCIPAL                          INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER     DATE        BALANCE          LTV     SUBSIDY      CODE     FEE       FEE       YIELD
--------   ---------   --------------   -----   -------   ---------   -------   -------   --------
0034674    1-May-32    $768,095.44      70.00                         0.250     0.017     0.000
0048617    1-Apr-32    $308,974.64      78.48                         0.250     0.017     0.000
0078497    1-Apr-32    $323,053.02      39.51                         0.250     0.017     0.000
0080427    1-Apr-17    $412,769.64      34.81                         0.250     0.017     0.000
0103106    1-Jun-32    $345,971.06      70.00                         0.250     0.017     0.000
0104079    1-May-32    $435,572.04      74.63                         0.250     0.017     0.000
0108029    1-Jun-32    $494,262.98      90.00             06          0.250     0.017     0.000
0119591    1-May-32    $398,986.06      64.94                         0.250     0.017     0.000
0121915    1-Apr-32    $490,332.38      80.00                         0.250     0.017     0.000
0124935    1-Apr-32    $533,436.29      76.43                         0.250     0.017     0.000
0139723    1-Jul-32    $480,791.73      80.00                         0.250     0.017     0.000
0148258    1-May-32    $339,293.41      80.00                         0.250     0.017     0.000
0148751    1-Apr-32    $422,729.46      80.00                         0.250     0.017     0.000
0153827    1-Jun-32    $338,442.62      66.86                         0.250     0.017     0.000
0154754    1-Jun-32    $516,767.16      75.00                         0.250     0.017     0.000
0155364    1-Jun-32    $331,412.56      80.00                         0.250     0.017     0.000
0169741    1-Jun-32    $323,454.04      80.00                         0.250     0.017     0.000
0174806    1-Jul-32    $417,861.49      80.00                         0.250     0.017     0.000
0182785    1-May-32    $315,198.99      80.00                         0.250     0.017     0.000
0184447    1-May-32    $339,199.48      80.00                         0.250     0.017     0.000
0186711    1-Jun-32    $446,913.98      68.87                         0.250     0.017     0.000
0194037    1-Jun-32    $399,358.36      80.00                         0.250     0.017     0.000
0196392    1-Jun-32    $483,297.17      80.00                         0.250     0.017     0.000
0197899    1-Jun-32    $584,936.68      70.00                         0.250     0.017     0.000
0199864    1-Jun-32    $555,063.12      80.00                         0.250     0.017     0.000
0201615    1-Jun-32    $391,371.18      80.00                         0.250     0.017     0.000
0207224    1-Jun-32    $305,544.38      90.00             01          0.250     0.017     0.000
0211660    1-Jun-32    $389,694.04      80.00                         0.250     0.017     0.000
0213103    1-Jul-32    $382,901.07      80.00                         0.250     0.017     0.000
0213612    1-Jun-32    $333,490.16      80.00                         0.250     0.017     0.000
0215697    1-Jul-32    $884,343.20      59.00                         0.250     0.017     0.000
0230556    1-Jun-32    $367,379.89      80.00                         0.250     0.017     0.000
0230727    1-Jun-32    $467,230.52      80.00                         0.250     0.017     0.000
0233647    1-Jul-32    $310,239.15      69.00                         0.250     0.017     0.000
0240511    1-Jun-32    $319,460.78      80.00                         0.250     0.017     0.000
0242422    1-Jun-32    $399,325.97      74.77                         0.250     0.017     0.000
0243056    1-Jun-32    $456,884.89      90.00             13          0.250     0.017     0.000
0243306    1-Jun-32    $511,074.16      80.00                         0.250     0.017     0.000
0247180    1-Aug-32    $315,000.00      64.95                         0.250     0.017     0.000
0251989    1-Jun-32    $549,117.74      73.14                         0.250     0.017     0.000
0308408    1-Jun-32    $399,193.83      67.81                         0.250     0.017     0.000
0313174    1-Jun-32    $638,947.72      80.00                         0.250     0.017     0.000
0318176    1-Jun-32    $539,090.06      75.00                         0.250     0.017     0.000
0320519    1-Jun-32    $419,326.27      80.00                         0.250     0.017     0.000
0324258    1-Jul-32    $399,672.12      80.00                         0.250     0.017     0.000
0341346    1-Jul-32    $393,435.12      75.00                         0.250     0.017     0.000
0363745    1-Aug-32    $376,000.00      80.00                         0.250     0.017     0.000
0388466    1-Jul-32    $364,722.27      79.87                         0.250     0.017     0.000
0397809    1-Jul-32    $329,755.09      73.33                         0.250     0.017     0.000
0402569    1-Jul-32    $448,631.96      79.89                         0.250     0.017     0.000
0413499    1-Jul-32    $522,560.61      58.76                         0.250     0.017     0.000
0463993    1-Aug-32    $503,000.00      68.44                         0.250     0.017     0.000
0743481    1-Jun-32    $339,445.75      80.00                         0.250     0.017     0.000
0750357    1-Jul-32    $504,677.12      67.78                         0.250     0.017     0.000
0762528    1-Jun-32    $324,851.68      77.48                         0.250     0.017     0.000
0807343    1-May-32    $595,449.27      51.91                         0.250     0.017     0.000
0809492    1-May-32    $446,864.40      79.29                         0.250     0.017     0.000
0826756    1-Feb-32    $580,566.52      75.00                         0.250     0.017     0.000
0833130    1-May-32    $448,886.95      64.29                         0.250     0.017     0.000
0871431    1-May-32    $339,516.49      85.00             33          0.250     0.017     0.000
0877080    1-May-32    $440,949.01      90.00             33          0.250     0.017     0.000
0884773    1-May-32    $498,960.91      78.13                         0.250     0.017     0.000
0887041    1-Mar-32    $380,491.93      88.63             33          0.250     0.017     0.000
0890237    1-Mar-32    $329,158.53      80.00                         0.250     0.017     0.000
0891486    1-Apr-32    $318,763.00      79.60                         0.250     0.017     0.000
0894093    1-May-32    $324,324.58      73.86                         0.250     0.017     0.000
0914707    1-Jun-32    $359,373.01      80.00                         0.250     0.017     0.000
0970116    1-May-32    $928,646.83      65.00                         0.250     0.017     0.000
1165571    1-Apr-32    $360,055.12      88.11             24          0.250     0.017     0.000
1201469    1-May-32    $323,255.82      90.00             33          0.250     0.017     0.000
1219772    1-Apr-32    $442,531.41      68.31                         0.250     0.017     0.000
2027903    1-Oct-31    $309,676.12      79.90                         0.250     0.017     0.000
3849095    1-Dec-31    $353,856.19      75.00                         0.250     0.017     0.000
4223683    1-Aug-31    $428,211.40      79.99                         0.250     0.017     0.000
4228012    1-Nov-31    $447,066.54      72.00                         0.250     0.017     0.000
4233709    1-Oct-31    $321,526.62      80.00                         0.250     0.017     0.000
4236364    1-Nov-31    $622,804.00      70.00                         0.250     0.017     0.000
4285495    1-Sep-31    $346,978.78      29.17                         0.250     0.017     0.000
4290814    1-Jun-31    $425,687.75      65.90                         0.250     0.017     0.000
4291120    1-Jul-31    $594,133.66      50.00                         0.250     0.017     0.000
4291722    1-Aug-31    $317,456.53      80.00                         0.250     0.017     0.000
4292370    1-Jul-31    $365,533.16      80.00                         0.250     0.017     0.000
4316220    1-Nov-31    $496,403.55      88.89             01          0.250     0.017     0.000
4319883    1-Aug-31    $345,924.79      71.43                         0.250     0.017     0.000
4319956    1-Aug-31    $340,668.40      80.00                         0.250     0.017     0.000
4322357    1-Jul-31    $332,674.50      79.01                         0.250     0.017     0.000
4358546    1-Oct-31    $645,158.67      49.06                         0.250     0.017     0.000
4364962    1-Dec-31    $591,730.62      59.80                         0.250     0.017     0.000
4366683    1-Aug-16    $322,785.05      80.00                         0.250     0.017     0.000
4366702    1-Aug-31    $488,455.33      85.00             11          0.250     0.017     0.000
4366807    1-Aug-31    $396,489.24      80.00                         0.250     0.017     0.000
4366823    1-Aug-31    $320,234.08      85.00             11          0.250     0.017     0.000
4369148    1-Aug-31    $352,784.07      80.00                         0.250     0.017     0.000
4369293    1-Aug-31    $510,803.31      53.09                         0.250     0.017     0.000
4369362    1-Jul-31    $364,508.36      80.00                         0.250     0.017     0.000
4374215    1-Jul-31    $308,946.18      80.00                         0.250     0.017     0.000
4374275    1-Aug-31    $360,883.03      80.00                         0.250     0.017     0.000
4374327    1-Aug-31    $356,384.39      79.12                         0.250     0.017     0.000
4374359    1-Aug-31    $305,160.64      80.00                         0.250     0.017     0.000
4374362    1-Aug-31    $436,232.21      71.54                         0.250     0.017     0.000
4374484    1-Aug-31    $561,119.41      44.49                         0.250     0.017     0.000
4374522    1-Aug-31    $565,238.40      75.00                         0.250     0.017     0.000
4374535    1-Aug-31    $383,367.06      72.34                         0.250     0.017     0.000
4374851    1-Aug-31    $341,382.39      80.00                         0.250     0.017     0.000
4374925    1-Aug-31    $317,191.38      80.00                         0.250     0.017     0.000
4376046    1-Sep-31    $364,080.06      70.00                         0.250     0.017     0.000
4379913    1-Sep-31    $333,169.60      67.88                         0.250     0.017     0.000
4380096    1-Sep-31    $316,386.41      80.00                         0.250     0.017     0.000
4380154    1-Sep-31    $487,158.57      30.69                         0.250     0.017     0.000
4384300    1-Sep-31    $357,653.74      72.10                         0.250     0.017     0.000
4384412    1-Sep-31    $393,426.40      78.43                         0.250     0.017     0.000
4386539    1-Sep-31    $350,026.47      38.16                         0.250     0.017     0.000
4386594    1-Sep-31    $317,169.53      80.00                         0.250     0.017     0.000
4386834    1-Sep-31    $374,286.97      79.99                         0.250     0.017     0.000
4392667    1-Nov-31    $314,167.23      75.00                         0.250     0.017     0.000
4400266    1-Sep-31    $317,433.82      80.00                         0.250     0.017     0.000
4400298    1-Aug-16    $306,645.69      85.00             12          0.250     0.017     0.000
4406554    1-Jan-32    $895,332.02      50.00                         0.250     0.017     0.000
4411833    1-Jan-32    $461,708.35      75.00                         0.250     0.017     0.000
4446831    1-Oct-31    $433,802.91      85.00             33          0.250     0.017     0.000
4733184    1-Dec-31    $944,375.45      50.00                         0.250     0.017     0.000
4738274    1-Nov-31    $645,548.38      74.29                         0.250     0.017     0.000
4739074    1-Oct-31    $406,128.05      75.00                         0.250     0.017     0.000
4874590    1-Dec-31    $305,892.44      80.00                         0.250     0.017     0.000
4959680    1-Nov-31    $495,826.90      58.78                         0.250     0.017     0.000
5263520    1-Nov-31    $422,877.79      80.00                         0.250     0.017     0.000
5600721    1-Nov-31    $325,697.80      80.00                         0.250     0.017     0.000
5921098    1-Dec-30    $487,352.06      77.59                         0.250     0.017     0.000
6024442    1-Dec-31    $417,386.77      67.20                         0.250     0.017     0.000
6033783    1-Aug-31    $362,666.67      74.59                         0.250     0.017     0.000
6121485    1-Nov-31    $590,229.79      70.00                         0.250     0.017     0.000
6270903    1-Dec-31    $306,379.31      80.00                         0.250     0.017     0.000
6292346    1-Jun-32    $499,197.95      78.74                         0.250     0.017     0.000
8476868    1-Oct-31    $893,577.49      47.37                         0.250     0.017     0.000
8621602    1-Nov-31    $386,331.55      94.88             06          0.250     0.017     0.000
8687282    1-Aug-31    $495,502.33      58.82                         0.250     0.017     0.000
8740914    1-Mar-32    $448,350.71      89.11             01          0.250     0.017     0.000
8812396    1-Oct-31    $492,463.30      80.00                         0.250     0.017     0.000
8855489    1-May-32    $549,553.04      80.00                         0.250     0.017     0.000
8865168    1-Sep-31    $307,324.09      65.26                         0.250     0.017     0.000
8873950    1-Sep-31    $365,191.54      80.00                         0.250     0.017     0.000
8884085    1-Nov-31    $313,990.60      80.00                         0.250     0.017     0.000
8886936    1-Sep-31    $329,466.23      80.00                         0.250     0.017     0.000
8894018    1-Sep-31    $498,369.84      75.00                         0.250     0.017     0.000
8910537    1-Sep-31    $361,222.08      80.00                         0.250     0.017     0.000
8923722    1-Nov-31    $637,689.65      77.88                         0.250     0.017     0.000
9250887    1-Nov-31    $353,124.53      90.00             12          0.250     0.017     0.000
9274780    1-Jul-31    $323,820.03      80.00                         0.250     0.017     0.000
9282245    1-Nov-31    $372,367.77      59.06                         0.250     0.017     0.000
9288705    1-Nov-31    $503,775.99      75.00                         0.250     0.017     0.000
9327306    1-Oct-31    $640,278.49      78.79                         0.250     0.017     0.000
9333000    1-Oct-31    $373,267.75      80.00                         0.250     0.017     0.000
9336191    1-Oct-31    $347,006.89      50.72                         0.250     0.017     0.000
9347473    1-Dec-31    $496,965.62      89.77             06          0.250     0.017     0.000
9349652    1-Dec-16    $454,942.76      62.33                         0.250     0.017     0.000
9351345    1-Dec-31    $335,348.60      90.00             11          0.250     0.017     0.000
9357591    1-Nov-31    $321,242.82      80.00                         0.250     0.017     0.000
9439118    1-Jan-32    $607,556.75      75.00                         0.250     0.017     0.000
9482980    1-Dec-31    $908,328.33      57.16                         0.250     0.017     0.000
9498201    1-Jan-27    $332,584.71      78.90                         0.250     0.017     0.000
9506600    1-Dec-31    $367,530.81      90.00             12          0.250     0.017     0.000
9512253    1-Dec-16    $402,472.01      63.54                         0.250     0.017     0.000
9523702    1-Dec-31    $660,863.75      70.00                         0.250     0.017     0.000
9562728    1-Jan-32    $308,696.15      79.64                         0.250     0.017     0.000
9832530    1-May-32    $420,898.69      94.95             01          0.250     0.017     0.000
9842686    1-Jun-32    $533,224.56      75.00                         0.250     0.017     0.000
9867070    1-Oct-31    $359,369.52      53.24                         0.250     0.017     0.000
9867095    1-Nov-31    $300,811.01      79.97                         0.250     0.017     0.000
9867169    1-Oct-31    $396,829.09      68.38                         0.250     0.017     0.000
9867361    1-Nov-31    $309,755.79      75.00                         0.250     0.017     0.000
9867436    1-Oct-31    $566,155.68      71.25                         0.250     0.017     0.000
9867892    1-Nov-31    $472,053.88      75.40                         0.250     0.017     0.000
9867962    1-Nov-31    $352,426.99      77.61                         0.250     0.017     0.000
9887029    1-Oct-31    $325,616.47      80.00                         0.250     0.017     0.000
9887062    1-Oct-26    $434,739.09      80.00                         0.250     0.017     0.000
9887175    1-Sep-31    $364,658.67      80.00                         0.250     0.017     0.000
9887236    1-Sep-31    $417,028.43      90.00             06          0.250     0.017     0.000
9888188    1-Oct-31    $496,455.55      60.98                         0.250     0.017     0.000
9888213    1-Sep-31    $527,720.66      75.00                         0.250     0.017     0.000
9888218    1-Sep-31    $488,150.87      80.00                         0.250     0.017     0.000
9888252    1-Sep-31    $351,982.92      78.09                         0.250     0.017     0.000
9888402    1-Nov-31    $435,964.37      80.00                         0.250     0.017     0.000
9890391    1-Nov-31    $385,069.87      80.00                         0.250     0.017     0.000
9890419    1-Nov-31    $381,874.50      70.00                         0.250     0.017     0.000
9890446    1-Nov-31    $396,979.33      80.00                         0.250     0.017     0.000
9890465    1-Jun-31    $344,074.49      80.00                         0.250     0.017     0.000
9890836    1-Oct-31    $382,056.92      80.00                         0.250     0.017     0.000
9891097    1-Oct-31    $397,020.66      72.73                         0.250     0.017     0.000
9891118    1-Oct-31    $332,210.40      80.00                         0.250     0.017     0.000
9891727    1-Nov-31    $365,352.98      80.00                         0.250     0.017     0.000
9891998    1-Oct-31    $323,745.83      68.34                         0.250     0.017     0.000
9932005    1-Dec-31    $365,790.28      80.00                         0.250     0.017     0.000
9939243    1-Oct-16    $386,634.86      80.00                         0.250     0.017     0.000
9963348    1-Mar-17    $835,545.17      68.00                         0.250     0.017     0.000
9977033    1-Mar-17    $365,870.75      38.15                         0.250     0.017     0.000
9977814    1-Apr-32    $448,684.72      75.00                         0.250     0.017     0.000
9978565    1-May-32    $466,813.69      79.93                         0.250     0.017     0.000
9979431    1-Jan-32    $322,408.07      80.00                         0.250     0.017     0.000
9979445    1-Dec-31    $341,820.14      80.00                         0.250     0.017     0.000
9979469    1-Feb-32    $398,190.78      61.07                         0.250     0.017     0.000
9979474    1-Dec-31    $330,468.48      74.00                         0.250     0.017     0.000
9979490    1-Dec-31    $371,372.63      74.80                         0.250     0.017     0.000
9979552    1-Dec-31    $397,121.51      77.67                         0.250     0.017     0.000
9979614    1-Jan-32    $323,029.46      66.33                         0.250     0.017     0.000
9979640    1-Jan-32    $346,016.86      57.52                         0.250     0.017     0.000
9979664    1-Jan-32    $297,450.81      65.43                         0.250     0.017     0.000
9979665    1-Jan-32    $345,208.05      79.95                         0.250     0.017     0.000
9980009    1-Jan-32    $371,618.14      90.00             12          0.250     0.017     0.000
9980050    1-Dec-31    $384,120.51      86.19             11          0.250     0.017     0.000
9980077    1-Jan-32    $359,476.17      79.31                         0.250     0.017     0.000
9980114    1-Jan-32    $507,430.95      75.00                         0.250     0.017     0.000
9980157    1-Jan-32    $487,207.75      79.42                         0.250     0.017     0.000
9980225    1-Jan-32    $338,109.08      80.00                         0.250     0.017     0.000
9980249    1-Jan-32    $325,272.46      79.32                         0.250     0.017     0.000
9981278    1-Jan-32    $437,237.16      80.00                         0.250     0.017     0.000
9981297    1-Dec-16    $426,877.35      80.00                         0.250     0.017     0.000
9981327    1-Jan-32    $325,678.88      77.06                         0.250     0.017     0.000
9981359    1-Dec-31    $331,635.89      80.00                         0.250     0.017     0.000
9981380    1-Dec-31    $496,812.77      79.37                         0.250     0.017     0.000
9981399    1-Jan-32    $437,049.48      67.02                         0.250     0.017     0.000
9981414    1-Dec-31    $410,729.32      59.04                         0.250     0.017     0.000
9981419    1-Dec-16    $301,681.78      78.00                         0.250     0.017     0.000
9984151    1-Apr-32    $398,644.20      58.14                         0.250     0.017     0.000

                       $94,753,238.83

COUNT:           223
WAC:     7.440553539
WAM:     344.5067905
WALTV:   73.37412491

                                  EXHIBIT F-2A

                 [Schedule of Type 2 Mortgage Loans in Group I]

WFALT
WFALT   2002-01 EXHIBIT F-2 GROUP I LOANS
F10, F15, F20, F25 & F30 YEAR FIXED CONFORMING MORTGAGE LOANS

(i)        (ii)                      (iii)      (iv)       (v)        (vi)      (vii)      (viii)
--------   -------   -----   -----   --------   --------   --------   -------   --------   ---------
                                                           NET
MORTGAGE                                        MORTGAGE   MORTGAGE   CURRENT   ORIGINAL   SCHEDULED
LOAN                         ZIP     PROPERTY   INTEREST   INTEREST   MONTHLY   TERM TO    MATURITY
NUMBER     CITY      STATE   CODE    TYPE       RATE       RATE       PAYMENT   MATURITY   DATE
--------   -------   -----   -----   --------   --------   --------   -------   --------   ---------
4228768    BOSTIC    NC      28018   SFD        8.500      8.233      $543.24   360        1-Sep-31
9327887    RALEIGH   NC      27616   SFD        7.875      7.608      $730.87   360        1-Oct-31



(i)        (ix)          (x)     (xi)        (xii)     (xiii)    (xv)      (xvI)
--------   -----------   -----   -------   ---------   -------   -------   --------
           CUT-OFF
MORTGAGE   DATE                             MORTGAGE             MASTER    FIXED
LOAN       PRINCIPAL                       INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER     BALANCE       LTV     SUBSIDY      CODE     FEE       FEE       YIELD
--------   -----------   -----   -------   ---------   -------   -------   --------
4228768    $70,134.79    90.00             01          0.250     0.017     0.000
9327887    $100,085.18   90.00             13          0.250     0.017     0.000

           $170,219.97

COUNT:             2
WAC:     8.132515283
WAM:     349.5879755
WALTV:            90

                                  EXHIBIT F-2B

                 [Schedule of Type 2 Mortgage Loans in Group II]

WFALT
WFALT   2002-01 EXHIBIT F-2 GROUP II LOANS
F10, F15, F20, F25 & F30 YEAR FIXED CONFORMING MORTGAGE LOANS

(i)        (ii)                      (iii)      (iv)       (v)        (vi)         (vii)      (viii)
--------   -------   -----   -----   --------   --------   --------   ----------   --------   ---------
                                                           NET
MORTGAGE                                        MORTGAGE   MORTGAGE   CURRENT      ORIGINAL   SCHEDULED
LOAN                         ZIP     PROPERTY   INTEREST   INTEREST   MONTHLY      TERM TO    MATURITY
NUMBER     CITY      STATE   CODE    TYPE       RATE       RATE       PAYMENT      MATURITY   DATE
--------   -------   -----   -----   --------   --------   --------   ----------   --------   ---------
9588171    CHICAGO   IL      60647   MF3        6.250      5.983      $4,533.19    180        1-Jan-17



(i)        (ix)          (x)      (xi)         (xii)     (xiii)    (xv)      (xvi)
--------   -----------   ------   -------   ----------   -------   -------   --------
           CUT-OFF
MORTGAGE   DATE                              MORTGAGE              MASTER    FIXED
LOAN       PRINCIPAL                         INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER     BALANCE       LTV      SUBSIDY      CODE      FEE       FEE       YIELD
--------   -----------   ------   -------   ----------   -------   -------   --------
9588171    $516,046.87   68.22                           0.250     0.017     0.000

           $516,046.87

COUNT:                              1
WAC:                      6.250000000
WAM:                              173
WALTV:                          68.22

                                  EXHIBIT F-3A

             [Schedule of Other Servicer Mortgage Loans in Group I]

WFALT
WFALT   2002-01 EXHIBIT F-3 GROUP I LOANS
F10, F15, F20, F25 & F30 YEAR FIXED CONFORMING MORTGAGE LOANS

(i)        (ii)                                  (iii)      (iv)       (v)        (vi)        (vii)      (viii)      (ix)
--------   -------------------   -----   -----   --------   --------   --------   ---------   --------   ---------   -------------
                                                                       NET                                           CUT-OFF
MORTGAGE                                                    MORTGAGE   MORTGAGE   CURRENT     ORIGINAL   SCHEDULED   DATE
LOAN                                     ZIP     PROPERTY   INTEREST   INTEREST   MONTHLY     TERM TO    MATURITY    PRINCIPAL
NUMBER     CITY                  STATE   CODE    TYPE       RATE       RATE       PAYMENT     MATURITY   DATE        BALANCE
--------   -------------------   -----   -----   --------   --------   --------   ---------   --------   ---------   -------------
4426692    ROLING HILL ESTATES   CA      90274   SFD        7.250      6.733      $2,046.53   360        1-Oct-31    $297,595.03
5152484    POINT ROBERTS         WA      98281   LCO        8.500      8.233      $829.66     360        1-Dec-29    $105,071.01
5822801    LODI                  CA      95240   MF3        8.625      8.358      $871.12     360        1-Sep-30    $43,828.64
5825600    SAN JOSE              CA      95124   SFD        8.250      7.983      $2,910.42   180        1-Sep-15    $116,267.14
5829108    QUEEN CREEK           AZ      85242   SFD        9.500      9.233      $1,291.55   360        1-Aug-30    $151,011.60
5872064    SELBYVILLE            DE      19975   SFD        8.250      7.858      $751.27     360        1-Nov-30    $96,917.15
5872796    LOUISVILLE            KY      40207   HCO        8.500      8.108      $1,789.02   360        1-Nov-30    $229,489.70
5872832    CARO                  MI      48723   SFD        7.875      7.483      $398.34     180        1-Nov-15    $39,211.07
5893764    EADS                  TN      38028   SFD        7.875      7.608      $2,845.35   180        1-Dec-15    $278,511.08
6010907    BOYERTOWN             PA      19512   SFD        7.500      7.233      $542.60     360        1-May-31    $76,697.17
6015549    CHICAGO               IL      60549   MF3        8.750      8.483      $1,567.11   360        1-Apr-31    $197,262.44
6018671    OAKLAHOMA CITY        OK      73170   PUD        7.875      7.608      $1,229.43   360        1-Apr-31    $166,686.65
6019337    CLEVELAND             OH      44102   MF2        8.250      7.983      $314.41     360        1-Apr-31    $41,400.20
6019651    CLEVELAND             OH      44102   SFD        8.000      7.733      $385.23     360        1-Apr-31    $51,900.87
6019766    ZION                  IL      60099   MF4        8.875      8.608      $1,843.91   360        1-May-31    $229,696.92
6020336    WHITMAN               MA      02382   MF4        8.125      7.858      $1,336.50   360        1-May-31    $177,974.23
6020767    MOUNT HOLLY           VT      05758   SFD        8.250      7.983      $225.39     360        1-May-31    $29,109.84
6021121    AUSTIN                TX      78704   LCO        7.750      7.483      $548.77     360        1-May-31    $75,737.48

                                                                                                                     $2,404,368.22

(i)        (x)     (xi)        (xii)    (xiii)    (xv)      (xvI)      (xvii)                         (xviii)
--------   ------  -------  ----------  -------   -------   --------   ----------------------------   ----------------------------

MORTGAGE                     MORTGAGE             MASTER    FIXED                                     NMI
LOAN                         INSURANCE  SERVICE   SERVICE   RETAINED                                  LOAN
NUMBER     LTV     SUBSIDY     CODE     FEE       FEE       YIELD      SERVICER                       SELLER
--------   ------  -------  ----------  -------   -------   --------   ----------------------------   ----------------------------
4426692    65.93                        0.500     0.017     0.000      FIRST NATIONWIDE MORTGAG       FIRST NATIONWIDE MORTGAG
5152484    79.99                        0.250     0.017     0.000      BANK UNITED OF TEXAS           BANK UNITED OF TEXAS
5822801    70.00                        0.250     0.017     0.000      NATIONAL CITY MORTGAGE C       NATIONAL CITY MORTGAGE C
5825600    72.29                        0.250     0.017     0.000      WASHINGTON MUTUAL BANK, F.A.   WASHINGTON MUTUAL BANK, F.A.
5829108    78.77                        0.250     0.017     0.000      FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
5872064    20.62                        0.375     0.017     0.000      CENDANT MORTGAGE CORPORA       CENDANT MORTGAGE CORPORA
5872796    97.00                        0.375     0.017     0.000      CENDANT MORTGAGE CORPORA       CENDANT MORTGAGE CORPORA
5872832    97.67                        0.375     0.017     0.000      CENDANT MORTGAGE CORPORA       CENDANT MORTGAGE CORPORA
5893764    71.43                        0.250     0.017     0.000      FIRST HORIZON HOME LOAN CORP   FIRST HORIZON HOME LOAN CORP
6010907    80.00                        0.250     0.017     0.000      NATIONAL CITY MORTGAGE C       NATIONAL CITY MORTGAGE C
6015549    80.00                        0.250     0.017     0.000      NATIONAL CITY MORTGAGE C       NATIONAL CITY MORTGAGE C
6018671    90.00            13          0.250     0.017     0.000      NATIONAL CITY MORTGAGE C       NATIONAL CITY MORTGAGE C
6019337    90.00            13          0.250     0.017     0.000      NATIONAL CITY MORTGAGE C       NATIONAL CITY MORTGAGE C
6019651    70.00                        0.250     0.017     0.000      NATIONAL CITY MORTGAGE C       NATIONAL CITY MORTGAGE C
6019766    90.00            11          0.250     0.017     0.000      NATIONAL CITY MORTGAGE C       NATIONAL CITY MORTGAGE C
6020336    90.00            11          0.250     0.017     0.000      NATIONAL CITY MORTGAGE C       NATIONAL CITY MORTGAGE C
6020767    25.00                        0.250     0.017     0.000      NATIONAL CITY MORTGAGE C       NATIONAL CITY MORTGAGE C
6021121    80.00                        0.250     0.017     0.000      NATIONAL CITY MORTGAGE C       NATIONAL CITY MORTGAGE C



COUNT:            18
WAC:     8.217213952
WAM:     309.6062166
WALTV:   77.82948021

                                  EXHIBIT F-3B

             [Schedule of Other Servicer Mortgage Loans in Group II]

WFALT
WFALT   2002-01 EXHIBIT F-3 GROUP II LOANS
F10, F15, F20, F25 & F30 YEAR FIXED CONFORMING MORTGAGE LOANS

(i)        (ii)                           (iii)      (iv)       (v)        (vi)        (vii)      (viii)      (ix)            (x)
--------   -----------   ------   -----   --------   --------   --------   ---------   --------   ---------   -------------   ------
                                                                NET                                           CUT-OFF
MORTGAGE                                             MORTGAGE   MORTGAGE   CURRENT     ORIGINAL   SCHEDULED   DATE
LOAN                              ZIP     PROPERTY   INTEREST   INTEREST   MONTHLY     TERM TO    MATURITY    PRINCIPAL
NUMBER     CITY          STATE    CODE    TYPE       RATE       RATE       PAYMENT     MATURITY   DATE        BALANCE         LTV
--------   -----------   ------   -----   --------   --------   --------   ---------   --------   ---------   -------------   ------
5960063    BROOKLYN      NY       11211   MF3        7.625      7.358      $3,623.90   360        1-Mar-31    $502,723.06     80.00
6021624    ANN ARBOR     MI       48105   SFD        7.625      7.358      $2,590.17   360        1-May-31    $361,795.38     68.79
9905362    LOS ANGELES   CA       90066   SFD        7.375      6.858      $2,370.40   360        1-Dec-31    $341,065.31     80.00

                                                                                                              $1,205,583.75

(i)        (xi)        (xii)     (xiii)    (xv)      (xvi)      (xvii)                      (xviii)
--------   -------   ---------   -------   -------   --------   -------------------------   -------------------------

MORTGAGE             MORTGAGE              MASTER    FIXED                                  NMI
LOAN                 INSURANCE   SERVICE   SERVICE   RETAINED                               LOAN
NUMBER     SUBSIDY     CODE      FEE       FEE       YIELD      SERVICER                    SELLER
--------   -------   ---------   -------   -------   --------   -------------------------   -------------------------
5960063                          0.250     0.017     0.000      HSBC MORTGAGE CORPORATION   HSBC MORTGAGE CORPORATION
6021624                          0.250     0.017     0.000      OLD KENT MORTGAGE COMPANY   OLD KENT MORTGAGE COMPANY
9905362                          0.500     0.017     0.000      FIRST NATIONWIDE MORTGAG    FIRST NATIONWIDE MORTGAG



COUNT:                            3
WAC:                    7.554273825
WAM:                    346.1463418
WALTV:                  76.63588182

                                    EXHIBIT G

                        REQUEST FOR RELEASE OF DOCUMENTS


To:   Wells Fargo Bank Minnesota, National Association
      1015 10th Avenue S.E.
      Minneapolis., MN  55414
      Attn:  ________________

      Re: Custodial Agreement, dated as of August 28, 2002, among Wachovia Bank, National Association, as Trustee, Wells Fargo Asset Securities Corporation, as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as Custodian, relating to the Wells Fargo Asset Securities Corporation; Mortgage Asset-Backed Pass-Through Certificates, Series 2002-1.
            --------------------------------------------------------------------

            In connection with the administration of the Mortgage Loans held by you as Custodian for the Trust Estate pursuant to the above-captioned Custodial Agreement, we request the r0elease, and hereby acknowledge receipt, of the Custodian's Owner Mortgage Loan File for the Mortgage Loan described below, for the reason indicated.

                              Mortgage Loan Number:
                              ---------------------

                       Mortgagor Name, Address & Zip Code:
                       -----------------------------------



            Reason for Requesting Documents (check one):

            _______           1.    Mortgage Paid in Full

            _______           2.    Foreclosure

            _______           3.    Substitution

            _______           4.    Other Liquidation (Repurchases, etc.)

            _______           5.    Nonliquidation

            Reason:____________________________________

            By:________________________________________
                 (authorized signer)

            Issuer:____________________________________



            Address:___________________________________

                    ___________________________________



            Date:______________________________________


                                    Custodian
                                    ---------

Wells Fargo Bank Minnesota, National Association

            Please acknowledge the execution of the above request by your signature and date below:



_______________________________________         _____________________
Signature                                       Date




Documents returned to Custodian:

_______________________________________         _____________________
Signature                                       Date

                                    EXHIBIT H

                                                   AFFIDAVIT PURSUANT TO SECTION
                                                   860E(e)(4) OF THE INTERNAL
                                                   REVENUE CODE OF 1986, AS
                                                   AMENDED, AND FOR NON-ERISA
                                                   INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.   That the Purchaser's Taxpayer Identification Number is [     ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2002-1, Class I-A-R Certificate (the "Class I-A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class I-A-R Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class I-A-R Certificate in excess of cash flows generated by the Class I-A-R Certificate.

            6.  That the Purchaser will not transfer the Class I-A-R
Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 10 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser is aware that the Class I-A-R Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            8. That the Purchaser will not cause income from the Class I-A-R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other person.

            9. That, if the Purchaser is purchasing the Class I-A-R Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Purchaser has executed and attached Attachment A hereto.

            10. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            12. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.

                                        [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]


            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.





Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                  ATTACHMENT A

                                       to

    AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                  1986, AS AMENDED, AND FOR NON-ERISA INVESTORS


Check the appropriate box:

|_| The consideration paid to the Purchaser to acquire the Class I-A-R Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and
      (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Purchaser.

                                       OR
                                       --

|_| The transfer of the Class I-A-R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

      (i) the Purchaser is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Class I-A-R Certificate will only be taxed in the United States;

      (ii) at the time of the transfer, and at the close of the Purchaser's two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

      (iii) the Purchaser will transfer the Class I-A-R Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
            (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

      (iv) the Purchaser has determined the consideration paid to it to acquire the Class I-A-R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith; and

      (v) in the event of any transfer of the Class I-A-R Certificate by the Purchaser, the Purchaser will require its transferee to complete a representation in the form of this Attachment A as a condition of the transferee's purchase of the Class I-A-R Certificate.

                                    EXHIBIT I

               [Letter from Transferor of Class I-A-R Certificate]




                                     [Date]


Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28202

      Re:   Wells Fargo Asset Securities Corporation,
            Series 2002-1, Class I-A-R
            -----------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]



                                                ----------------------

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                 MORTGAGE Asset-Backed PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1
                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                      _________________ __, ____



Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way

Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2002-1, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of August 28, 2002 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and Wachovia Bank, National Association, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2002-1.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4] [B-5] [B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement. (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]

                                       By:____________________________________



                                       Its:___________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                                  (See Tab 22)

                  National City Mortgage Co Servicing Agreement

                                  (See Tab 23)

             First Horizon Home Loan Corporation Servicing Agreement

                                  (See Tab 25)

                Cendant Mortgage Corporation Servicing Agreement

                                  (See Tab 27)

            First Nationwide Mortgage Corporation Servicing Agreement

                                  (See Tab 29)

                 Washington Mutual Bank, FA Servicing Agreement

                                  (See Tab 31)

                         Bank United Servicing Agreement

                                  (See Tab 33)

               HSBC Mortgage Corporation (USA) Servicing Agreement

                                  (See Tab 35)

                Old Kent Mortgage Corporation Servicing Agreement

                                  (See Tab 37)

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
                 -----------------------------------------------

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            __________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2002-1, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of August 28, 2002 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and Wachovia Bank, National Association, as Trustee.

            __________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Defined Terms
                              -------------

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or at least F-1 by Fitch Ratings ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by S&P or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either S&P or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02      Definitions Incorporated by Reference.
                              -------------------------------------

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01      Reports and Notices.
                              -------------------

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02      Purchaser's Election to Delay Foreclosure
                              Proceedings.
                              -----------------------------------------

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03      Purchaser's Election to Commence Foreclosure
                              Proceedings.
                              --------------------------------------------

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04      Termination.
                              -----------

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01      Collateral Fund.
                              ---------------

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2002-1." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02      Collateral Fund Permitted Investments.
                              -------------------------------------

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03      Grant of Security Interest.
                              --------------------------

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04      Collateral Shortfalls.
                              ---------------------

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01      Amendment.
                              ----------

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02      Counterparts.
                              ------------

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03      Governing Law.
                              -------------

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04      Notices.
                              -------

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,

                  _____________________________________________
                  _____________________________________________
                  _____________________________________________
                  Attention: __________________________________

            Section 4.05      Severability of Provisions.
                              --------------------------

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06      Successors and Assigns.
                              ----------------------

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07      Article and Section Headings.
                              ----------------------------

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08      Confidentiality.
                              ---------------

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09      Indemnification.
                              ---------------

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                Wells Fargo Bank Minnesota, National Association



                                By:____________________________________
                                   Name:
                                   Title:



                                   ____________________________________



                                By:____________________________________
                                   Name:
                                   Title:

                                    EXHIBIT N

                 FORM OF INITIAL CERTIFICATION OF THE CUSTODIAN

                                 August 28, 2002

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28202

      Re: The Pooling and Servicing Agreement, dated August 28, 2002, among Wells Fargo Asset Securities Corporation, as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and Wachovia Bank, National Association, as Trustee, relating to Wells Fargo Asset Securities Corporation; Mortgage Asset-Backed Pass-Through Certificates, Series 2002-1.
            ------------------------------------------------------------------

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian on behalf of the Trustee, hereby certifies that, except as specified in any list of exceptions attached hereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this initial certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION,
                                      as Custodian on behalf of the Trustee

                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________

                                    EXHIBIT O

                  FORM OF FINAL CERTIFICATION OF THE CUSTODIAN

                              [__________ __  ____]


Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

Wachovia Bank, National Association
401 South Tryon Street
Charlotte, North Carolina 28202

      Re: The Pooling and Servicing Agreement, dated August 28, 2002, among Wells Fargo Asset Securities Corporation, as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and Wachovia Bank, National Association, as Trustee, relating to the Wells Fargo Asset Securities Corporation; Mortgage Asset-Backed Pass-Through Certificates, Series 2002-1
            -----------------------------------------------------------------

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian on behalf of the Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this final certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.


                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION,
                                      as Custodian on behalf of the Trustee

                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________